                                                                    Exhibit 10.1
                                                                    ------------

                                                                  EXECUTION COPY

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                                CREDIT AGREEMENT

                                   dated as of

                                 June 27, 2001,

                          as amended and restated as of

                                 August 4, 2003,

                      as further amended and restated as of

                               September 22, 2004

                                      among

                              RITE AID CORPORATION,

                            The Lenders Party Hereto,

                          CITICORP NORTH AMERICA, INC.,
           as Administrative Agent and Collateral Processing Co-Agent,

                              JPMORGAN CHASE BANK,
            as Syndication Agent and Collateral Processing Co-Agent,

                          FLEET RETAIL GROUP, INC., as
                  Co-Documentation Agent and Collateral Agent,

                     THE CIT GROUP/BUSINESS CREDIT, INC., as
                             Co-Documentation Agent,

                                       And

                    GENERAL ELECTRIC CAPITAL CORPORATION, as
                             Co-Documentation Agent

                           ---------------------------

                          CITIGROUP GLOBAL MARKETS INC.

                                       and

                          J. P. MORGAN SECURITIES INC.,
                           as Joint Lead Arrangers and
                                Joint Bookrunners

================================================================================

                           SECOND AMENDMENT AND RESTATEMENT dated as of
                  September 22, 2004 (this "Amendment"), to the CREDIT AGREEMENT dated as of June 27, 2001, as amended and restated as of
                  August 4, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Rite Aid
                  Corporation, a Delaware corporation (the "Borrower"), the
                  lenders from time to time party thereto (the "Lenders"),
                  Citicorp North America, Inc., as administrative agent (in such capacity, the "Administrative Agent") and collateral
                  processing co-agent, JPMorgan Chase Bank, as syndication agent and collateral processing co-agent, Fleet Retail Group, Inc., as co-documentation agent and collateral agent, The CIT
                  Group/Business Credit, Inc., as co-documentation agent, and
                  General Electric Capital Corporation, as co-documentation
                  agent.

                                    RECITALS

         A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement, as amended and restated hereby.

         B. The Borrower has requested that the Lenders amend and restate the
Credit Agreement in order to, among other things (i) provide for a new tranche of term loans thereunder (the "New Term Loans") in an aggregate principal amount of $450,000,000, which will be utilized, together with proceeds of an accounts receivables securitization and other funds available to the Borrower, to refinance all currently outstanding Term Loans and which, except as revised hereby, will have the same terms as the currently outstanding Term Loans under the Credit Agreement and (ii) terminate the existing $700,000,000 of Revolving
Commitments under the Credit Agreement (the "Existing Revolving Commitments")
and replace and augment them with new Revolving Commitments ("New Revolving
Commitments") in an aggregate principal amount of $950,000,000 which, except as revised hereby, will have the same terms and be utilized for the same purposes as the currently outstanding Revolving Commitments.

         C. Each existing Term Lender (an "Existing Term Lender") that executes and delivers this Amendment (a "Renewing Term Lender") will be deemed, upon the
Amendment Effective Date (as defined below), to have (i) made a commitment to make New Term Loans in an aggregate principal amount up to, but not in excess of, the aggregate principal amount of such Existing Term Lender's outstanding
Term Loans immediately prior to such effectiveness ("Existing Term Loans") and
(ii) made such New Term Loans by exchanging its Existing Term Loans for New Term
Loans in an equal principal amount.

         D. Each existing Revolving Lender (an "Existing Revolving Lender" and,
together with the Existing Term Lenders, "Existing Lenders") that executes and delivers this Amendment (a "Renewing Revolving Lender" and, together with the
Renewing Term Lenders, the "Renewing Lenders") will be deemed, upon the
Amendment Effective Date,

                                                                               2

to have made a New Revolving Commitment in an aggregate amount equal to the aggregate amount of its Existing Revolving Commitment.

         E. Each Person (if any) that executes and delivers this Amendment as an
Additional Term Lender (an "Additional Term Lender") will make New Term Loans to the Borrower on the Amendment Effective Date ("Additional Term Loans"), the
proceeds of which will be used by the Borrower, along with other funds, to repay in full the outstanding principal amount of Term Loans of Existing Term Lenders that are not Renewing Lenders. Each Person (if any) that executes and delivers this Amendment as an Additional Revolving Lender (an "Additional Revolving
Lender" and, together with the Additional Term Lenders, the "Additional
Lenders") will undertake a New Revolving Commitment on the Amendment Effective
Date. The aggregate amount of New Revolving Commitments of Additional Revolving
Lenders will equal the amount of Existing Revolving Commitments of Revolving
Lenders, if any, that are not converted by such Revolving Lenders into New
Revolving Commitments plus the $250,000,000 increase of the New Revolving
Commitments over the Existing Revolving Commitments. Existing Lenders may
execute this Amendment in the capacity of Additional Term Lenders and/or
Additional Revolving Lenders.

         F. The Borrower has further requested that such amendment and restatement of the Credit Agreement effect other changes to the Credit
Agreement, including providing for the future implementation of an incremental term loan facility, modifying certain covenants, permitting the redemption or repurchase of its Series D Preferred Stock, 4.75% Convertible Notes and Optional
Debt Repurchases of Outside Indebtedness in certain circumstances and permitting the Borrower to implement a receivables securitization facility in an amount that, together with Indebtedness incurred in connection with Factoring
Transactions, does not exceed $650,000,000.

         G. The Lenders are willing, subject to the terms and conditions set forth in this Amendment, so to amend and restate the Credit Agreement.

         H. The Renewing Lenders and the Additional Lenders (collectively, the
"New Lenders") are severally willing to make the New Term Loans and New
Revolving Commitments as contemplated hereby, in each case, subject to the terms and conditions set forth in this Amendment.

                                   AGREEMENTS

         In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         SECTION 1. Amendment and Restatement of Credit Agreement; Amendment to
the Collateral Trust and Intercreditor Agreement. (a) The Credit Agreement is
hereby amended and restated, effective as of the Amendment Effective Date, in the form of the Credit Agreement attached as Exhibit A to this Amendment. The parties acknowledge and agree that Schedule 2.01 to the Credit Agreement as amended and

                                                                               3

restated hereby shall replace in its entirety Schedule 2.01 of the Original
Agreement and all other allocations of Commitments made under the Original
Agreement.

         (b) The parties hereto authorize an amendment to the Collateral Trust and Intercreditor Agreement which conforms the definitions annex in the
Collateral Trust and Intercreditor Agreement to the definitions contained in the
Credit Agreement.

         SECTION 2. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to each of the Lenders and the Administrative Agent that, as of the Amendment
Effective Date:

         (a) This Amendment has been duly authorized, executed and delivered by it and this Amendment and the Credit Agreement, as amended and restated hereby, constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         (b) The representations and warranties set forth in Article III of the
Credit Agreement are true and correct in all material respects on and as of the
Amendment Effective Date with the same effect as though made on and as of the
Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).

         (c) No Default or Event of Default has occurred and is continuing.

         SECTION 3. New Term Loans and New Revolving Commitments. (a) Subject to
the terms and conditions set forth herein, (i) each Renewing Term Lender agrees to make a New Term Loan to the Borrower on the Amendment Effective Date by
exchanging its Existing Term Loans for New Term Loans in an amount equal to its
New Term Loan Commitment and (ii) each Additional Term Lender agrees to make New
Term Loans to the Borrower on the Amendment Effective Date in a principal amount equal to such New Term Lender's New Term Loan Commitment. Such New Term Loans
shall be made in the manner contemplated by paragraph (b) of this Section. For purposes hereof, a Person shall become an Additional Term Lender and a party to the Credit Agreement by executing and delivering to the Administrative Agent, on or prior to the Amendment Effective Date, a signature page to this Amendment setting forth the amount of New Term Loans that such Person commits to make on the Amendment Effective Date. The "New Term Loan Commitment" (i) of any Renewing
Term Lender will be such amount (not in excess of the amount of its Existing
Term Loans) as is determined by Citigroup Global Markets Inc. ("CGMI") and notified to such Lender prior to the Amendment Effective Date and (ii) of any
Additional Term Lender will be the amount of such commitment set forth in its signature page to this Amendment or such lesser amount as is allocated to it by
CGMI and notified to it prior to the Amendment Effective Date. The commitments of the New Lenders are several and no New Lender shall be responsible for any other New Lender's failure to make New Term Loans.

                                                                               4

         (b) Each Renewing Term Lender and each Additional Term Lender will make new Term Loans on the Amendment Effective Date by (i) exchanging its Existing
Term Loans for New Term Loans in an equal principal amount (to the extent the amounts of such Existing Term Loans, if any, do not exceed the New Term Loan
Commitment of such Lender) and (ii) transferring to the Administrative Agent, in the manner contemplated by Section 2.06 of the Credit Agreement, an amount equal to the excess, if any, of its New Term Loan Commitment over the principal amount of Existing Term Loans exchanged pursuant to clause (i) above. Any portion of an
Existing Term Loan exchanged for a New Term Loan as contemplated hereby is referred to herein as an "Exchanged Loan". Each Additional Term Lender will make its New Term Loans that cannot be made pursuant to an exchange for Exchanged
Loans of such Lender by transferring the amount thereof to the Administrative
Agent on the Amendment Effective Date in the manner contemplated by Section 2.06 of the Credit Agreement. Notwithstanding anything in this Amendment to the contrary, the Borrower, the Administrative Agent and any Lender may agree that such Lender's Existing Term Loans may be deemed to be converted into New Term
Loans in connection with this Amendment.

         (c) Each Renewing Revolving Lender and each Additional Revolving Lender will assume a New Revolving Commitment on the Amendment Effective Date in an
amount (i) in the case of a Renewing Revolving Lender, equal to the amount of its Existing Revolving Commitment and (ii) in the case of an Additional
Revolving Lender, in an amount equal to the New Revolving Commitment set forth on its signature page to this Amendment or such lesser amount as is allocated to it by CGMI and notified to it prior to the Amendment Effective Date, the
Existing Revolving Commitments will automatically terminate and be replaced by the New Revolving Commitments. Each Lender executing this Amendment hereby waives advance notice of such termination. Notwithstanding anything in this
Amendment to the contrary, the Borrower, the Administrative Agent and any Lender
may agree that such Lender's Existing Revolving Commitment may be deemed to be converted into a New Revolving Commitment in connection with this Amendment.

         (d) The obligations of each New Lender to make New Term Loans on the
Amendment Effective Date is subject to the satisfaction of the following conditions:

         (i) The conditions set forth in paragraphs (a), (b) and (c) of Section
   4.02 of the Credit Agreement shall be satisfied on and as of the Amendment
   Effective Date, and the New Lenders shall have received a certificate of a
   Financial Officer, dated the Amendment Effective Date, to such effect;

         (ii) The Administrative Agent shall have received a favorable legal opinion of each of (i) Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Borrower, and (ii) Robert Sari, General Counsel of the Borrower, in each case addressed to the Administrative Agent and the New Lenders and dated the
   Amendment Effective Date, in substantially the forms of Exhibits J-1 and J-2 to the Credit Agreement, modified, however, to address the New Term Loans, the New Revolving Commitments, this Amendment, and the Credit Agreement as amended and restated hereby, and covering such other matters relating to the
   Loan Parties, the Senior Loan Documents, the Senior Collateral and the
   Transactions as the Administrative Agent may reasonably request, and otherwise reasonably

                                                                               5

   satisfactory to the Administrative Agent. The Borrower hereby requests such counsel to deliver such opinions;

         (iii) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each
   Loan Party, the authorization of this Amendment and the transactions contemplated hereby and any other legal matters relating to the Loan Parties, this Amendment, the other Senior Loan Documents and the transactions contemplated hereby, all in form and substance reasonably satisfactory to the
   Administrative Agent;

         (iv) To the extent deemed necessary or appropriate by the
   Administrative Agent, each Senior Collateral Document shall have been amended to provide the benefits thereof to the New Term Loans, the New Revolving
   Commitments (and Revolving Loans and Letters of Credit made or issued thereunder) and the obligations of the Loan Parties in connection therewith on the same basis as such benefits are provided to the Existing Term Loans and Existing Revolving Commitments;

         (v) Each Loan Party that has not executed and delivered this Amendment shall have entered into a written instrument reasonably satisfactory to the
   Administrative Agent pursuant to which it confirms that it consents to this
   Amendment and that the Senior Collateral Documents to which it is party will continue to apply in respect of the Credit Agreement, as amended and restated
   hereby, and the Senior Obligations thereunder;

         (vi) The aggregate amount of New Term Loan Commitments plus the aggregate Net Proceeds from the Securitization referred to below plus the amount of any cash available to the Borrower to be used to repay Existing
   Term Loans on the Amendment Effective Date, shall equal or exceed the aggregate principal amount of the Existing Term Loans. The aggregate amount of the New Revolving Commitments shall equal $950,000,000;

         (vii) The Administrative Agent shall have received evidence satisfactory to it that the Borrower has made the payments referred to in
   Section 3(f) or is making such payments on the Amendment Effective Date with the cash proceeds of the New Term Loans and the Securitization referred to below and such other funds of the Borrower as may be required;

         (viii) A Securitization yielding gross cash proceeds of not less than
   $300,000,000 shall have been consummated on terms reasonably satisfactory to the Administrative Agent;

         (ix) There shall be no outstanding Revolving Loans; and

         (x) The conditions to effectiveness of this Amendment set forth in
   Section 4 hereof shall have been satisfied.

                                                                               6

         (e) On the Amendment Effective Date, the New Revolving Lenders shall automatically be deemed to have purchased participations in outstanding Letters of Credit, if any, under the Credit Agreement, pro rata in accordance with the amounts of their New Revolving Commitments, in accordance with the provisions of
Section 2.05(d) of the Credit Agreement.

         (f) On the Amendment Effective Date, the Borrower shall apply the proceeds of the Additional Term Loans, the Securitization referred to in paragraph (d)(viii) above and such other amounts as may be necessary (i) to prepay in full all Existing Term Loans, to pay all accrued and unpaid interest on all Existing Term Loans, to pay each Existing Term Lender (including each
Renewing Lender) the prepayment fee payable pursuant to Section 2.12(d) (as in effect immediately prior to the Amendment Effective Date) in respect of the prepayment of its Existing Term Loans, and to pay all other amounts payable as a result of such prepayment pursuant to Section 2.16 of the Credit Agreement and all other Senior Obligations then accrued and owing to the Existing Term Lenders under the Credit Agreement in their capacities as such and (ii) to pay each
Existing Revolving Lender all commitment fees, Letter of Credit participation fees, principal and interest on Revolving Loans, amounts payable pursuant to
Section 2.16 of the Credit Agreement and all other Senior Obligations accrued and owing to the Existing Revolving Lenders under the Credit Agreement in their capacities as such.

         (g) On and after the Amendment Effective Date, each reference in the
Credit Agreement to "Term Loan" or "Revolving Commitment" shall be deemed a reference to the New Term Loans and New Revolving Commitments, respectively, contemplated hereby. Notwithstanding the foregoing, the provisions of the Credit
Agreement with respect to indemnification, reimbursement of costs and expenses, increased costs and break funding payments (other than as set forth in Section
3(e) above) shall continue in full force and effect with respect to, and for the benefit of, each Existing Lender prior to the Amendment Effective Date in respect of such Lender's Loans, Commitments and participations in Letters of
Credit under the Credit Agreement prior to the Amendment Effective Date.

         SECTION 4. Effectiveness. This Amendment and the amendment and restatement of the Credit Agreement effected hereby shall become effective as of the first date on or before September 30, 2004 (the "Amendment Effective Date")
on which the following conditions have been satisfied:

         (a) The Administrative Agent (or its counsel) shall have received duly executed counterparts hereof that, when taken together, bear the signatures of
(i) the Borrower, (ii) each Renewing Lender and (iii) each Additional Lender.
The aggregate amount of the New Term Loan Commitments of the Additional Term
Lenders, plus the aggregate amount of Exchanged Loans shall equal $450,000,000.
The aggregate amount of New Revolving Commitments shall equal $950,000,000.

         (b) The conditions to the making of the New Term Loans set forth in
Section 3(d) hereof shall have been satisfied.

                                                                               7

         (c) To the extent invoiced, the Administrative Agent shall have received payment or reimbursement of its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

         (d) The Administrative Agent shall have received evidence that the
Borrower has made the payments referred to in Section 3(f) or is making such payments on the Amendment Effective Date with the proceeds of the Additional
Term Loans and such other funds as may be required.

         (e) The Borrower shall have paid the Administrative Agent, in immediately available funds, for the account of each Revolving Lender that has executed and delivered this Amendment prior to 5:00 p.m., New York City time, on
September 22, 2004, a fee equal to 0.25% of such Lender's New Revolving
Commitment.

         (f) The Senior Collateral Documents shall have been amended, to the extent deemed reasonably necessary by the Borrower and the Administrative Agent, to provide for the release or nonapplicability of Liens thereunder in respect of
Securitization Assets at such time as they are transferred to a Securitization
Vehicle in connection with a Securitization permitted by the Credit Agreement, as amended hereby. Each Lender executing this Amendment hereby authorizes the
Agents, on its behalf, to enter into any such amendments as well as any intercreditor agreement confirming such release or nonapplicability of Liens
(and containing other customary provisions) with the providers of any such
Securitization financings or an agent or trustee on their behalf, in each case as may be deemed necessary or appropriate by the Agents.

         (g) The Administrative Agent shall have received from the Borrower all
Schedules required by the terms of the Credit Agreement to be provided as of the
Restatement Effective Date, each such Schedule to be in a form reasonably acceptable to the Administrative Agent.

         (h) Each of the conditions set forth in Section 4.01 of the Credit
Agreement shall have been satisfied.

The Administrative Agent shall notify the Borrower and the New Lenders of the
Amendment Effective Date and such notice shall be conclusive and binding.
Notwithstanding the foregoing, this Amendment shall not become effective, and the obligations of the New Lenders hereunder to make New Term Loans and undertake New Revolving Commitments will automatically terminate, if each of the conditions set forth or referred to in Section 3(d) and 4 hereof has not been satisfied at or prior to 5:00 p.m., New York City time, on September 30, 2004.

         SECTION 5. Effect of Amendment. (a) Each party hereto agrees that, as among themselves, on and after the Amendment Effective Date the Credit Agreement will be amended, and will be and remain in full force and effect, in the form of the amended and restated Credit Agreement attached hereto as Exhibit A, notwithstanding the failure of any former Lender under the Original Agreement to consent to this Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit,

                                                                               8

impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Senior Loan
Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit
Agreement or any other provision of the Credit Agreement or of any other Senior
Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the
Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Senior Loan Document in similar or different circumstances.

         (b) On and after the Amendment Effective Date, each reference in the
Credit Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import, and each reference to the Credit Agreement in any other Senior
Loan Document shall be deemed a reference to the Credit Agreement, as amended and restated hereby. This Amendment shall constitute a "Senior Loan Document"
for all purposes of the Credit Agreement and the other Senior Loan Documents.

         (c) The changes in the Applicable Rate effected pursuant to this
Amendment shall be effective on and after the Amendment Effective Date. All accruals of interest and fees for periods prior to the Amendment Effective Date will be based on the Applicable Rate in effect under the Credit Agreement prior to giving effect to this Amendment.

         SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 7. Costs and Expenses. The Borrower agrees to reimburse the
Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

         SECTION 8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.
Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

         SECTION 9. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                                                                               9

                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed by their respective officers as of the date first above written.

                              RITE AID CORPORATION,

                              By:___________________________
                                 Name:
                                 Title:

                              CITICORP NORTH AMERICA, INC., individually and as
                              Administrative Agent,

                              By:___________________________
                                 Name:
                                 Title:

                              JPMORGAN CHASE BANK, individually and as
                              Syndication Agent and Collateral Processing
                              Co-Agent,

                                       by
                                       -------------------------
                                       Name:
                                       Title:

                              FLEET RETAIL GROUP, INC., individually and as
                              Collateral Agent and Co-Documentation Agent,

                                       by
                                       -------------------------
                                       Name:
                                       Title:

                                                                              10

                              THE CIT GROUP/BUSINESS CREDIT, INC., individually
                              and as Co-Documentation Agent,

                                       by
                                       -------------------------
                                       Name:
                                       Title:

                              GENERAL ELECTRIC CAPITAL CORPORATION, individually
                              and as Co-Documentation Agent,

                                       by
                                       -------------------------
                                       Name:
                                       Title:

                                                               SIGNATURE PAGE TO
                                                SECOND AMENDMENT AND RESTATEMENT
                                                 DATED AS OF SEPTEMBER 22, 2004,
                                                TO THE RITE AID CREDIT AGREEMENT
                                           DATED AS OF JUNE 27, 2001, AS AMENDED
                                               AND RESTATED AS OF AUGUST 4, 2003

To approve Second Amendment and Restatement:

Name of Institution:                         [Additional Revolving Commitment,
[as a Renewing Revolving Lender]             if signing as an Additional
[as an Additional Revolving Lender]          Revolving Lender:
[as a Renewing Term Lender]
[as an Additional Term Lender]               $_____________________]*

_____________________________                [Additional Term Loan Commitment,
                                             if signing as an Additional Term
                                             Lender:

by___________________________                $_____________________]*
     Name:
     Title:

o    To be included only in the case of an institution that is a Revolving
     Lender or an Additional Term Lender, as the case may be.

================================================================================

                                CREDIT AGREEMENT

                                   dated as of

                                 June 27, 2001,

                          as amended and restated as of

                                 August 4, 2003,

                      as further amended and restated as of

                               September 22, 2004

                                      among

                              RITE AID CORPORATION,

                            The Lenders Party Hereto,

                          CITICORP NORTH AMERICA, INC.,
           as Administrative Agent and Collateral Processing Co-Agent

                              JPMORGAN CHASE BANK,
             as Syndication Agent and Collateral Processing Co-Agent

                          FLEET RETAIL GROUP, INC., as
                  Co-Documentation Agent and Collateral Agent,

                     THE CIT GROUP/BUSINESS CREDIT, INC., as
                             Co-Documentation Agent,

                                       And

                    GENERAL ELECTRIC CAPITAL CORPORATION, as
                             Co-Documentation Agent
                           ---------------------------

                          CITIGROUP GLOBAL MARKETS INC.

                                       and

                          J. P. MORGAN SECURITIES INC.,
                           as Joint Lead Arrangers and
                                Joint Bookrunners

================================================================================

                                TABLE OF CONTENTS
                                                                            Page

                                    ARTICLE I

                                   Definitions

                                   ARTICLE II

                                   The Credits

                                   ARTICLE III

                         Representations and Warranties

                                   ARTICLE IV

                                   Conditions

                                    ARTICLE V

                              Affirmative Covenants

SECTION 5.08.   Books and Records; Inspection and Audit Rights; Collateral and

                                   ARTICLE VI

                               Negative Covenants

                                   ARTICLE VII

                                Events of Default

                                  ARTICLE VIII

                                   The Agents

                                   ARTICLE IX

                                  Miscellaneous

ANNEXES:

Annex 1 - Definitions Annex

Annex 2 - Subordination Terms

SCHEDULES:

Schedule 1.01       -   Subsidiary Loan Parties
Schedule 2.01       -   Commitments
Schedule 2.05       -   Existing Letters of Credit
Schedule 3.04       -   Undisclosed Liabilities
Schedule 3.05(c)    -   Leased Warehouses and Distribution Centers
Schedule 3.06(a)    -   Litigation
Schedule 3.06(b)    -   Environmental Matters
Schedule 3.12       -   Subsidiaries
Schedule 3.13       -   Insurance
Schedule 5.11       -   Subsidiaries
Schedule 6.01(a)(x) -   Existing Indebtedness
Schedule 6.01(b)    -   Equity Issuances
Schedule 6.02(x)    -   Liens
Schedule 6.04       -   Investments
Schedule 6.08(a)    -   Restricted Payments
Schedule 6.09       -   Affiliate Transactions

EXHIBITS:

Exhibit A-1         -   Form of Term Note
Exhibit A-2         -   Form of Revolving Credit Note
Exhibit B           -   Form of Borrowing Base Certificate
Exhibit C           -   Form of Assignment and Acceptance Agreement
Exhibit D           -   Form of Senior Subsidiary Guarantee Agreement
Exhibit E           -   Form of Senior Subsidiary Security Agreement
Exhibit F           -   Form of Senior Indemnity, Subrogation and Contribution
                        Agreement
Exhibit G           -   Form of Second Priority Subsidiary Guarantee Agreement
Exhibit H           -   Form of Second Priority Subsidiary Security Agreement
Exhibit I           -   Form of Second Priority Indemnity, Subrogation and
                        Contribution
                        Agreement
Exhibit J-1         -   Form of Opinion of Skadden, Arps, Slate, Meagher &
                        Flom LLP, Special New York Counsel to the Borrower
Exhibit J-2         -   Form of Opinion of Robert Sari, General Counsel of the
                        Borrower

                    CREDIT AGREEMENT dated as of June 27, 2001, as amended and restated as of September 22, 2004 (this "Agreement"), among RITE
               AID CORPORATION, a Delaware corporation, the LENDERS party hereto, CITICORP NORTH AMERICA, INC., as Administrative Agent and
               Collateral Processing Co-Agent, JPMORGAN CHASE BANK, as
               Syndication Agent and Collateral Processing Co-Agent, FLEET
               RETAIL GROUP, INC., as Co-Documentation Agent and Collateral
               Agent, THE CIT GROUP/BUSINESS CREDIT, INC., as Co-Documentation
               Agent and GENERAL ELECTRIC CAPITAL CORPORATION, as
               Co-Documentation Agent.

          On the Effective Date (such term and each other capitalized term used but not otherwise defined in this preamble having the meaning assigned to such term in Article I below or in the Definitions Annex), the Borrower, the
Administrative Agent, the Collateral Agents and certain of the Lenders entered into this Agreement pursuant to which certain of the Lenders thereunder agreed to extend credit to the Borrower on a revolving credit basis and to make term loans to the Borrower. The parties hereto desire to amend this Agreement and to restate it in its entirety giving effect to such amendment.

          The Borrower has requested the Lenders to extend credit hereunder in the form of Term Loans to be made on the Restatement Effective Date in an aggregate principal amount of $450,000,000 and Revolving Loans, Letters of
Credit and Swingline Loans to be made or issued at any time and from time to time on or after the Restatement Effective Date and prior to the Maturity Date in an aggregate principal amount at any time outstanding not in excess of
$950,000,000 (subject to the limitations set forth herein).

          The proceeds of the Term Loans made on the Restatement Effective Date will be used (i) together with other funds available to the Borrower, to repay or refinance all amounts due or outstanding under the Original Agreement on the
Restatement Effective Date, and (ii) to pay fees and expenses incurred in connection with the Transactions. The proceeds of Revolving Loans and Swingline
Loans made after the Restatement Effective Date will be used for general corporate purposes, including the financing of Optional Debt Repurchases and
Consolidated Capital Expenditures, as more fully described herein. Letters of
Credit will be used solely to support payment obligations of the Borrower and the Subsidiaries incurred in the ordinary course of business.

          The Lenders and the Swingline Lenders are willing to extend such credit, and the Issuing Banks are willing to issue Letters of Credit, on the terms and subject to the conditions set forth herein. Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that this Agreement shall, upon satisfaction (or waiver) of the conditions set forth in Section 4.01, be amended and restated to read in its entirety as follows:

                                                                               2

                                    ARTICLE I

                                   Definitions

          SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

          "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "Account" means any right to payment for goods sold or leased or for services rendered, whether or not earned by performance.

          "Account Debtor" means, with respect to any Account, the obligor with respect to such Account.

          "Accounts Receivable Advance Rate" means the accounts receivable advance rate determined in accordance with Section 2.20.

          "Additional Lender" has the meaning assigned to such term in Section
2.21.

          "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest
Period multiplied by (b) the Statutory Reserve Rate.

          "Administrative Agent" means CNAI, in its capacity as administrative agent and collateral processing co-agent for the Lenders.

          "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

          "Agents" means the Administrative Agent and the Collateral Agents.

          "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Citibank Base Rate in effect on such day and (b) the
Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Citibank Base Rate or the Federal
Funds Effective Rate shall be effective from and including the effective date of such change in the Citibank Base Rate or the Federal Funds Effective Rate.

          "Applicable Percentage" means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender's
Revolving Commitment. If the Revolving Commitments have been terminated or expired, the Applicable Percentages shall be determined based upon the Revolving
Commitments most recently in effect, giving effect to any assignments.

                                                                               3

          "Applicable Rate" means (a) with respect to any ABR Term Loan, a rate per annum of 0.75%, and with respect to any Eurodollar Term Loan, a rate per annum of 1.75%, and (b) with respect to any ABR Revolving Loan or Eurodollar
Revolving Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below (expressed in basis points) under the caption "Revolving Loan ABR Spread", "Revolving Loan
Eurodollar Spread" or "Commitment Fee Rate", as the case may be, in each case based upon the Leverage Ratio as of the most recent date of determination:

================================================================================

                       Revolving Loan    Revolving Loan    Commitment Fee
                         ABR Spread     Eurodollar Spread        Rate
        RATING:             bps                bps               bps
--------------------------------------------------------------------------------
       Category 1           50                150               37.5
       ----------
     Leverage Ratio
(less than) 4.25 to 1.00
--------------------------------------------------------------------------------
       Category 2           75                175               37.5
       ----------
     Leverage Ratio
(greater than or equal to) 4.25 to 1.00
================================================================================

          For purposes of determining the Applicable Rate, (i) the Leverage
Ratio shall be determined as of the end of each fiscal quarter of the Borrower's fiscal year based upon the consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (ii) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Leverage Ratio shall be deemed to be in Category 2 if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

          "Approved Fund" means (a) with respect to any Lender, a CLO managed by such Lender or by an Affiliate of such Lender or (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed or advised by the same investment advisor as such Lender or by an
Affiliate of such investment advisor.

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit C or any other form approved by the Administrative Agent.

          "Board" means the Board of Governors of the Federal Reserve System of
the United States of America.

          "Borrower" means Rite Aid Corporation, a Delaware corporation.

                                                                               4

          "Borrowing" means (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

          "Borrowing Base Amount" means, with respect to the Borrower, an amount equal to the sum, without duplication, of the following;

          (a) the Accounts Receivable Advance Rate multiplied by the book value of Eligible Accounts Receivable; plus

          (b) the Pharmaceutical Inventory Advance Rate multiplied by the
     Eligible Pharmaceutical Inventory Value; plus

          (c) the Other Inventory Advance Rate multiplied by the Eligible Other
     Inventory Value; plus

          (d) the Script Lists Advance Rate multiplied by the Eligible Script
     Lists Value; minus

          (e) a reserve in an aggregate amount equal to the Borrower's then-current exposure upon early termination under each of its existing and future Hedging Agreements; minus

          (f) any reserves established by the Collateral Agents in the exercise of their reasonable judgment to reflect Borrowing Base Factors;

provided, that, for purposes of determining the Borrowing Base Amount at any date of determination, the amount set forth in clause (d) of this definition shall not exceed the lesser of (i) $400,000,000 and (ii) 25% of the Borrowing
Base Amount.

The Borrowing Base Amount shall be computed (i) weekly with respect to Eligible
Accounts Receivable and Eligible Inventory stored at any location other than a distribution center, (ii) monthly with respect to Eligible Inventory stored at a distribution center and (iii) semi-annually with respect to Eligible Script
Lists, in each case in accordance with Sections 2.20 and 5.01(f). The Borrowing
Base Amount at any time in effect shall be determined by reference to the
Borrowing Base Certificate most recently delivered pursuant to Section 5.01(f).

          "Borrowing Base Certificate" means a certificate substantially in the form of Exhibit B or in such other form as the Agents may approve.

          "Borrowing Base Factors" means landlord's liens affecting Eligible
Inventory, factors affecting the saleability or collectability of Eligible
Accounts Receivable and Eligible Inventory at retail or in liquidation, factors affecting the market value of Eligible Inventory, Eligible Accounts Receivable or Eligible Script Lists, other impediments to the Collateral Agents' ability to realize upon the Eligible Accounts Receivable, the Eligible Inventory or the
Eligible Script Lists and other factors affecting

                                                                               5

the credit value to be afforded the Eligible Accounts Receivable, the Eligible
Inventory and the Eligible Script Lists.

          "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

          "Business Acquisition" means (i) an Investment by the Borrower or any of the Subsidiaries in any other Person (including an Investment by way of acquisition of debt or equity securities of any other Person) pursuant to which such Person shall become a Subsidiary or shall be merged into or consolidated with the Borrower or any of the Subsidiaries or (ii) an acquisition by the
Borrower or any of the Subsidiaries of the property and assets of any Person
(other than the Borrower or any of the Subsidiaries) that constitute substantially all the assets of such Person or any division or other business unit of such Person; provided, that the acquisition of prescription files and
Stores and the acquisition of Persons substantially all of whose assets consist of fewer than ten Stores, in each case in the ordinary course of business and not substantially inconsistent with the business projections of the Borrower and the Subsidiaries delivered to the Lenders on or about the Restatement Effective
Date shall not constitute a Business Acquisition.

          "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any Capital Lease, which obligations should be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Cash Management System" shall have the meaning assigned to such term in the Senior Subsidiary Security Agreement.

          "Capital Markets Transactions" means the receipt by the Borrower or a
Subsidiary of proceeds of an issuance in the public or private capital markets of long-term debt securities, of equity securities or of equity-linked (e.g., trust preferred) securities other than any proceeds received by the Borrower or a Subsidiary in respect of an issuance or incurrence of (A) Indebtedness or
Attributable Debt pursuant to Section 6.01(a)(v), (vi), (vii), (viii), (xii) or
(xiii) hereof, (B) Refinancing Indebtedness pursuant to Section 6.01(a)(ii)
hereof or (C) pursuant to a Securitization or a Factoring Transaction permitted by this Agreement.

          "Cash Sweep Cash Collateral Account" shall have the meaning assigned to such term in the Senior Subsidiary Security Agreement.

          "Cash Sweep Notice" shall have the meaning assigned to such term in the Senior Subsidiary Security Agreement.

          "Cash Sweep Period" shall have the meaning assigned to such term in the Senior Subsidiary Security Agreement.

          "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the

                                                                               6

Securities Exchange Act of 1934, as amended, and the rules of the SEC thereunder as in effect on the Restatement Effective Date), other than Green Equity
Investors III, L.P. and its Affiliates, of 30% or more of the outstanding shares of common stock of the Borrower; (b) at the end of any period of 12 consecutive calendar months, the occupation of a majority of the seats on the board of directors of the Borrower by Persons who were not members of the board of directors of the Borrower on the first day of such period; or (c) the occurrence of a "Change of Control", as defined in any Indenture or other agreement that governs the terms of any Material Indebtedness.

          "Change in Law" means (a) the adoption of any law, rule or regulation after the Restatement Effective Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental
Authority after the Restatement Effective Date or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or such Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Restatement
Effective Date.

          "Citibank Base Rate" means the rate of interest publicly announced by
Citibank, N.A. in New York City from time to time as the Citibank Base Rate.

          "Citibank Concentration Account" shall have the meaning assigned to such term in the Senior Subsidiary Security Agreement.

          "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans,
Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or a Term Loan
Commitment.

          "CLO" means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of a Lender.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral Agents" means CNAI and JPMCB, each in its capacity as collateral processing co-agent for the Lenders.

          "Collateral and Guarantee Requirement" means the requirement that:

          (a) the Administrative Agent shall have received from each Subsidiary
     Loan Party either (i) a counterpart of each Senior Collateral Document duly executed and delivered on behalf of such Loan Party or (ii) in the case of any Person that becomes a Subsidiary Loan Party after the Restatement
     Effective Date, a supplement to each applicable Senior Collateral Document, in the form

                                                                               7

     specified therein, duly executed and delivered on behalf of such Subsidiary
     Loan Party;

          (b) (i) all documents and instruments, including Uniform Commercial
     Code financing statements, required by law or reasonably requested by the
     Administrative Agent to be filed, registered or recorded to create the
     Liens intended to be created by the Senior Collateral Documents and perfect such Liens to the extent required by, and with the priority required by, this Agreement and the Senior Collateral Documents, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording or (ii) the Administrative Agent shall have been provided with all authorizations, consents and approvals from each Loan
     Party, Governmental Authority and other Person reasonably requested by it to file, record or register all documents and instruments referred to in clause (b)(i) of this definition; and

          (c) each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Senior Collateral Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

          "Commitment" means the Revolving Commitments and the Term Loan
Commitments, or any combination thereof (as the context requires).

          "Consolidated Capital Expenditures" means, for any period, the aggregate amount of expenditures by the Borrower and its Consolidated
Subsidiaries for plant, property and equipment and prescription files during such period (including any such expenditure by way of acquisition of a Person or by way of assumption of Indebtedness or other obligations of a Person, to the extent reflected as plant, property and equipment or as prescription file assets), but excluding, without duplication, (i) any such expenditures made for the replacement or restoration of assets to the extent financed by
Casualty/Condemnation Proceeds relating to the asset or assets being replaced or restored, (ii) any amounts paid to any party under a lease entered into in connection with a Sale and Leaseback Transaction with respect to the termination of such lease and the reacquisition by the Borrower or any of the Subsidiaries of the property subject to such lease and (iii) any such expenditures made for the purchase or other acquisition from a third party of Stores, leases and prescription files, but only to the extent that an equivalent or greater amount is received from such third party as consideration for the sale or other disposition to such third party of Stores, leases and/or prescription files of a substantially equivalent value closed at substantially the same time as, and entered into as part of a single related transaction with, such purchase or acquisition; provided that if a lesser amount is received from such third party as consideration for such sale or other disposition, then the amount of
Consolidated Capital Expenditures for purposes hereof shall be the expenditures made net of the consideration received.

          "Consolidated EBITDA" means, for any period, without duplication,
Consolidated Net Income for such period, plus (a) to the extent deducted in determining Consolidated Net Income for such period, the aggregate amount of (i)
consolidated

                                                                               8

interest expenses, whether cash or non-cash, and charges, commissions, discounts, yield and other similar fees and charges incurred pursuant to
Factoring Transactions or by Securitization Vehicles in connection with
Securitizations which are payable to any Person other than a Loan Party, and any other amounts comparable to or in the nature of interest under any
Securitization or Factoring Transaction, including losses on the sale of
Securitization Assets in a Securitization accounted for as a "true sale" or
Factoring Assets in a Factoring Transaction accounted for as a "true sale," (ii)
provision for income taxes, (iii) depreciation and amortization, (iv) LIFO
Adjustments which reduced such Consolidated Net Income, (v) store closing and non-cash impairment expenses, (vi) any other nonrecurring charge to the extent such nonrecurring charge does not involve any cash expenditure during such period, (vii) non-cash compensation expenses related to stock option and restricted stock employee benefit plans, (viii) the non-cash interest component, as adjusted from time to time, in respect of reserves, (ix) all costs, fees, charges and expenses incurred in connection with the Transactions, (x) all charges incurred relating to the investigation of the Borrower by the United
States Attorney's Office and the United States Department of Labor and all
amounts paid in satisfaction of any judgment, fine or settlement resulting therefrom and (xi) all costs and litigation expenses incurred in connection with litigation, investigations and other proceedings relating to the business conduct and practices of the former management of the Borrower, and minus (b) to the extent not deducted in determining Consolidated Net Income for such period, the aggregate amount of (i) any cash expenditure during such period in connection with which a nonrecurring charge was taken and added back to
Consolidated Net Income pursuant to clause (a) above in calculating Consolidated
EBITDA in any prior period and (ii) LIFO Adjustments which increased such
Consolidated Net Income.

          "Consolidated Fixed Charge Coverage Ratio" means, for any period, the ratio of (i) Consolidated EBITDA plus Consolidated Rent less Consolidated
Capital Expenditures to (ii) Consolidated Interest Charges plus Consolidated
Rent plus scheduled amortization payments made pursuant to Section 2.10 plus cash dividends paid pursuant to Section 6.08(a), in each case for such period and determined in accordance with GAAP.

          "Consolidated Interest Charges" means, for any period, the aggregate amount of interest charges, whether expensed or capitalized, incurred or accrued during such period by the Borrower and its Consolidated Subsidiaries, solely to the extent paid or payable (whether during or after such period) in cash (i)
minus non-cash interest expenses during such period related to (x) litigation reserves, (y) closed store liability reserves, if any, and (z) self-insurance reserves and (ii) plus, to the extent not otherwise included in such interest charges, commissions, discounts, yield and other similar fees and charges incurred pursuant to Factoring Transactions or by Securitization Vehicles in
connection with Securitizations which are payable to any Person other than a
Loan Party, and any other amounts comparable to or in the nature of interest under any Securitization or Factoring Transaction, including losses on the sale of Securitization Assets in a Securitization accounted for as a "true sale" or
Factoring Assets in a Factoring Transaction accounted for as a "true sale".

                                                                               9

          "Consolidated Net Income" means, for any period, the net income (or loss) of the Borrower and its Consolidated Subsidiaries (exclusive of (a)
extraordinary items of gain or loss during such period or gains or losses from
Indebtedness modifications during such period, (b) any gain or loss in connection with any Asset Sale during such period, other than sales of inventory in the ordinary course of business, but in the case of any loss only to the extent that such loss does not involve any current or future cash expenditure,
(c) the cumulative effect of accounting changes during such period and (d) net income or loss attributable to any Investments in Persons other than Affiliates of the Borrower), determined on a consolidated basis for such period in accordance with GAAP.

          "Consolidated Net Worth" means, at any date, the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries determined as of such date. Consolidated Net Worth includes the Series D
Preferred Stock.

          "Consolidated Rent" means, for any period, the consolidated rental expense of the Borrower and its Consolidated Subsidiaries for such period, and including in any event rental costs of closed stores for such period whether or not reflected as an expense in the determination of Consolidated Net Income for such period.

          "Consolidated Subsidiary" means, with respect to any Person, at any date, any Subsidiary or other entity the accounts of which would, in accordance with GAAP, be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

          "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.
"Controlling" and "Controlled" have meanings correlative thereto.

          "CNAI" means Citicorp North America, Inc.

          "Default" means any event or condition which constitutes an Event of
Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "Definitions Annex" means the definitions annex attached hereto as
Annex 1 (as the same may be amended, supplemented or otherwise modified from time to time).

          "Deposit Account" shall have the meaning assigned to such term in the
Senior Subsidiary Security Agreement.

          "dollars" or "$" refers to lawful money of the United States of
America.

          "Eligible Accounts Receivable" means, at any date of determination, all Accounts that satisfy at the time of creation and continue to meet the same at the time of such determination the criteria established from time to time by the Collateral Agents in

                                                                              10

their reasonable judgment to reflect Borrowing Base Factors. On the Restatement
Effective Date, those criteria are:

          (a) such Account constitutes an "account" or "chattel paper" within the meaning of the Uniform Commercial Code of the state in which the
     Account is located;

          (b) all payments on such Account are by the terms of such Account due not later than 90 days after the date of service (i.e., the transaction date) and are otherwise on terms that are normal and customary in the business of the Borrower and the Subsidiaries;

          (c) such Account has been billed and has not remained unpaid for more than 120 days following the date of service;

          (d) such Account is denominated in dollars;

          (e) such Account arose from a completed, outright and lawful sale of goods or the completed performance of services by the applicable Subsidiary
     Loan Party and accepted by the applicable Account Debtor, and the amount of such Account has been properly recognized as revenue on the books of the applicable Subsidiary Loan Party;

          (f) such Account is owned solely by a Subsidiary Guarantor (and has not been transferred pursuant to a Securitization or a Factoring
     Transaction);

          (g) the proceeds of such Account are payable solely to a Deposit
     Account which (A) is under the control of the Senior Collateral Agents and
     (B) has not been released or transferred in accordance with Section 5.16 or otherwise;

          (h) such Account arose in the ordinary course of business of the applicable Subsidiary Loan Party;

          (i) not more than 50% of the aggregate amount of Accounts from the same Account Debtor and any Affiliates thereof remain unpaid for more than
     120 days following the date of service;

          (j) to the knowledge of the Borrower and the Subsidiaries, no event of death, bankruptcy, insolvency or inability to pay creditors generally of the Account Debtor of such Account has occurred, and no notice thereof has been received;

          (k) payment of such Account is not being disputed by the Account
     Debtor thereof;

          (l) such Account complies in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local, including

                                                                              11

     the Federal Consumer Credit Protection Act, the Federal Truth in Lending
     Act and Regulation Z of the Federal Reserve Board;

          (m) with respect to such Account, the Account Debtor (i) is organized in the United States (or, if such Account Debtor is not organized in the
     United States, such Account is supported by a letter of credit approved by the Collateral Agents in favor of the applicable Subsidiary Loan Party) and
     (ii) is not an Affiliate or Subsidiary of the Borrower or an Affiliate of
     any of the Subsidiaries;

          (n) such Account is subject to a perfected first priority security interest in favor of the Collateral Agents for the benefit of the Lenders pursuant to the Senior Collateral Documents and is not subject to any other
     Lien (other than the Second Priority Lien);

          (o) with respect to any such Account for an amount greater than
     $5,000,000, the Account Debtor has not been disapproved by the Required
     Lenders (based, in the Required Lenders' reasonable judgment, upon the creditworthiness of such Account Debtor);

          (p) the representations and warranties contained in the Senior Loan
     Documents with respect to such Account are true and correct in all material respects; and

          (q) such Account is in full force and effect and constitutes a legal, valid and binding obligation of the Account Debtor, enforceable against such Account Debtor in accordance with its terms.

          "Eligible Inventory" means, at any date of determination, all inventory (as defined in the Uniform Commercial Code) owned by any Subsidiary
Loan Party that satisfies at the time of such determination the criteria established from time to time by the Collateral Agents in their reasonable judgment to reflect Borrowing Base Factors. On the Restatement Effective Date,
Eligible Inventory shall exclude, without duplication, the following:

          (a) any such inventory that has been shipped to a customer, even if on a consignment or "sale or return" basis, or is otherwise not in the possession or control of or any Subsidiary Loan Party or a warehouseman or bailee of any Subsidiary Loan Party;

          (b) any inventory against which any Subsidiary Loan Party has taken a reserve, to the extent of such reserve, to the extent specified by the
     Collateral Agents from time to time in their reasonable judgment to reflect
     Borrowing Base Factors;

          (c) any inventory that has been discontinued or is otherwise of a type
     (SKU) not currently offered for sale on a regular basis by the Subsidiary
     Loan Parties (including any such inventory obtained in connection with a
     Business

                                                                              12

     Acquisition) to the extent specified by the Collateral Agents from time to time in their reasonable judgment to reflect Borrowing Base Factors;

          (d) any inventory not located in the United States or otherwise not subject to a valid and perfected Lien under the Senior Collateral
     Documents, subject to no prior or equal Lien;

          (e) any supply, scrap or obsolete inventory or inventory that is otherwise unsaleable;

          (f) any inventory that is past its expiration date, is damaged or not in good condition, is a sample used for marketing purposes or does not meet all material standards imposed by any governmental authority having regulatory authority over such inventory, except in each case to the extent of its net realizable value as determined by the Collateral Agents from time to time in their reasonable judgment;

          (g) any inventory that is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third Person from whom the Borrower or any of its Subsidiaries has received notice of a dispute in respect of such agreement, to the extent that the Collateral
     Agents determine, in their reasonable judgment, that such dispute could be expected to prevent the sale of such inventory;

          (h) any inventory which is subject to a negotiable document of title which has not been delivered to the Administrative Agent;

          (i) any inventory to the extent that such inventory is not comprised of readily marketable materials of a type manufactured, consumed or held for resale by the Subsidiary Loan Parties in the ordinary course of business;

          (j) any inventory to the extent that such inventory consists of raw materials, component parts and/or work-in-progress;

          (k) any inventory in respect of which the applicable representations and warranties in the Senior Loan Documents are not true and correct in all material respects;

          (l) any inventory to which the Subsidiary Loan Parties do not have good title or any inventory which a Subsidiary Loan Party holds on consignment or on a "sale or return" basis; and

          (m) any inventory (as notified by the Collateral Agents to the
     Borrower) that the Collateral Agents have, in their reasonable judgment, deemed ineligible in order to reflect Borrowing Base Factors;

provided, however, that no inventory which is stored at a distribution center leased by the Borrower or any other Person shall be considered "Eligible
Inventory" unless the

                                                                              13

Borrower shall have complied with Section 4.01(n) (or the Collateral Agents shall have granted a waiver to such compliance pursuant to Section 4.01(n)).

          "Eligible Other Inventory Value" means, at any date of determination, an amount equal to (i) the cost of Eligible Inventory that is Other Inventory
(less any appropriate reserve for obsolete Other Inventory and any profits accrued in connection with transfers of Other Inventory between the Borrower and the Subsidiaries or between Subsidiaries) at such date, in dollars, determined in accordance with GAAP consistently applied and on a basis consistent with that used in the preparation of the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the
Lenders pursuant to Section 5.01(a) multiplied by (ii) the Net Orderly
Liquidation Rate with respect to such Other Inventory.

          "Eligible Pharmaceutical Inventory Value" means, at any date of determination, an amount equal to (i) the cost of Eligible Inventory that is
Pharmaceutical Inventory (less any appropriate reserve for obsolete
Pharmaceutical Inventory and any profits accrued in connection with transfers of
Pharmaceutical Inventory between the Borrower and the Subsidiaries or between
Subsidiaries) at such date, in dollars, determined in accordance with GAAP consistently applied and on a basis consistent with that used in the preparation of the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Lenders pursuant to Section
5.01(a) multiplied by (ii) the Net Orderly Liquidation Rate with respect to such
Pharmaceutical Inventory.

          "Eligible Script Lists" means, at any date of determination, all lists owned and maintained on such date by the Subsidiary Loan Parties setting forth
Persons (and addresses, telephone numbers or other contact information therefor)
who currently purchase or otherwise obtain, in any Store owned or operated by any Subsidiary Loan Party, medication required to be dispensed by a licensed professional.

          "Eligible Script Lists Value" means, at any date of determination, the liquidation value of the Eligible Script Lists in dollars, as most recently determined in connection with an appraisal performed for purposes of this
Agreement by Nations Business Consulting Group or such other appraisal firm satisfactory to the Collateral Agents.

          "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous
Material or to health and safety matters.

          "Environmental Liability" means all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs, (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to: (a) compliance or non-compliance with any Environmental Law, (b)
the generation, use, handling,

                                                                              14

transportation, storage, treatment or disposal of any Hazardous Materials, (c)
exposure to any Hazardous Materials, (d) the release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

          "ERISA Event" means (a) any "reportable event", as defined in Section
4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in
Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an
application for a waiver of the minimum funding standard with respect to any
Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any
liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or
Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the
Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a
Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; or (h) the existence of any event or condition that could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

          "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

          "Event of Default" has the meaning assigned to such term in Article
VII.

          "Excluded Taxes" means, with respect to any Agent, any Lender, any
Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or

                                                                              15

measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign
Lender (other than an assignee pursuant to a request by the Borrower under
Section 2.19(b)), any withholding tax that (i) is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to any withholding tax pursuant to Section 2.17(a), or (ii) is attributable to such Foreign Lender's failure to comply with Section 2.17(e).

          "Existing Letters of Credit" means each letter of credit issued or deemed to have been issued under the Original Agreement that is outstanding on the Restatement Effective Date. The Existing Letters of Credit are listed on
Schedule 2.05.

          "Factoring Assets" means any accounts receivable owed to the Borrower or any Subsidiary (whether now existing or arising or acquired in the future)
arising in the ordinary course of business from the sale of goods or services, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, all proceeds of such accounts receivable and other assets (including contract rights) which are of the type customarily transferred in connection with the factoring of accounts receivable and which are sold, transferred or otherwise conveyed by the Borrower or a Subsidiary pursuant to a Factoring
Transaction permitted by this Agreement.

          "Factoring Notice" means a written notice delivered by the Borrower to the Administrative Agent at least 30 days after the termination of any
Securitization program indicating that the Borrower or its Subsidiaries intend to engage in a Factoring Transaction.

          "Factoring Transaction" means any transaction or series of transactions entered into by the Borrower and any Subsidiaries pursuant to which the Borrower or such Subsidiaries sells, conveys or otherwise transfers (or purports to sell, convey or otherwise transfer) Factoring Assets of the Borrower or such Subsidiaries to a non-related third party factor on market terms as determined in good faith by the senior management of the Borrower; provided that
(i) no portion of any Indebtedness deemed to exist as a result of such Factoring
Transaction (x) is incurred or Guaranteed by the Borrower or any other
Subsidiary (in each case, other than as permitted pursuant to Section
6.01(a)(xiv)), (y) is recourse to the Borrower or any other Subsidiary (in each case, other than as permitted pursuant to Section 6.01(a)(xiv)) and (z) is secured (contingently or otherwise) by any Lien on assets of the Borrower or any other Subsidiary (other than by the Factoring Assets to be sold, conveyed or transferred to the third party factor), (ii) such Factoring Transaction is consummated pursuant to customary contracts, arrangements or agreements entered into with respect to the sale, purchase and servicing of Factoring

                                                                              16

Assets on market terms for similar factoring, and (iii) in connection with such
Factoring Transaction, the third party factor enters into an intercreditor arrangement reasonably acceptable to the Collateral Agents.

          "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business
Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Financial Covenant Effectiveness Period" means each period on or after the Second Amendment Effective Date commencing on and including any date on which Revolver Availability is less than $300,000,000 and ending on and excluding the first day thereafter, if any, which is the 30th consecutive calendar day on which Revolver Availability is equal to or greater than
$300,000,000.

          "Financial Officer" means the chief financial officer, principal accounting officer, treasurer, vice president of financial accounting or controller of the Borrower.

          "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the
District of Columbia shall be deemed to constitute a single jurisdiction.

          "GAAP" means generally accepted accounting principles in the United
States of America.

          "Government Lockbox Account" shall have the meaning assigned to such term in the Senior Subsidiary Security Agreement.

          "Government Lockbox Account Agreement" shall have the meaning assigned to such term in the Senior Subsidiary Security Agreement.

          "Government Lockbox Account Bank" shall have the meaning assigned to such term in the Senior Subsidiary Security Agreement.

          "Governmental Authority" means the government of the United States of
America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Grantor" shall have the meaning assigned to such term in the Senior
Subsidiary Security Agreement.

                                                                              17

          "Hazardous Materials" means (a) petroleum products and byproducts, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, radon gas, chlorofluorocarbons and all other ozone-depleting substances, or (b) any chemical, material, substance, waste, pollutant or contaminant that is prohibited, limited or regulated by or pursuant to any Environmental Law.

          "Hedging Agreement" means any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

          "Incremental Commitment" has the meaning assigned to such term in
Section 2.21.

          "Incremental Facility Amendment" has the meaning assigned to such term in Section 2.21.

          "Incremental Loans" has the meaning assigned to such term in Section
2.21.

          "Indemnified Taxes" means Taxes other than Excluded Taxes.

          "Inside Indebtedness" means Indebtedness of the Borrower or any
Subsidiary (other than intercompany Indebtedness permitted by Section
6.01(a)(iii)) which matures on or before the Maturity Date and any portion of any other Indebtedness subject to scheduled amortization on or before the
Maturity Date.

          "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing or a Term Borrowing in accordance with Section
2.07.

          "Interest Payment Date" means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and
December, (b) with respect to any Eurodollar Loan, the last day of the Interest
Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months'
duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

          "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending (x) on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, (y) in the case of Revolving Loans or Interest Periods for Term Loans commencing at any time during the period from the Restatement
Effective Date to the date that is 30 days after the Restatement Effective Date, seven days thereafter or (z) in the case of Revolving

                                                                              18

Loans, six weeks thereafter if, at the time of the relevant Borrowing, all
Lenders participating therein agree to make an interest period of such duration available, in each case as the Borrower may elect; provided that (i) if any
Interest Period would end on a day other than a Business Day, such Interest
Period shall be extended to the next succeeding Business Day (unless, in the case of Interest Periods of one, two, three or six months, such next succeeding
Business Day would fall in the next calendar month, in which case such Interest
Period shall end on the next preceding Business Day), (ii) any Interest Period of one, two, three or six months that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last
Business Day of the last calendar month of such Interest Period, (iii) there shall be no more than one Term Loan with a seven day Interest Period at any time outstanding and (iv) there shall be no more than two Revolving Loans with a seven day Interest Period at any time outstanding. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          "Investment" by any Person in any other Person means (i) any direct or indirect loan, advance or other extension of credit or capital contribution to or for the account of such other Person (by means of any transfer of cash or other property to any Person or any payment for property or services for the account or use of any Person, or otherwise), (ii) any direct or indirect purchase or other acquisition of any Equity Interests, bond, note, debenture or other debt or equity security or evidence of Indebtedness, or any other ownership interest (including, any option, warrant or any other right to acquire any of the foregoing), issued by such other Person, whether or not such acquisition is from such or any other Person, (iii) any direct or indirect payment by such Person on a Guarantee of any obligation of or for the account of such other Person or any direct or indirect issuance by such Person of such a
Guarantee (provided, however, that for purposes of Section 6.04, payments under
Guarantees not exceeding the amount of the Investment attributable to the issuance of such Guarantee will not be deemed to result in an increase in the amount of such Investment) or (iv) any other investment of cash or other property by such Person in or for the account of such other Person. Any repurchase by the Borrower of its own Equity Interests or Indebtedness shall not constitute an Investment for purposes of this Agreement. The amount of any
Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such transfer or exchange.

          "Issuing Banks" means (a) CNAI, JPMCB and any other Lender designated as an Issuing Bank in accordance with the provisions of Section 2.05(k), in each case in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i) and (b) solely in respect of each Existing Letter of Credit, the issuer thereof. An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which

                                                                              19

case the term "Issuing Banks" shall include any such Affiliate with respect to
Letters of Credit issued by such Affiliate.

          "Joint Venture" means, with respect to any Person, at any date, any other Person in whom such Person directly or indirectly holds an Investment consisting of an Equity Interest, and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person, if such statements were prepared in accordance with GAAP as of such date.

          "JPMCB" means JPMorgan Chase Bank.

          "LC Disbursement" means a payment made by an Issuing Bank pursuant to a Letter of Credit.

          "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

          "Lenders" means the Persons listed on Schedule 2.01 as having a
Revolving Commitment and the Persons that have agreed to make Term Loans pursuant to the Second Amendment and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such
Person that ceases to be a party hereto pursuant to an Assignment and
Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

          "Letter of Credit" means any letter of credit issued pursuant to this
Agreement and any Existing Letter of Credit.

          "Leverage Ratio" means, at any date, the ratio of (i) Total
Indebtedness as of such date to (ii) Consolidated EBITDA for the four fiscal quarter period most recently ended on or prior to such date.

          "LIBO Rate" means, with respect to any Eurodollar Borrowing for any
Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the
Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such
Eurodollar Borrowing for such Interest Period shall be the rate rounded upwards, if necessary, to the next 1/100 of 1% at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal
London office of the Administrative Agent in immediately available funds in the
London interbank market at approximately

                                                                              20

11:00 a.m., London time, two Business Days prior to the commencement of such
Interest Period.

          "LIFO Adjustments" means, for any period, the net adjustment to costs of goods sold for such period required by the Borrower's LIFO inventory method, determined in accordance with GAAP.

          "Loan Parties" means the Borrower and the Subsidiary Loan Parties.

          "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

          "Lockbox Account" shall have the meaning assigned to such term in the
Senior Subsidiary Security Agreement.

          "Margin Stock" means "margin stock", as such term is defined in
Regulation U of the Board.

          "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, properties, condition (financial or otherwise), or prospects of the Borrower and the Subsidiaries, taken as a whole, (b) the ability of any Loan Party to perform any of its material obligations under any
Senior Loan Document or (c) the legality, validity or enforceability of the
Senior Loan Documents (including, without limitation, the validity, enforceability or priority of security interests granted thereunder) or the rights of or benefits available to the Lenders under any Senior Loan Document.

          "Material Indebtedness" means Indebtedness (other than the Loans and
Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and the Subsidiaries in an aggregate principal amount exceeding $25,000,000. For purposes of this definition, the
"principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such
Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

          "Maturity Date" means September 22, 2009.

          "Multiemployer Plan" means a multiemployer plan as defined in Section
4001(a)(3) of ERISA.

          "Net Orderly Liquidation Rate" means, with respect to any type of inventory, at any date of determination, the net orderly liquidation rate with respect to such type of inventory, expressed as a percentage of carrying cost after giving effect to reserves, as determined by Hilco Appraisal Services, LLC
(or another appraisal firm chosen by the Collateral Agents) in connection with the most recent appraisal of inventory of the Borrower and the Subsidiaries.

          "Offer Period" has the meaning assigned to such term in Section 2.21.

                                                                              21

          "Optional Debt Repurchase" means any optional or voluntary repurchase, redemption, retirement or defeasance for cash by the Borrower or any Subsidiary of any publicly-traded Indebtedness of the Borrower.

          "Original Agreement" means this Agreement, including all amendments hereto and waivers hereof effective prior to the Restatement Effective Date, as in effect immediately prior to the Restatement Effective Date.

          "Other Inventory" means all inventory other than Pharmaceutical
Inventory.

          "Other Inventory Advance Rate" means the other inventory advance rate determined in accordance with Section 2.20.

          "Other Taxes" means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Senior Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Senior
Loan Document.

          "Outside Indebtedness" means Indebtedness of the Borrower or any
Subsidiary (other than intercompany Indebtedness permitted by Section
6.01(a)(iii)) that matures after the Maturity Date, including the amount of any scheduled amortization after the Maturity Date.

          "Parent Undertaking" means an agreement by the Borrower to cause a
Subsidiary other than a Securitization Vehicle to perform its obligations under the instruments governing a Securitization which agreement (a) contains terms that are customarily included in securitizations of accounts receivable involving comparable companies and (b) does not provide for any Guarantee of payment or other credit support in respect of Securitization Assets or Third
Party Interests.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

          "Perfection Certificate" means a certificate in the form of Schedule 8 to the Senior Subsidiary Security Agreement or any other form approved by the
Agents.

          "Permitted Encumbrances" means:

          (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.05;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.05;

                                                                              22

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e) judgment liens in respect of judgments that do not constitute an
     Event of Default under clause (k) of Article VII;

          (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

          (g) licenses, sublicenses, leases or subleases granted in the ordinary course of business with respect to real property; and

          (h) landlord Liens arising by law securing obligations not overdue by more than 60 days or being contested in good faith;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

          "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental
Authority or other entity.

          "Pharmaceutical Inventory" means all inventory consisting of products that can be dispensed only on order of a licensed professional.

          "Pharmaceutical Inventory Advance Rate" means the pharmaceutical inventory advance rate determined in accordance with Section 2.20.

          "Plan" means any employee pension benefit plan (other than a
Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section
412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate has any liability or is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

          "Predecessor Collateral Documents" means the "Senior Collateral
Documents", as such term is defined herein immediately prior to the amendment and restatement hereof pursuant to the Second Amendment.

                                                                              23

          "Preferred Stock" means, with respect to any corporation, capital stock issued by such corporation that is entitled to a preference or priority, in respect of dividends or distributions upon liquidation, over some other class of capital stock issued by such corporation.

          "Qualified Preferred Stock" means Preferred Stock of the Borrower that does not require any cash payment (including in respect of redemptions or repurchases), other than in respect of cash dividends, before the date that is six months after the Maturity Date.

          "Reduction Event" means each of the following:

          (i) any Senior Collateral Disposition or any other Asset Sale, except in each case any Permitted Disposition or in connection with any Sale and
     Leaseback Transaction permitted under Section 6.01(a)(vii), (xii) or (xiii)
     of the Senior Credit Agreement or any Securitization or Factoring
     Transaction permitted pursuant to this Agreement;

          (ii) any Casualty/Condemnation; and

          (iii) any Capital Markets Transaction; provided, however, that Capital
     Markets Transactions (or portions thereof) consummated on or after the
     Restatement Effective Date resulting in receipt of initial cumulative Net
     Cash Proceeds in the amount of up to $500,000,000 shall not be deemed to constitute Reduction Events (except to the extent cumulative Net Cash
     Proceeds in excess of such amounts are generated by any such Capital
     Markets Transaction); and provided further, however, that any Capital
     Markets Transaction or portions thereof the Net Cash Proceeds of which are required (without regard to this proviso) to be applied to Reductions pursuant to clause (i) of the first sentence of Section 2.11(d) will in any event be deemed to constitute Reduction Events and will be disregarded for purposes of calculations when such $500,000,000 limit has been reached.

          "Refinancing Indebtedness" means Indebtedness (which shall be deemed to include Attributable Debt solely for the purposes of this definition) issued or incurred (including by means of the extension or renewal of existing
Indebtedness) to extend, renew or refinance existing Indebtedness or
Attributable Debt ("Refinanced Debt"); provided that (i) the terms of any such
Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Senior Loan Documents, (ii)
such extending, renewing or refinancing Indebtedness is in an original aggregate principal amount not greater than the aggregate principal amount of, and unpaid interest on, the Refinanced Debt plus the amount of any premiums paid thereon and fees and expenses associated therewith, (iii) such Indebtedness (x) does not mature or require scheduled payments of principal prior to December 31, 2009 and
(y) has a later maturity and a longer weighted average life than the Refinanced
Debt, (iv) such Indebtedness bears an interest rate not in excess of the market interest rate with respect to such type of Indebtedness as of the time of its issuance or incurrence, (v) at the

                                                                              24

option of the Borrower, such Indebtedness may contain market call and make-whole provisions as of the time of its issuance or incurrence, (vi) if the Refinanced
Debt or any Guarantees thereof are subordinated to the Senior Obligations, such
Indebtedness shall be subordinated to the Senior Obligations on terms no less favorable, taken as a whole, to the holders of the Senior Obligations than the subordination terms of such Refinanced Debt or Guarantees thereof (and no Loan
Party that has not guaranteed such Refinanced Debt guarantees such
Indebtedness), (vii) the senior management of the Borrower determines in good faith that such Indebtedness contains covenants (including with respect to amortization and convertibility) and events of default on market terms, (viii)
such Indebtedness is benefited by Guarantees (if any) which, taken as a whole, are not materially less favorable to the Lenders than the Guarantees (if any) in respect of such Refinanced Debt, (ix) if such Refinanced Debt or any Guarantees thereof are secured, such Indebtedness and any Guarantees thereof are either unsecured or secured only by such property or assets as secured the Refinanced
Debt and Guarantees thereof and not any additional property or assets of the
Borrower or any Subsidiary (other than (A) property or assets acquired after the issuance or incurrence of such Refinancing Indebtedness that would have been subject to the Lien securing refinanced Indebtedness if such Indebtedness had not been refinanced, (B) additions to the property or assets subject to the Lien and (C) the proceeds of the property or assets subject to the Lien), (x) if such
Refinanced Debt and any Guarantees thereof are unsecured, such Indebtedness and
Guarantees thereof are also unsecured and (xi) any Net Cash Proceeds of such
Indebtedness are used no later than 45 days following receipt thereof to repay the Refinanced Debt and pay any accrued interest, fees, premiums (if any) and expenses in connection therewith.

          "Register" has the meaning set forth in Section 9.04.

          "Related Parties" means, with respect to any specified Person, such
Person's Affiliates and the directors, officers, employees, agents, trustees and advisors of such Person and such Person's Affiliates.

          "Repurchase Expenditures" means, with respect to any Optional Debt
Repurchase, the aggregate amount of expenditures made or required to be made to effect such Optional Debt Repurchase, including without limitation payments on account of principal, premium and fees payable to holders of the Indebtedness purchased or reacquired in connection with such Optional Debt Repurchase, but excluding payments representing accrued interest to the date of such Optional
Debt Repurchase and excluding fees and expenses paid to third parties in connection therewith.

          "Required Lenders" means, at any time, Lenders having Revolving
Exposures, outstanding Term Loans and unused Commitments representing more than
50% of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at such time.

          "Requirement of Law" means, with respect to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation (including Environmental Laws, the Code and ERISA)
or order, decree

                                                                              25

or other determination of an arbitrator or a court or other Governmental
Authority applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

          "Restatement Effective Date" means the Second Amendment Effective
Date, on which date the Original Agreement was amended and restated in the form hereof.

          "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property, except dividends payable solely in shares of the Borrower's common stock or Qualified Preferred Stock) with respect to any
Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property, except payments made solely with common equity), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any
Equity Interests in the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any
Subsidiary.

          "Revolver Availability" means, on any date of determination, the maximum amount of Revolving Loans that could be made to the Borrower on such date pursuant to Section 2.01(b) pursuant to the use of unused Revolving
Commitments on such date.

          "Revolving Availability Period" means the period from and including the Restatement Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Commitments.

          "Revolving Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving
Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Revolving Commitment is set forth on Schedule 2.01, or in the
Assignment and Acceptance pursuant to which such Lender shall have assumed its
Revolving Commitment, as applicable. The aggregate amount of the Lenders'
Revolving Commitments on the Restatement Effective Date is $950,000,000.

          "Revolving Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure and Swingline Exposure at such time.

          "Revolving Lender" means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving
Exposure.

                                                                              26

          "Revolving Loan" means a Loan made pursuant to clause (b) of Section
2.01.

          "Script Lists Advance Rate" means the Script Lists advance rate determined in accordance with Section 2.20.

          "Second Amendment" means the Second Amendment and Restatement, dated as of September 22, 2004, to this Agreement.

          "Second Amendment Effective Date" means the date on which the Second
Amendment became effective in accordance with the terms thereof.

          "Second Priority Debt" means any Indebtedness (including the 12.5%
Notes, 9.5% Notes and 8.125% Notes) incurred by Rite Aid and Guaranteed by the
Subsidiary Guarantors on or after the Effective Date pursuant to the Second
Priority Subsidiary Guarantee Agreement (i) which is secured by the Second
Priority Collateral on a pari passu basis with the other Second Priority Debt
Obligations and (ii) if issued on or after the Restatement Effective Date, matures after December 31, 2009; provided, however, that (A) such Indebtedness is permitted to be incurred, secured and Guaranteed on such basis by each Senior
Loan Document and each Second Priority Debt Document and (B) the Representative
for the holders of such Second Priority Debt shall have become party to the
Collateral Trust and Intercreditor Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.12 thereof. Second Priority Debt shall include any Registered Equivalent Notes issued in exchange thereof.

          "Securitization" means any transaction or series of transactions entered into by the Borrower and any Subsidiaries pursuant to which the Borrower or such Subsidiaries sell, convey or otherwise transfer (or purport to sell, convey or otherwise transfer) Securitization Assets to a Securitization Vehicle or another Subsidiary which sells, conveys or otherwise transfers (or purports to sell, convey or otherwise transfer) Securitization Assets to a Securitization
Vehicle, and such Securitization Vehicle finances the acquisition of such
Securitization Assets (i) with proceeds from the issuance of Third Party
Interests, (ii) with Sellers' Retained Interests, (iii) with proceeds from the sale or collection of Securitization Assets previously purchased by such
Securitization Vehicle or (iv) with proceeds from the sale of Securitization
Assets to another Securitization Vehicle. For purposes of this Agreement, the
"amount" or "principal amount" of any Securitization shall be deemed at any time to be (1) the aggregate principal or stated amount of the Third Party Interests
(which stated amount may be described as a "net investment", "capital",
"invested amount" or similar term reflecting the amount invested in any beneficial interest constituting a Third Party Interest) incurred or issued pursuant to such Securitization, in each case outstanding at such time, or (2)
in the case of any Securitization in respect of which no such principal or stated amount is determinable, the cash purchase price paid by the buyer in connection with its purchase of Third Party Interests less the amount of collections received in respect of such Third Party Interests and paid to such buyer, excluding any amounts applied to purchase fees or discount or in the nature of interest.

                                                                              27

          "Securitization Assets" means any accounts receivable owed to the
Borrower or any Subsidiary (whether now existing or arising or acquired in the future) arising in the ordinary course of business from the sale of goods or services, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, all proceeds of such accounts receivable and other assets
(including contract rights) which are the type customarily transferred in connection with securitizations of accounts receivable and which are sold, transferred or otherwise conveyed (or purported to be sold, transferred or otherwise conveyed) by the Borrower or a Subsidiary to a Securitization Vehicle
in connection with a Securitization permitted by Sections 6.01 and 6.05.

          "Securitization Vehicle" means a Person that is a direct or indirect wholly owned Subsidiary of the Borrower used solely for the purpose of effecting one or more Securitizations to which the Borrower and/or Subsidiaries and/or another Securitization Vehicle transfer Securitization Assets and which, in connection with such Securitization either issues Third Party Interests or transfers such Securitization Assets to another Securitization Vehicle that issues Third Party Interests; provided, in each case, that (i) each such Person shall engage in no business other than the purchase of Securitization Assets pursuant to Securitizations permitted by Sections 6.01 and 6.05, the issuance of
Third Party Interests and any activities reasonably related thereto, (ii) no portion of the Indebtedness or other obligations (contingent or otherwise) of such Person (x) is Guaranteed by the Borrower or any other Subsidiary, other than any Guarantee of obligations (other than of principal of, or interest on,
Indebtedness) that may be deemed to exist solely by virtue of Standard
Securitization Undertakings, (y) is recourse to the Borrower or any other
Subsidiary other than by virtue of Standard Securitization Undertakings and (z)
is secured (contingently or otherwise) by any Lien on assets of the Borrower or any other Subsidiary other than by virtue of Standard Securitization
Undertakings, (iii) such Person has no contract, agreement, arrangement or understanding with the Borrower or any other Subsidiary other than (A) customary contracts, arrangements or agreements entered into with respect to the sale, purchase and servicing of Securitization Assets on market terms for similar securitization transactions and (B) Guarantees and pledges of security as required by the Senior Loan Documents and the Second Priority Debt Documents and
(iv) neither the Borrower nor any Subsidiary has any obligations to maintain or preserve such Person's financial condition or cause it to achieve certain levels of operating results other than pursuant to Standard Securitization
Undertakings.

          "Sellers' Retained Interests" means the debt or equity interests held by the Borrower or any Subsidiary in a Securitization Vehicle to which
Securitization Assets have been transferred (or purported to have been transferred) in a Securitization permitted by Sections 6.01 and 6.05, including any such debt or equity received in consideration for the Securitization Assets transferred.

          "Series D Preferred Stock" means the Borrower's 8% Series D cumulative, convertible pay-in-kind preferred stock held by Green Equity
Investors III, L.P. or one of its Affiliates on the Restatement Effective Date.

                                                                              28

          "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities made by the Borrower or a Subsidiary in connection with Securitizations permitted by Sections 6.01 and 6.05 which representations, warranties, covenants and indemnities are customarily included in securitizations of accounts receivable involving comparable companies.

          "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages expressed as a decimal (including any marginal, special, emergency or supplemental reserves)
established by the Board to which the Administrative Agent is subject with respect to eurocurrency funding (currently referred to as "Eurocurrency
Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Store" means any retail store (which may include any real property, fixtures, equipment, inventory and script files related thereto) operated, or to be operated, by any Subsidiary Loan Party.

          "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Subsidiary" means any subsidiary of the Borrower.

          "Subsidiary Loan Party" means each Subsidiary set forth on Schedule
1.01 hereto and any wholly-owed Domestic Subsidiary, including any
Securitization Vehicle that is a Domestic Subsidiary.

          "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total
Swingline Exposure at such time.

          "Swingline Lender" means CNAI, in its capacity as the lender of
Swingline Loans hereunder.

                                                                              29

          "Swingline Loan" means a Loan made pursuant to Section 2.04.

          "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental
Authority.

          "Term Loans" means Loans made or deemed made pursuant to the Second
Amendment on the Second Amendment Effective Date.

          "Term Loan Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan hereunder on the Second
Amendment Effective Date (including pursuant to the exchange of a term loan of such Lender outstanding hereunder prior to the Second Amendment Effective Date for a Term Loan in an equal or lesser principal amount), expressed as an amount representing the maximum principal amount of the Term Loan to be made by such
Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Term Loan Commitment is set forth on Schedule 2.01, or in the
Assignment and Acceptance pursuant to which such Lender shall have assumed its
Term Loan Commitment, as applicable. The aggregate amount of the Term Loan
Lenders' Term Loan Commitments is $450,000,000.

          "Term Loan Lender" means a Lender with a Term Loan Commitment or an outstanding Term Loan.

          "Third Party Interests" means, with respect to any Securitization, notes, bonds or other debt instruments, beneficial interests in a trust, ownership interests (including any fractional undivided interests) in a pool or pools of accounts receivable or other interests or securities issued or sold for cash consideration by a Securitization Vehicle to banks, investors or other financing sources (other than the Borrower or its Subsidiaries) the proceeds of which are used to finance, in whole or in part, the purchase by such
Securitization Vehicle of accounts receivables or other Securitization Assets in a Securitization.

          "Total Indebtedness" means, as of any date, the sum of the aggregate principal amount of Indebtedness of the Borrower and its Consolidated
Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP plus, without duplication, the aggregate outstanding amount of Third Party Interests (which amount may be described as a "net investment",
"capital", "invested amount", "principal amount" or similar term reflecting the aggregate amount invested in beneficial interests constituting Third Party
Interests).

          "Transactions" means the execution, delivery and performance by the
Borrower and the Subsidiary Loan Parties of each Senior Loan Document, the borrowing of Loans, the use of proceeds thereof and the other transactions to be effected on the Restatement Effective Date.

                                                                              30

          "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such
Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate
Base Rate.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.

          SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a
"Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type
(e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a
"Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving
Borrowing").

          SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will"
shall be construed to have the same meaning and effect as the word "shall".
Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); provided, however, that amendments to the Indentures and the Second Priority Debt Documents after the Restatement Effective Date shall be effective for purposes of references thereto in this Agreement and the other Senior Loan Documents only if such amendments are permitted hereunder or are consented to in writing for such purpose by the Required Lenders (or such other percentage of the Lenders as may be specified herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein",
"hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and
Schedules to, this Agreement, (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) references to "the date hereof" or "the date of this Agreement" shall refer to June 27, 2001.

          SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after Restatement Effective Date in GAAP or in the application thereof on the operation of such provision

                                                                              31

(or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of
GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

          SECTION 1.05. Terms Defined in Definitions Annex. Capitalized terms used in this Agreement that are not defined in Section 1.01 shall have the meanings assigned to such terms in the Definitions Annex (but any definition of such a term in the Definitions Annex shall be disregarded for purposes hereof if such term is also defined in Section 1.01).

                                   ARTICLE II

                                   The Credits

          SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees (a) to make a Term Loan to the Borrower on the
Second Amendment Effective Date (subject to the terms and conditions of the
Second Amendment) in a principal amount not exceeding its Term Loan Commitment and in the manner contemplated by the Second Amendment and (b) to make Revolving
Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender's Revolving
Exposure exceeding the lesser of (i) such Lender's Revolving Commitment and (ii)
such Lender's Applicable Percentage of an amount equal to (A) the Borrowing Base
Amount in effect at such time minus (B) the aggregate amount of Term Loans outstanding at such time. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow
Revolving Loans. Amounts repaid in respect of Term Loans may not be reborrowed.

          SECTION 2.02. Loans and Borrowings. (a) Each Loan (other than a
Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with the amounts of their Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

          (b) Subject to Section 2.14, each Revolving Borrowing and Term
Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the
Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR
Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan;
provided that any exercise of such option shall not affect the obligation of the
Borrower to repay such Loan in accordance with the terms of this Agreement.

                                                                              32

          (c) At the commencement of each Interest Period for any Eurodollar
Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR
Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section
2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $1,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of
10 Eurodollar Borrowings outstanding.

          (d) Notwithstanding any other provision of this Agreement, the
Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

          SECTION 2.03. Requests for Borrowings. To request a Revolving
Borrowing or Term Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than
(1) 10:30 a.m., New York City time, on the Business Day of the proposed
Borrowing, in the case of Borrowings to be made on the same day as such notice is given or (2) 12:00 noon, New York City time, on the Business Day before the proposed Borrowing, in the case of all other Borrowings. Each such telephonic
Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

          (i) whether the requested Borrowing is to be a Revolving Borrowing or
     Term Borrowing;

          (ii) the aggregate amount of such Borrowing;

          (iii) the date of such Borrowing, which shall be a Business Day;

          (iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar
     Borrowing;

          (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section
     2.06.

                                                                              33

          If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the
Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

          SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender may, in its sole discretion, make
Swingline Loans to the Borrower from time to time during the Revolving
Availability Period in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding
Swingline Loans exceeding $100,000,000 or (ii) the sum of the total Revolving
Exposures exceeding the lesser of (A) the total Revolving Commitments at such time and (B) an amount equal to the Borrowing Base Amount in effect at such time minus the aggregate amount of Term Loans outstanding at such time; provided that
(i) the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan and (ii) the Swingline Lender shall not have any obligation, under this Agreement or otherwise, to make any Swingline
Loan requested by the Borrower hereunder and may, in its sole discretion, decline to make a requested Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

          (b) To request a Swingline Loan, the Borrower shall notify the
Administrative Agent of such request by telephone (confirmed by telecopy), not later than 1:00 p.m., New York City time, on the day of a proposed Swingline
Loan. Each such notice shall be irrevocable and shall specify the requested date
(which shall be a Business Day) and amount of the requested Swingline Loan. The
Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each
Swingline Loan available to the Borrower by means of a wire transfer to an account designated by the Borrower (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the relevant Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

          (c) Interest on each Swingline Loan shall be payable on the Interest
Payment Date with respect thereto.

          (d) The Administrative Agent shall (i) at any time when Swingline
Loans in an aggregate principal amount of $10,000,000 or more are outstanding, at the request of the Swingline Bank in its sole discretion, or (ii) on the date that is seven days after the date on which a Swingline Loan was made, deliver on behalf of the Borrower a Borrowing Request pursuant to Section 2.03 for an ABR
Borrowing in the amount of such Swingline Loans; provided, however, that the obligations of the Lenders to fund such Borrowing shall not be subject to the conditions set forth in Section 4.02.

                                                                              34

          (e) The Swingline Lender may by written notice given to the
Administrative Agent not later than 12:00 noon, New York City time, on any
Business Day require the Revolving Lenders to acquire participations on such
Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each
Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving
Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the
Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other Person on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline
Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent, and any such amounts received by the
Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

          SECTION 2.05. Letters of Credit. (a) General. On the Restatement
Effective Date, the Existing Letters of Credit will automatically, without any action on the part of any Person, be deemed to be Letters of Credit issued hereunder for the account of the Borrower for all purposes of this Agreement and the other Senior Loan Documents. In addition, subject to the terms and conditions set forth herein, the Borrower may request the issuance of (and the applicable Issuing Bank, as specified by the Borrower, will issue) Letters of
Credit for its own account, in a form reasonably acceptable to the
Administrative Agent and the relevant Issuing Bank, at any time and from time to time during the Revolving Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the
Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

                                                                              35

          (b) Notice of Issuance, Amendment, Renewal, Extension; Certain
Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the relevant Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of
Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c)
of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by an
Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank's standard form in connection with any request for a Letter of
Credit. A Letter of Credit shall be issued, amended, renewed or extended only if
(and upon issuance, amendment, renewal or extension of each Letter of Credit the
Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the total LC Exposure shall not exceed $300,000,000 and (ii) the total Revolving Exposures shall not exceed the lesser of (A) the total Revolving Commitments at such time and (B) an amount equal to the Borrowing Base Amount then in effect minus the aggregate amount of
Term Loans outstanding at such time. Notwithstanding anything to the contrary contained in this Agreement, no Existing Letter of Credit may be amended, renewed or extended.

          (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

          (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such
Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit in an amount equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Revolving Lender shall be deemed to have acquired such a participation in each Existing Letter of
Credit on the Restatement Effective Date. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable
Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance

                                                                              36

whatsoever, including any amendment, renewal or extension of any Letter of
Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e) Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC
Disbursement by paying to the Administrative Agent an amount equal to such LC
Disbursement not later than 3:30 p.m., New York City time, on the date that such
LC Disbursement is made, if the Borrower shall have received notice of such LC
Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 1:00 p.m., New York City time, on the Business Day immediately following the day that the Borrower receives such notice; provided that, if such LC Disbursement is not less than $5,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving
Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the
Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the
Administrative Agent shall promptly pay to the relevant Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the
Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to such
Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a
Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for any
LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline
Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

          (f) Obligations Absolute. The Borrower's obligation to reimburse LC
Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of
Credit or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of
Credit against presentation of a draft or other document that does

                                                                              37

not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. None of the Administrative Agent, any Lender or any Issuing Bank, or
any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit
(including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the relevant Issuing Bank; provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the fullest extent permitted by applicable law) suffered by the Borrower that are caused by such
Issuing Bank's gross negligence or wilful misconduct (as determined by a court of competent jurisdiction by a final and non-appealable judgment) in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of an Issuing Bank (as determined by a court of competent jurisdiction by a final and non-appealable judgment), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a
Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing
Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such
Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the
Borrower of its obligation to reimburse the Issuing Bank and the Revolving
Lenders with respect to any such LC Disbursement.

          (h) Interim Interest. If an Issuing Bank shall make any LC
Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC
Disbursement, at the rate per annum then applicable to ABR Revolving Loans;
provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c)

                                                                              38

shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such
Lender to the extent of such payment.

          (i) Resignation or Replacement of the Issuing Bank. An Issuing Bank
may resign at any time by giving 180 days' prior written notice to the
Administrative Agent, the Borrower and the Lenders, and an Issuing Bank may be
replaced at any time by written agreement among the Borrower, the Administrative
Agent, the replaced Issuing Bank and the successor Issuing Bank. The
Administrative Agent shall notify the Lenders of any such replacement of an
Issuing Bank. At the time any such replacement shall become effective, the
Borrower shall pay all unpaid fees accrued for the account of the replaced
Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term
"Issuing Bank" shall be deemed to refer to such successor or to any previous
Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the
Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall (or shall cause Subsidiary Loan
Parties to) deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the total LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower or any Subsidiary Loan
Party described in clause (h) or (i) of Article VII. The Borrower also shall (or shall cause Subsidiary Loan Parties to) deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b), and any such cash collateral so deposited and held by the Administrative Agent hereunder shall constitute part of the Borrowing Base Amount for purposes of determining compliance with Section 2.11(b). Each such deposit shall be held by the
Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. The Administrative Agent shall, at the Borrower's risk and expense, invest all such deposits in Permitted Investments chosen in the sole discretion of the Administrative Agent after consultation with the
Borrower, provided that no consultation shall be required if a Default has occurred and is continuing. Other than any interest earned in

                                                                              39

respect of the investment of such deposits, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative
Agent to reimburse each Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC
Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy the Senior
Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived (or, during a Cash Sweep Period, paid into the Citibank Concentration Account). If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Borrower would remain in compliance with
Section 2.11(b) and no Default shall have occurred and be continuing. Unless and except to the extent that the deposit of cash collateral directly by the
Borrower would not result in an obligation to grant a security interest in such cash collateral to the holders of other outstanding Indebtedness of the
Borrower, the Borrower will cause Subsidiary Loan Parties to deposit all cash collateral required to be deposited pursuant to this Section 2.05(j) or Section
2.11(b).

          (k) Additional Issuing Banks The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender, designate one or more additional
Lenders to act as an issuing bank under the terms of this Agreement. Any Lender designated as an issuing bank pursuant to this clause (k) shall be deemed to be an "Issuing Bank" (in addition to being a Lender) in respect of Letters of
Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Banks and such
Lender in its capacity as an Issuing Bank.

          (l) Reporting by Issuing Banks to the Administrative Agent. At the end
of each week and otherwise upon request of the Administrative Agent, each
Issuing Bank shall provide the Administrative Agent with a certificate identifying the Letters of Credit issued by such Issuing Bank and outstanding on such date, the amount and expiration date of each such Letter of Credit, the beneficiary thereof, the amount, if any, drawn under each such Letter of Credit and any other information reasonably requested by the Administrative Agent with respect to such Letters of Credit. The Administrative Agent shall promptly enter all such information received by it pursuant to this Section 2.05(l) in the
Register.

          SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each
Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The

                                                                              40

Administrative Agent will make such Loans available to the Borrower by wire transfer, in like funds, to an account designated by the Borrower in the applicable Borrowing Request. Wire transfers to the Borrower of all Loans (other than Swingline Loans and same-day ABR Revolving Borrowings) shall be made no later than 1:00 p.m., New York City time. Wire transfers to the Borrower of
Swingline Loans and same-day ABR Revolving Borrowings shall be made no later than 4:00 p.m., New York City time.

          (b) Unless the Administrative Agent shall have received notice from a
Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such
Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative
Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the
Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Revolving Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such
Lender's Loan included in such Borrowing.

          SECTION 2.07. Interest Elections. (a) Each Revolving Borrowing and
Term Borrowing initially shall be of the Type specified in the applicable
Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the
Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest
Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

          (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a
Borrowing Request would be required to be made under Section 2.03 if the
Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic
Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest
Election Request in a form approved by the Administrative Agent and signed by the Borrower.

          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02 and paragraph
(f) of this Section:

                                                                              41

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing
     (in which case the information to be specified pursuant to clauses (iii)
     and (iv) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest
     Election Request, which shall be a Business Day;

          (iii) whether the resulting Borrowing is to be an ABR Borrowing or a
     Eurodollar Borrowing; and

          (iv) if the resulting Borrowing is a Eurodollar Borrowing, the
     Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d) Promptly following receipt of an Interest Election Request, the
Administrative Agent shall advise each Lender of the details thereof and of such
Lender's portion of each resulting Borrowing.

          (e) If the Borrower fails to deliver a timely Interest Election
Request with respect to a Eurodollar Borrowing prior to the end of the Interest
Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of
Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an
Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar
Borrowing shall be converted to an ABR Borrowing at the end of the Interest
Period applicable thereto.

          (f) A Borrowing of any Class may not be converted to or continued as a
Eurodollar Borrowing if after giving effect thereto (i) the Interest Period therefore would end after a date on which any principal of the Loans of such
Class is scheduled to be repaid and (ii) the sum of the aggregate principal amount of outstanding Eurodollar Borrowings of such Class with Interest Periods ending on or prior to such scheduled repayment date plus the aggregate principal amount of outstanding ABR Borrowings of such Class would be less than the aggregate principal amount of Loans of such Class required to be repaid on such scheduled repayment date.

          SECTION 2.08. Termination and Reduction of Commitments. (a) Unless
previously terminated in accordance with the terms of this Agreement, (i) the
Term Loan Commitments shall terminate at 5:00 p.m., New York City time on the

                                                                              42

Second Amendment Effective Date, and (ii) the Revolving Commitments shall terminate on the Maturity Date.

          (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the
Commitments of any Class shall be in an amount that is an integral multiple of
$1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the total Revolving Exposures would exceed the total Revolving Commitments.

          (c) If any Reduction of the Revolving Facility is required pursuant to
Section 2.11, then, on the date that such Reduction is made, the Revolving
Commitments shall be reduced by an aggregate amount equal to the amount of the required Reduction.

          (d) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section, or any required Reduction of the Revolving Commitments under paragraph (c) of this
Section, at least one Business Day prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the
Borrower pursuant to this Section shall be irrevocable; provided that a notice of voluntary termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their Commitments of such Class.

          SECTION 2.09. Repayment of Loans; Evidence of Indebtedness. (a) The
Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Maturity Date, (ii) to the
Administrative Agent for the account of each Term Loan Lender the then unpaid principal amount of the Term Loan of such Lender as provided in Section 2.10 and
(iii) to the Swingline Lender the then unpaid principal amount of each Swingline
Loan on the earlier of (A) the Maturity Date and (B) the date that is seven days after the date on which such Swingline Loan was made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such
Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                                                                              43

          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the
Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each
Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any
Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in the form attached hereto as Exhibit A-1 or A-2, as applicable, or in such other form approved by the Administrative Agent and the Borrower.
Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          SECTION 2.10. Amortization of Term Loans. (a) Subject to adjustment pursuant to paragraph (d) of this Section, the Borrower shall repay Term
Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date:

                    Date                                Amount
                    ----                                ------
          November 30, 2004                           $1,125,000
          February 28, 2005                           $1,125,000
          May 31, 2005                                $1,125,000
          August 31, 2005                             $1,125,000
          November 30, 2005                           $1,125,000
          February 28, 2006                           $1,125,000
          May 31, 2006                                $1,125,000
          August 31, 2006                             $1,125,000
          November 30, 2006                           $1,125,000
          February 28, 2007                           $1,125,000
          May 31, 2007                                $1,125,000
          August 31, 2007                             $1,125,000
          November 30, 2007                           $1,125,000
          February 28, 2008                           $1,125,000
          May 31, 2008                                $1,125,000
          August 31, 2008                             $1,125,000
          November 30, 2008                           $1,125,000

                                                                              44
          February 28, 2009                           $1,125,000
          May 31, 2009                                $1,125,000
          August 31, 2009                           $428,625,000

          (b) To the extent not previously paid, all Term Loans shall be due and payable on the Maturity Date.

          (c) Any mandatory prepayment of a Term Borrowing made after the
Restatement Effective Date shall be applied to reduce the subsequent scheduled repayments of the Term Borrowings to be made pursuant to this Section in inverse order of maturity. Any prepayment of a Term Borrowing made after the Restatement
Effective Date pursuant to Section 2.11(a) shall be applied to reduce scheduled repayments of the Term Borrowings to be made pursuant to this Section in the manner selected by the Borrower.

          (d) If the initial aggregate amount of the Lenders' Term Loan
Commitments exceeds the aggregate principal amount of Term Loans that are made on the Restatement Effective Date, then the scheduled repayments of Term
Borrowings to be made pursuant to paragraph (a) of this Section shall be reduced ratably by an aggregate amount equal to such excess. Prior to any repayment of any Term Borrowings hereunder, the Borrower shall select the Borrowing or
Borrowings to be repaid and shall notify the Administrative Agent by telephone
(confirmed by telecopy) of such selection not later than 11:00 a.m., New York
City time, three Business Days before the scheduled date of such repayment. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

          SECTION 2.11. Prepayment of Loans; Reductions. (a) The Borrower shall have the right, at any time and from time to time, to prepay any Borrowing in whole or in part, subject to the requirements of this Section; provided, however, that any partial prepayment made pursuant to this Section 2.11(a) shall be in a principal amount that is a multiple of $1,000,000 and not less than
$5,000,000.

          (b) (i) In the event and on each date that the sum of the total
Revolving Exposures and the aggregate amount of Term Loans outstanding exceeds the then-current Borrowing Base Amount, the Borrower shall on each such date apply an amount equal to such excess as follows: first, to prepay Revolving
Borrowings or Swingline Loans, second, to the extent of any remaining excess, or if no Revolving Borrowings or Swingline Loans are outstanding, to make a deposit in a cash collateral account maintained by the Administrative Agent pursuant to
Section 2.05(j) to be held as security for the Borrower's obligations in respect of Letters of Credit, and third, to the extent of any remaining excess, to prepay Term Borrowings.

          (ii) In the event and on each date that the total Revolving Exposures exceed the total Revolving Commitments, the Borrower shall on such date apply an amount equal to such excess first, to prepay Revolving Borrowings or Swingline
Borrowings, and second, to the extent of any remaining excess, or if no
Revolving

                                                                              45

Borrowings or Swingline Loans are outstanding, to a cash collateral account maintained by the Administrative Agent pursuant to Section 2.05(j) to be held as security for the Borrower's obligations in respect of Letters of Credit.

          (c) In the event and on each occasion that any Net Cash Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of a
Reduction Event consisting of a Senior Collateral Disposition, an Asset Sale or
a Casualty/Condemnation, the Borrower shall, within two Business Days after such
Net Cash Proceeds are received, effect Reductions to the Revolving Facility and the Term Loans, in the manner set forth in paragraph (e) below, in an aggregate amount equal to such Net Cash Proceeds; provided, however, that the Borrower and the Subsidiaries shall not be required to effect any Reductions pursuant to this
Section 2.11(c) with respect to the initial $50,000,000 of such Net Cash
Proceeds received on or after the Restatement Effective Date.

          (d) In the event and on each occasion that any Net Cash Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of a
Reduction Event consisting of a Capital Markets Transaction, the Borrower shall
(i) if on the date of receipt of such Net Cash Proceeds the sum of the total
Revolving Exposures and the outstanding Term Loans exceeds the Borrowing Base, apply, not later than the Business Day immediately after the day such Net Cash
Proceeds are received, an amount equal to the lesser of the amount of such excess and the amount of such Net Cash Proceeds to Reductions to the Revolving
Facility and the Term Loans, in the manner set forth in paragraph (e) below, and
(ii) within two Business Days after such Net Cash Proceeds are received, effect
Reductions to the Revolving Facility and the Term Loans (in addition to any
Reductions under clause (i) above), in the manner set forth in paragraph (e)
below, in an aggregate amount equal to 50% of an amount equal to (x) the amount of such Net Cash Proceeds minus (y) the amount, if any, of Reductions effected pursuant to clause (i) above as a result of receipt of such Net Cash Proceeds;
provided that receipt by the Borrower of Net Cash Proceeds from the issuance of its common stock which are applied pursuant to Section 6.08(a)(vii) to repurchase or redeem Series D Preferred Stock or the 4.75% Convertible Notes
within the period specified in such Section shall not provide the basis for any prepayment pursuant to this paragraph, provided further, however, that any such
Net Cash Proceeds not so applied in such period shall be applied on the last day of such period as provided in this Section 2.11(d).

          (e) Reductions to the Revolving Facility and the Term Loans required to be made pursuant to paragraph (c) or (d) of this Section shall be allocated between the Revolving Facility and the Term Loans pro rata based on the relative amounts of the Term Loans and of the Revolving Commitments, used and unused (or if the Revolving Commitments have terminated, the amount of the total Revolving
Exposures), on the date of receipt of the Net Cash Proceeds giving rise to such
Reductions. Any such Reduction in the Revolving Facility will be effected pursuant to (i) the permanent reduction of Revolving Commitments in the amount of such Reduction and (ii) the simultaneous repayment of Revolving Loans and
Swingline Loans, and to the extent no Revolving Loans or Swingline Loans remain outstanding, the cash collateralization of obligations in respect of Letters of
Credit, in an aggregate amount equal to such Reduction.

                                                                              46

          (f) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone
(confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the Borrowings to be prepaid and the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08.
Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

          SECTION 2.12. Fees. (a) The Borrower agrees to pay to the
Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the daily unused amount of the Revolving
Commitment of such Lender during the period from and including the Restatement
Effective Date to but excluding the date on which such Commitment terminates.
Accrued commitment fees shall be payable in arrears on the last day of March,
June, September and December of each year and on the date on which the Revolving
Commitments terminate, commencing on the first such date to occur after the
Restatement Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed
(including the first day but excluding the last day). For purposes of computing commitment fees pursuant to this Section 2.12(a), a Revolving Commitment of a
Lender shall be deemed to be used to the extent of the outstanding Revolving
Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

          (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable
Rate as in effect from time to time for interest on Eurodollar Revolving Loans on the daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Restatement Effective Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate of 0.25% per annum on the daily outstanding

                                                                              47

amount of such Issuing Bank's Letters of Credit during the period from and including the Restatement Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Restatement Effective Date;
provided that all such fees shall be payable on the date on which the Revolving
Commitments terminate and any such fees accruing after the date on which the
Revolving Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c) The Borrower agrees to pay to the Administrative Agent and the
Collateral Agents, for their own accounts, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative
Agent or the Collateral Agents, as the case may be.

          (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the relevant
Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

          SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing
(including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

          (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

          (c) Notwithstanding the foregoing, upon the occurrence and during the continuation of a Event of Default, at the option of the Administrative Agent or at the request of the Required Lenders, the Borrower shall pay interest on all of the Senior Obligations to but excluding the date of actual payment, after as well as before judgment, (i) in the case of principal, at a rate per annum equal to 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section and (ii) in the case of any other amount, at a rate per annum equal to 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

          (d) Accrued interest on each Loan shall be payable in arrears on each
Interest Payment Date for such Loan and on the Maturity Date and, in the case of
Revolving Loans, upon termination of the Revolving Commitments; provided that

                                                                              48

(i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving
Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current
Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion, together with any amounts due and payable pursuant to Section 2.16.

          (e) All interest hereunder shall be computed on the basis of a year of
360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Citibank Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or
Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

          (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their
     Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the
Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest
Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such
Borrowing shall be made as an ABR Borrowing.

          SECTION 2.15. Increased Costs. (a) If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank; or

          (ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

                                                                              49

and the result of any of the foregoing shall be to increase the cost to such
Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such
Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such
Issuing Bank hereunder (whether of principal, interest or otherwise), then the
Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing
Bank, as the case may be, for such additional costs incurred or reduction suffered.

          (b) If any Lender or any Issuing Bank determines that any Change in
Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or such Issuing Bank's capital or on the capital of such Lender's or such Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing
Bank, to a level below that which such Lender or such Issuing Bank or such
Lender's or such Issuing Bank's holding company could have achieved but for such
Change in Law (taking into consideration such Lender's or such Issuing Bank's policies and the policies of such Lender's or such Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company for any such reduction suffered. Each Lender will promptly notify the Borrower and the Administrative
Agent of any event of which it has knowledge that will entitle such Lender to compensation pursuant to this Section 2.15; provided that the failure to provide such notification will not affect such Lender's rights to compensation hereunder.

          (c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

          (d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or such Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing
Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or such Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

                                                                              50

          SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an
Interest Period applicable thereto (including as a result of an Event of
Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(f) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest
Period applicable thereto as a result of a request by the Borrower pursuant to
Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a
Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to consist of an amount determined by such Lender to be the excess, if any, of (i)
the amount of interest which would have accrued on the principal amount of such
Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest
Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          SECTION 2.17. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Senior Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any
Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions
(including deductions applicable to additional sums payable under this Section)
the Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the
Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative
Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Senior Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or

                                                                              51

attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing
Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or
Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the
Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate, provided that such Foreign Lender has received written notice from the Borrower advising it of the availability of such exemption or reduction and supplying all applicable documentation.

          SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of
Setoffs. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Senior Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under
Section 2.15, 2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Senior Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff or counterclaim.
Any amounts received after such time on any date may, in the discretion of the
Administrative Agent, be deemed to have been received on the next succeeding
Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 388 Greenwich
Street, New York, NY 10013, except payments to be made directly to an Issuing
Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the
Persons entitled thereto and payments pursuant to other Senior Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Senior Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Senior Loan Document shall be made in dollars.

                                                                              52

          (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC
Disbursements, interest and fees then due hereunder, such funds shall be applied
(i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC
Disbursements then due to such parties.

          (c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC
Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value)
participations in the Revolving Loans, Term Loans and participations in LC
Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate relative amounts of principal of and accrued interest on their Revolving Loans, Term Loans and participations in LC
Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this
Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

          (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative
Agent for the account of the Lenders or the Issuing Bank hereunder that the
Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or an Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative
Agent, at the

                                                                              53

greater of the Federal Funds Effective Rate and a rate determined by the
Administrative Agent in accordance with banking industry rules on interbank compensation.

          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.18(d) or 9.03(c),
then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the
Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If
any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental
Authority for the account of any Lender pursuant to Section 2.17, then such
Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b) If any Lender requests compensation under Section 2.15, or if the
Borrower is required to pay any additional amount to any Lender or any
Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the
Borrower may, at its sole expense and effort, upon notice to such Lender and the
Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in
Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another
Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Banks and the Swingline
Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii)
in the case of any such assignment resulting from a claim for compensation under
Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a material reduction in such compensation or payments.
A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                                                              54

          SECTION 2.20. Adjustments to Borrowing Base Advance Rates. (a) As of
the Restatement Effective Date, the Accounts Receivable Advance Rate will be
85%, the Pharmaceutical Inventory Advance Rate will be 85%, the Other Inventory
Advance Rate will be 80% and the Scripts List Advance Rate will be 25%.

          (b) Any increase in the Pharmaceutical Inventory Advance Rate, the
Other Inventory Advance Rate, the Accounts Receivable Advance Rate or the Script
Lists Advance Rate above that would result in any rate in excess of the initially applicable rate set forth in Section 2.20(a) will in each case require the consent of all the Lenders.

          (c) The Collateral Agents, in the exercise of their reasonable judgment to reflect Borrowing Base Factors, may (i) reduce the Accounts
Receivable Advance Rate, the Pharmaceutical Inventory Advance Rate, the Other
Inventory Advance Rate and the Script Lists Advance Rate from time to time and
(ii) thereafter increase such rate to a rate not in excess of the applicable rate set forth in Section 2.20(a).

          (d) The Administrative Agent will give prompt written notice to the
Borrower and the Lenders of any adjustments effected pursuant to this Section
2.20.

          SECTION 2.21. Incremental Loans. At any time after the Restatement
Effective Date prior to the Maturity Date, the Borrower may, by notice to the
Administrative Agent (which shall promptly deliver a copy to each of the
Lenders), request the addition to this Agreement of a new tranche of term loans, or an incremental revolving credit facility or any combination thereof (the
"Incremental Facilities"); provided, however, that both (x) at the time of any such request and (y) upon the effectiveness of any such Incremental Facility, no
Default shall exist and the Borrower shall, if a Financial Covenant
Effectiveness Period is then occurring, be in compliance with Sections 6.13 and
6.14 (calculated, in the case of clause (y), on a pro forma basis to give effect to any borrowing under the Incremental Facility and any substantially simultaneous repayments of Revolving Loans). The Incremental Facilities shall
(i) be in an aggregate principal amount not in excess of $700,000,000, (ii) rank pari passu in right of payment and of security with the other Loans, (iii) if such Incremental Facility is a term loan facility, amortize in a manner acceptable to the Agents, and in any event have an average weighted life equal to or longer than the Term Loans and mature no earlier than the Maturity Date,
(iv) bear interest at the market interest rate, as determined at the time such
Incremental Facility becomes effective, (v) have such other pricing as may be agreed by the Borrower and the Administrative Agent and (vi) otherwise be treated hereunder no more favorably than the Term Loans, in the case of an
Incremental Facility involving term loans, or the Revolving Loans, in the case of an Incremental Facility involving revolving loans; provided, that the terms and provisions applicable to the Incremental Facilities may provide for additional or different financial or other covenants applicable only during periods after the Maturity Date. The proceeds of the Incremental Facilities shall be used solely for the purposes set forth in Section 5.10. Such notice shall set forth the requested amount and class of Incremental Facilities, and shall offer each Lender the opportunity to offer a commitment (the "Incremental
Commitment") to provide a portion of the Incremental Facility by giving written notice of such offered

                                                                              55

commitment to the Administrative Agent and the Borrower within a time period
(the "Offer Period") to be specified in the Borrower's notice; provided, however, that no existing Lender will be obligated to subscribe for any portion of such commitments. In the event that, at the expiration of the Offer Period,
Lenders shall have provided commitments in an aggregate amount less than the total amount of the Incremental Facility initially requested by the Borrower, the Borrower may request that Incremental Facility commitments be made in a lesser amount equal to such commitments and/or shall have the right to arrange for one or more banks or other financial institutions (any such bank or other financial institution being called an "Additional Lender") to extend commitments to provide a portion of the Incremental Facility in an aggregate amount equal to the unsubscribed amount of the initial request; provided that each Additional
Lender shall be subject to the approval of the Administrative Agent (such consent not to be unreasonably withheld); and provided further that the
Additional Lenders shall be offered the opportunity to provide the Incremental
Facility only on terms previously offered to the existing Lenders pursuant to the immediately preceding sentence. Commitments in respect of Incremental
Facilities will become Commitments under this Agreement pursuant to an amendment to this Agreement (such an amendment, an "Incremental Facility Amendment")
executed by each of the Borrower and each Subsidiary Loan Party, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The effectiveness of any Incremental Facility
Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02.

                                   ARTICLE III

                         Representations and Warranties

          The Borrower represents and warrants to the Lenders that:

          SECTION 3.01. Organization; Powers. Each of the Borrower and the
Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          SECTION 3.02. Authorization; Enforceability. The Transactions to be
entered into by each Loan Party are within such Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the
Borrower and constitutes, and each other Senior Loan Document to which any Loan
Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower or such Loan
Party (as the case may be), enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject

                                                                              56

to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Senior Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of the Subsidiaries or any order of any
Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument evidencing or governing Indebtedness or any other material agreement binding upon the Borrower or any Subsidiary or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any Subsidiary, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary, except
Liens created under the Senior Loan Documents and the Second Priority Collateral
Documents.

          SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The
Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended February 28, 2004, reported on by Deloitte & Touche LLP. Such financial statements present fairly the financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

          (b) Except as disclosed (i) in the financial statements referred to in paragraph (a) above or the notes thereto, (ii) in the Borrower's report or Form
10-K for the fiscal year ended February 28, 2004 or (iii) on Schedule 3.04, after giving effect to the Transactions, none of the Borrower or the
Subsidiaries has, as of the Restatement Effective Date, any material contingent liabilities, unusual long-term loan commitments or unrealized losses.

          (c) Since February 28, 2004, there has been no material adverse change in the business, assets, operations, properties, condition (financial or otherwise), or prospects of the Borrower and the Subsidiaries, taken as a whole.

          SECTION 3.05. Properties. (a) Each of the Borrower and the
Subsidiaries has good and marketable title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes. All such real and personal property are free and clear of all Liens, other than Liens permitted by Section 6.02.

          (b) Each of the Borrower and the Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and the
Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually

                                                                              57

or in the aggregate, could not reasonably be expected to result in a Material
Adverse Effect.

          (c) Schedule 3.05(c) sets forth the address of every leased warehouse or distribution center in which inventory owned by the Borrower or any
Subsidiary is located as of the Restatement Effective Date.

          SECTION 3.06. Litigation and Environmental Matters. (a) Except as set
forth on Schedule 3.06(a), there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of the Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse
Effect or (ii) that involve any of the Senior Loan Documents or the
Transactions.

          (b) Except as set forth on Schedule 3.06(b) and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental
Liability, (iii) has received notice of any claim with respect to any
Environmental Liability or (iv) knows of any basis for any Environmental
Liability.

          SECTION 3.07. Compliance with Laws and Agreements. Each of the
Borrower and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property
(including, without limitation, the Health Insurance Portability and
Accountability Act of 1996 ("HIPAA") and all other material healthcare laws and regulations) and all indentures, agreements and other instruments binding upon it or its property or assets, except where the failure to be so, individually or in the aggregate, could not reasonably be expected to result in a Material
Adverse Effect. No Default has occurred and is continuing.

          SECTION 3.08. Investment and Holding Company Status. Neither the
Borrower nor any of the Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a
"holding company" as defined in, or subject to regulation under, the Public
Utility Holding Company Act of 1935.

          SECTION 3.09. Taxes. Each of the Borrower and the Subsidiaries has
timely filed or caused to be filed all United States Federal income tax returns and reports and all other material tax returns and reports required to have been filed and has paid or caused to be paid all material Taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any
Subsidiary, except where the payment of any such Taxes is being contested in good faith by appropriate proceedings and for which the Borrower or such
Subsidiary, as applicable, has set aside on its books adequate reserves.

                                                                              58

The charges, accruals and reserves on the books of the Borrower and its
Consolidated Subsidiaries in respect of Taxes or charges imposed by a
Governmental Authority are, in the opinion of the Borrower, adequate.

          SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events for which liability is reasonably expected to result, could reasonably be expected to result in liability exceeding $50,000,000. The minimum funding standards of
ERISA and the Code with respect to each Plan have been satisfied. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.
87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $50,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $50,000,000 the fair market value of the assets of all such underfunded
Plans.

          SECTION 3.11. Disclosure; Accuracy of Information. (a) As of the
Restatement Effective Date, none of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the negotiation of this Agreement or any other Senior Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

          (b) Each Borrowing Base Certificate that has been or will be delivered to the Collateral Agents, the Administrative Agent or any Lender is and will be complete and correct in all material respects.

          SECTION 3.12. Subsidiaries. Schedule 3.12 sets forth the name of, and the ownership interest of the Borrower in, each Subsidiary of the Borrower and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Restatement Effective Date. As of the Restatement Effective Date, each of the Subsidiaries is an "Unrestricted Subsidiary" as defined in, and for all purposes of, the Effective Date Indentures and the 12.5% Note Indenture.

          SECTION 3.13. Insurance. Schedule 3.13 sets forth a description of all liability, property and casualty insurance maintained by or on behalf of the
Borrower and the Subsidiaries as of the Restatement Effective Date. As of the
Restatement Effective Date, all premiums in respect of such insurance have been paid. The Borrower and the Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice and as required by the Senior Loan

                                                                              59

Documents. The Borrower reasonably believes that the insurance maintained by or on behalf of the Borrower and the Subsidiaries is adequate.

          SECTION 3.14. Labor Matters. As of the Restatement Effective Date,
there are no strikes, lockouts or slowdowns against the Borrower or any
Subsidiary pending or, to the knowledge of the Borrower, threatened which could reasonably be expected to result in a Material Adverse Effect. The hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters.
All payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

          SECTION 3.15. Solvency. Immediately after the consummation of the
Transactions to occur on the Restatement Effective Date and immediately following the making of each Loan made on the Restatement Effective Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Borrower and the other Loan Parties, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Borrower and the other Loan Parties, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and the other Loan Parties taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and the other Loan
Parties will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Restatement Effective Date.

          SECTION 3.16. Federal Reserve Regulations. (a) Neither the Borrower
nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

          (b) No part of the proceeds of any Loan or any Letter of Credit will be used by the Borrower or any Subsidiary, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of Regulations T, U or X of the Board.

          SECTION 3.17. Security Interests. The Senior Subsidiary Security
Agreement is effective to create in favor of the Collateral Agents, for the ratable benefit of the Senior Secured Parties, a legal, valid and enforceable security interest in the Senior Collateral subject to such agreement and, when financing statements in appropriate form are filed in the offices specified on
Schedule 6 to the Perfection Certificate, such security

                                                                              60

interest shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Senior
Collateral, to the extent perfection can be obtained by filing Uniform
Commercial Code financing statements, in each case prior and superior in right to any other Person to the extent perfection can be obtained by filing Uniform
Commercial Code financing statements, other than with respect to the rights of
Persons pursuant to Liens expressly permitted by Section 6.02.

          SECTION 3.18. Use of Proceeds. The Borrower will use the proceeds of the Loans and will request the issuance of Letters of Credit only for the purposes specified in the preamble to this Agreement and set forth in Section
5.10.

                                   ARTICLE IV

                                   Conditions

          SECTION 4.01. Restatement Effective Date. Without affecting the rights of the Borrower or any Subsidiary hereunder at all times prior to the
Restatement Effective Date, the amendment and restatement of the Original
Agreement in the form hereof and the obligations of the Lenders to make Loans and acquire participations in Letters of Credit and Swingline Loans and of the
Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

          (a) The conditions set forth in Sections 3(d) and 4 of the Second
Amendment shall have been satisfied.

          (b) The Administrative Agent (or its counsel) shall have received from each party hereto a counterpart of this Agreement signed on behalf of such party.

          (c) The Agents shall have received all fees and other amounts due and payable on or prior to the Restatement Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder (including under the Original Agreement) or under any other Senior Loan Document.

          (d) The Collateral and Guarantee Requirement shall have been satisfied and the Administrative Agent shall have received a completed Perfection
Certificate dated the Restatement Effective Date and signed by an executive officer or Financial Officer of the Borrower, together with all attachments contemplated thereby, including the results of a Lien search in scope satisfactory to the Collateral Agents made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by
Section 6.02 or have been released; provided, however, that in the case of Loan
Parties in respect of which Lien searches were performed in connection with the closing of the Original Agreement, such Lien searches shall be limited to updates of the Lien searches previously

                                                                              61

performed. Each Subsidiary owning any Senior Collateral shall be party to the
Intercompany Inventory Purchase Agreement, which shall be in full force and effect.

          (e) All requisite Governmental Authorities shall have approved or consented to the Transactions and there shall be no governmental or judicial action, actual or threatened, that has or could have a reasonable likelihood of restraining, preventing or imposing burdensome conditions that could, individually or in the aggregate, reasonably be expected to result in a Material
Adverse Effect.

          (f) There shall be no material litigation against or involving the
Borrower or any Subsidiary or any of its property or defaults or breaches under any provision of any security issued by the Borrower or any Subsidiary or of any agreement, undertaking, contract, indenture, deed of trust or other instrument, document or agreement to which the Borrower or any Subsidiary is a party or by which it or any of its properties or assets are or may be bound, which could reasonably be expected, individually or in the aggregate, to result in a
Material Adverse Effect.

          (g) The Administrative Agent shall have received a Borrowing Base
Certificate, dated the Restatement Effective Date and executed by a Financial
Officer of the Borrower, containing information as of a date not more than eight
Business Days (or, in the case of information with respect to Eligible Inventory stored at a distribution center, 30 days) before the Restatement Effective Date.
The Borrowing Base Amount shall be sufficient to support the Borrowings to be effected on the Restatement Effective Date.

          (h) Each of the Second Priority Subsidiary Security Agreement, the
Second Priority Subsidiary Guarantee and the Second Priority Indemnity,
Subrogation and Contribution Agreement shall be in form and substance satisfactory to the Agents, shall have been duly executed by each Subsidiary party thereto and by or on behalf of the Second Priority Indebtedness Parties, and shall be in full force and effect, and copies of such documents shall have been delivered to the Agents.

          (i) Each of the waivers obtained pursuant to the Original Agreement from the lessor of each leased distribution center of the Subsidiary Loan
Parties of any statutory, common law or contractual landlord's lien with respect to any inventory of any Subsidiary Loan Party (other than with respect to inventory located at leased warehouses having a value in the aggregate not to exceed $40,000,000) shall be in full force and effect.

It is understood and agreed that no term of the amendment and restatement contemplated hereby shall be effective until the Restatement Effective Date occurs, and that the Original Agreement and the Predecessor Security Documents
shall continue in full force and effect without regard to the amendment and restatement contemplated hereby until the Restatement Effective Date.

          SECTION 4.02. Each Credit Event. The obligation of each Revolving
Lender to make a Revolving Loan on the occasion of any Revolving Borrowing after the

                                                                              62

Restatement Effective Date, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit after the Restatement Effective Date, is subject to receipt of the request therefore in accordance herewith and to the satisfaction of the following conditions (each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit (for purposes of this Section, an
"issuance") shall be deemed to constitute a representation and warranty by
Borrower on the date thereof as to the matters specified in paragraphs (a), (b)
and (c) of this Section):

          (a) the representations and warranties of the Loan Parties contained in each Senior Loan Document are true and correct in all material respects on and as of the date of such Borrowing or issuance, before and after giving effect to such Borrowing or issuance and to the application of the proceeds therefrom, as though made on and as of such date (except to the extent any such representation or warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date);

          (b) no event has occurred and is continuing, or would result from such
     Borrowing or issuance or from the application of the proceeds therefrom, that constitutes a Default or an Event of Default and such Borrowing or issuance would not result in a violation of the amount of secured
     Indebtedness permitted under the Second Priority Debt Documents; and

          (c) after giving effect to such Borrowing or issuance, the Borrowing
     Base Amount shall be equal to or greater than the sum of the total
     Revolving Exposure and the outstanding Term Loans.

          SECTION 4.03. Determinations Under Section 4.01. For purposes of determining compliance with the conditions specified in Section 4.01, each
Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the
Senior Loan Documents shall have received written notice from such Lender prior to the Restatement Effective Date specifying its objection thereto and such
Lender shall not have made available to the Administrative Agent such Lender's ratable portion of the Borrowings made on the Restatement Effective Date.

                                    ARTICLE V

                              Affirmative Covenants

          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired, terminated or been cash collateralized and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

                                                                              63

          SECTION 5.01. Financial Statements and Other Information. The Borrower
will furnish to the Administrative Agent and each Lender:

          (a) as soon as available and in any event within 105 days (or such earlier date that is 10 days after the then-current filing deadline for the
Borrower's Annual Report on Form 10-K) after the end of each fiscal year of the
Borrower, its audited consolidated balance sheet and related statements of income and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any material qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial position, results of operations and cash flows of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP;

          (b) as soon as available and in any event within 50 days (or such earlier date that is 5 days after the then-current filing deadline for the
Borrower's Quarterly Report on Form 10-Q) after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet as of the end of such fiscal quarter and related statements of income for such fiscal quarter and of income and cash flows for the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year;

          (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower
(i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating (x) compliance with Section 6.08(c) and (y) the Borrower's ratios under Sections 6.13 and 6.14, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Borrower's audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, (iv) identifying any Subsidiary formed or acquired since the end of the fiscal quarter immediately preceding the most recent fiscal quarter covered by such financial statements, (v) identifying any change in a Subsidiary Loan Party's name, form of organization or jurisdiction of organization, including as a result of any merger transaction, since the end of the fiscal quarter immediately preceding the most recent fiscal quarter covered by such financial statements, (vi) setting forth the aggregate amount of
Optional Debt Repurchases made by the Borrower during the most recent fiscal quarter covered by such financial statements, identifying the Indebtedness repurchased, redeemed, retired or defeased and specifying the provisions of
Section 6.08(b) or (c) pursuant to which each such Optional Debt Repurchase was effected and quantifying the amounts effected under each such provision, (vii)
setting forth the amount and type of Indebtedness issued or incurred and
Securitizations (or increases in the amounts thereof) and Factoring Transactions consummated during the most recent fiscal

                                                                              64

quarter covered by such financial statements, (viii) identifying, with respect to all Indebtedness of the Borrower and the Subsidiaries outstanding on the date of the most recent balance sheet included in such financial statements, the clause of Section 6.01(a) pursuant to which such Indebtedness is then permitted to be outstanding, (ix) setting forth the amount of Restricted Payments made during the most recent fiscal quarter covered by such financial statements and the provision of Section 6.08(a) pursuant to which such Restricted Payments were made, and (x) setting forth the aggregate sale price of Eligible Script Lists sold since the most recent date on which the Eligible Script Lists Value was provided to the Lenders in the event aggregate sale price for all Eligible
Script Lists sold since such date of determination exceeds 5% of the most recently determined Eligible Script Lists Value;

          (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements (i) stating whether they obtained knowledge during the course of their examination of such financial statements of any Default and (ii)
confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) (ii) above (which certificate may be limited to the extent required by accounting rules or guidelines);

          (e) within three Business Days after the end of each fiscal month of the Borrower, a certificate of a Financial Officer of the Borrower setting forth in reasonable detail a description of each disposition of assets not in the ordinary course of business for which the book value or fair market value of the assets of the Borrower or the Subsidiaries disposed or the consideration received therefor was greater than $10,000,000;

          (f) (i) within four Business Days after the end of each fiscal week of the Borrower, a Borrowing Base Certificate showing the Borrowing Base Amount as of the close of business on the last day of such fiscal week, certified as complete and correct by a Financial Officer of the Borrower; provided that the amount with respect to Eligible Inventory stored at distribution centers included in such Borrowing Base Amount shall be the amount certified in the
Borrowing Base Certificate most recently delivered pursuant to clause (ii) of this paragraph (f), and (ii) within 14 days after the end of each fiscal month of the Borrower, a Borrowing Base Certificate showing the Borrowing Base Amount with respect to Eligible Inventory stored at distribution centers as of the close of business on the last day of such fiscal month, certified as complete and correct by a Financial Officer of the Borrower;

          (g) no later than 60 days following the end of each fiscal year of the
Borrower (or, in the reasonable discretion of the Administrative Agent, no later than 30 days thereafter), forecasts for the Borrower and its Consolidated
Subsidiaries of (i) quarterly consolidated balance sheet data and related consolidated statements of income and cash flows for each quarter in the next succeeding fiscal year and (ii) consolidated balance sheet data and related consolidated statements of income and cash flows for each fiscal year ending on or prior to the 2009 fiscal year;

                                                                              65

          (h) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the
Borrower or any Subsidiary with the SEC, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and

          (i) promptly following any request therefor, such other information regarding the financial condition or business of the Borrower or any Subsidiary, or compliance with the terms of any Senior Loan Document, as either Agent, at the request of any Lender, may reasonably request.

          Information required to be delivered pursuant to clauses (a), (b) and
(h) shall be deemed to have been delivered on the date on which the Borrower provides notice to the Lenders that such information has been posted on the
Borrower's website on the Internet at www.riteaid.com, at
www.sec.gov/edgar/searchedgar/webusers.htm or at another website identified in such notice and accessible by the Lenders without charge; provided that (i) such notice may be included in a certificate delivered pursuant to clause (c) and
(ii) the Borrower shall deliver paper copies of the information referred to in clauses (a), (b) and (h) to any Lender which requests such delivery.

          SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice after any officer of the Borrower obtains knowledge of any of the following:

          (a) the occurrence of any Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the
Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

          (c) the occurrence of any ERISA Event;

          (d) any Lien (other than security interests created under any Senior
Loan Document or Second Priority Debt Document or Permitted Encumbrances) on any
material portion of the Senior Collateral;

          (e) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the security interests created by the Senior Loan Documents or on the aggregate value of the Senior Collateral;
and

          (f) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                                                                              66

          SECTION 5.03. Information Regarding Collateral. (a) The Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party's corporate name, (ii) in the location of any Loan Party's jurisdiction of incorporation or organization, (iii) in any Loan Party's form of organization or (iv) in any Loan Party's Federal Taxpayer Identification Number
or other identification number assigned by such Loan Party's jurisdiction of incorporation or formation. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Senior Collateral. The
Borrower also agrees promptly to notify the Agents if any material portion of the Senior Collateral is damaged or destroyed.

          (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of Section
5.01, the Borrower shall deliver to the Agents a certificate of the chief legal officer of the Borrower (i) setting forth the information required pursuant to
Section 1 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Restatement Effective Date or the date of the most recent certificate delivered pursuant to this Section and (ii) certifying that all
Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the
Senior Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i)
above to the extent necessary to protect and perfect the security interests under the Senior Subsidiary Security Agreement for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

          SECTION 5.04. Existence; Conduct of Business. Except as otherwise permitted by this Agreement, the Borrower will continue, and will cause each
Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower and the Subsidiaries. The Borrower will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names, in each case material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution or sale of assets permitted under
Section 6.03.

          SECTION 5.05. Payment of Obligations. The Borrower will, and will cause each of the Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, which, if unpaid, could result in a material Lien on any of their properties or assets, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with
GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

                                                                              67

          SECTION 5.06. Maintenance of Properties. The Borrower will, and will cause each of the Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          SECTION 5.07. Insurance. (a) The Borrower will, and will cause each of the Subsidiaries to, maintain (either in the name of the Borrower or in such
Subsidiary's own name), with financially sound and reputable insurance companies insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations.
The Borrower will furnish to the Lenders, upon request of the Agents, information in reasonable detail as to the insurance so maintained.

          (b) The Borrower will, and will cause each of the Subsidiaries to, maintain such insurance in a coverage amount of not less than 90% of the coverage amount as of the Restatement Effective Date, with deductibles, risks covered and other provisions (other than the amount of premiums) not materially less favorable to the Borrower and the Subsidiaries as of the Restatement
Effective Date.

          (c) The Borrower will, and will cause each of the Subsidiary Loan
Parties to, (i) cause all such policies to be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement, in form and substance satisfactory to the Agents, which endorsement shall provide that, from and after the Restatement Effective Date if the insurance carrier shall have received written notice from the Administrative Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower and any other Loan Party under such policies directly to the Collateral Agents for application pursuant to the Collateral Trust and
Intercreditor Agreement; (ii) cause all such policies to provide that neither the Borrower, the Administrative Agent, either Collateral Agents nor any other party shall be a coinsurer thereunder and to contain a "Replacement Cost
Endorsement", without any deduction for depreciation, and such other provisions as the Agents may reasonably require from time to time to protect their interests; (iii) deliver broker's certificates to the Collateral Agents; (iv)
cause each such policy to provide that it shall not be canceled or not renewed by reason of nonpayment of premium upon not less than 10 days prior written notice thereof by the insurer to the Administrative Agent (giving the
Administrative Agent the right to cure defaults in the payment of premiums) or for any other reason upon not less than 30 days' prior written notice thereof by the insurer to the Administrative Agent; (v) deliver to the Administrative
Agent, before the cancellation or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent), together with evidence reasonably satisfactory to the Agents of payment of the premium therefor.

          (d) In connection with the covenants set forth in this Section, it is agreed that:

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          (i) none of the Agents, the Lenders, or their agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section, and (A) the Borrower and each
     Subsidiary Loan Party shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Agents, the Lenders or their agents or employees.
     If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Borrower hereby agrees, to the extent permitted by law, to waive its right of recovery, if any, against the Agents, the Lenders and their agents and employees; and

          (ii) the designation of any form, type or amount of insurance coverage by the Agents or the Required Lenders under this Section shall in no event be deemed a representation, warranty or advice by the Agents or the Lenders that such insurance is adequate for the purposes of the business of the
     Borrower and the Subsidiaries or the protection of their properties.

          (e) The Borrower will, and will cause each of the Subsidiaries to, permit any representatives that are designated by a Collateral Agent to inspect the insurance policies maintained by or on behalf of the Borrower and the
Subsidiaries and inspect books and records related thereto and any properties covered thereby. The Borrower shall pay the reasonable fees and expenses of any representatives retained by a Collateral Agent to conduct any such inspection.

          SECTION 5.08. Books and Records; Inspection and Audit Rights;
Collateral and Borrowing Base Reviews. (a) The Borrower will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by any Lender (at such Lender's expense, unless a Default has occurred and is continuing, in which case at the Borrower's expense), and after such Lender has consulted the
Administrative Agent with respect thereto, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

          (b) The Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by any Collateral Agent (including any consultants, field examiners, accountants, lawyers and appraisers retained by such Collateral Agent) to conduct (i) a field examination of the Collateral at or about the end of each fiscal quarter of the Borrower, (ii) an appraisal of the Borrower's computation of the assets included in the Borrowing Base Amount at or about the end of each fiscal year of the Borrower, (iii) an appraisal of the Script Lists at or about the end of the fiscal quarter ending August 31 and
February 28 of each fiscal year of the Borrower and (iv) other evaluations and appraisals of the Borrower's computation of the Borrowing Base Amount and the assets included in the Borrowing Base Amount, all at such reasonable times and as often

                                                                              69

as reasonably requested. The Borrower shall pay the reasonable fees and expenses of any representatives retained by any Collateral Agent to conduct any such evaluation or appraisal. The Administrative Agent shall promptly deliver to the
Lenders copies of all such appraisals and other information provided to the
Borrower in connection with such evaluations and appraisals.

          (c) The Borrower will, and will cause each of the Subsidiaries to, in connection with any evaluation and appraisal relating to the computation of the
Borrowing Base Amount, maintain such additional reserves (for purposes of computing the Borrowing Base Amount) in respect of Eligible Accounts Receivable and Eligible Inventory and make such other adjustments to its parameters for including Eligible Accounts Receivable, Eligible Inventory and Eligible Script
Lists in the Borrowing Base Amount as the Collateral Agents shall require based upon the results of such evaluation and appraisal in their reasonable judgment to reflect Borrowing Base Factors.

          SECTION 5.09. Compliance with Laws. The Borrower will, and will cause each of the Subsidiaries to, comply in all material respects with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, including all Environmental Laws, HIPAA and all other material healthcare laws and regulations, except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or to the extent that any failures so to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          SECTION 5.10. Use of Proceeds and Letters of Credit. (a) The proceeds of the Term Loans made on the Second Amendment Effective Date will be used solely to refinance in part term loans outstanding under this Agreement immediately prior to the Second Amendment Effective Date.

          (b) The proceeds of the Revolving Loans, Swingline Loans and loans under the Incremental Facilities made after the Restatement Effective Date will be used by the Borrower solely for the following purposes:

          (i) loans or other transfers to Rite Aid Hdqtrs. Corp. for purposes of financing inventory purchases pursuant to the Intercompany Inventory
     Purchase Agreement and advancing funds to Subsidiary Loan Parties for their general corporate purposes, including working capital, Consolidated Capital
     Expenditures and Business Acquisitions permitted pursuant to Section 6.04;

          (ii) transfers to an operating account for the payment of operating expenses (including rent, utilities, taxes, wages, repair and similar expenses) of, and intercompany Investments permitted under Section 6.04 in, the Borrower or any Subsidiary Loan Party;

          (iii) payment by the Borrower of principal, interest, fees and expenses with respect to its Indebtedness when due (including associated costs, fees and expenses) and payment of the Borrower's taxes, administrative, operating and other expenses;

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          (iv) dividends permitted to be made in respect of the Equity Interests listed on Schedule 6.08(a) or described in Section 6.08(a);

          (v) payment of principal, interest, fees and expenses with respect to
     Third Party Interests in accordance with the terms thereof; and

          (vi) Optional Debt Repurchases made pursuant to Section 6.08(b) or
     Section 6.08(c).

          (c) Letters of Credit will be used solely to support payment obligations of the Borrower and the Subsidiaries incurred in the ordinary course of business.

          (d) No proceeds of Loans will be used to prepay commercial paper prior to the maturity thereof and no such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock. The Borrower will ensure that no such use of Loan proceeds and no issuance of Letters of Credit will entail any violation of Regulation T, U or X.

          SECTION 5.11. Additional Subsidiaries. If any additional wholly-owned
Domestic Subsidiary is formed or acquired after the Restatement Effective Date, the Borrower will, within three Business Days after such Subsidiary is formed or acquired, notify the Administrative Agent and the Lenders thereof and cause the
Collateral and Guarantee Requirement to be satisfied with respect to such
Subsidiary, including each Securitization Vehicle which is a Domestic
Subsidiary. In addition, the Borrower will, within three Business Days after the
Restatement Effective Date, cause the Collateral and Guarantee Requirement to be satisfied with respect to each Domestic Subsidiary, including each
Securitization Vehicle that is a Domestic Subsidiary, in existence on the
Restatement Effective Date. Notwithstanding any other provision of this
Agreement, (i) no Domestic Subsidiary listed on Schedule 5.11 shall be required to become a Subsidiary Loan Party (it being understood and agreed that Schedule
5.11 shall not include any Securitization Vehicle that is a Domestic Subsidiary)
and (ii) no Domestic Subsidiary shall be required to become a Subsidiary Loan
Party unless and until such time as such Subsidiary has assets in excess of
$1,000,000 or acquires assets in excess of $1,000,000 or has revenue in excess of $500,000 per annum.

          SECTION 5.12. Further Assurances. The Borrower will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions
(including the filing and recording of financing statements, fixture filings, deeds of trust and other documents), which may be required under any applicable law, or which any Collateral Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties. The Borrower also agree to provide to the Collateral Agents, from time to time upon request, evidence reasonably satisfactory to the Collateral Agents as to the perfection and priority of the Liens created or intended to be created by the Senior Collateral
Documents.

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          SECTION 5.13. Subsidiaries. The Borrower will cause all of the
Subsidiaries that own Eligible Accounts Receivable, Eligible Inventory or
Eligible Script Lists to be and at all times remain "Unrestricted Subsidiaries"
as defined in, and for all purposes of, each of the Effective Date Indentures and the 12.5% Note Indenture and will deliver such documents to the trustees under each such Indenture and take such actions thereunder as may be necessary to effect the foregoing.

          SECTION 5.14. Intercompany Transfers. The Borrower shall maintain accounting systems capable of tracing intercompany transfers of funds and other assets.

          SECTION 5.15. Inventory Purchasing. (a) The Borrower shall, and shall cause each Subsidiary party to the Intercompany Inventory Purchase Agreement to, at all times maintain in all material respects the vendor inventory purchasing system and the intercompany inventory purchasing system in accordance with the terms of the Intercompany Inventory Purchase Agreement. The Borrower shall cause each Subsidiary which owns or acquires any Senior Collateral consisting of inventory to be party to the Intercompany Inventory Purchase Agreement.

          (b) The Borrower shall not permit any Operating Subsidiary (as defined in the Intercompany Inventory Purchase Agreement) to purchase any Inventory (as defined in the Intercompany Inventory Purchase Agreement) from any Direct
Delivery Vendor (as defined in the Intercompany Inventory Purchase Agreement)
other than (i) the acquisition of inventory from McKesson Corporation (or any
Persons that replace McKesson Corporation, in whole or in part, and sell or otherwise provide inventory substantially similar to inventory sold or otherwise provided by McKesson Corporation) consistent with past practice and (ii)
food-stuffs, beverages, periodicals, greeting cards and similar items which are either paid for in cash substantially concurrently with the time of delivery or otherwise consistent with past practice.

          SECTION 5.16. Cash Management System. (a) The Borrower will cause each
Subsidiary Loan Party to at all times maintain a Cash Management System that complies with Schedule 3 of the Senior Subsidiary Security Agreement. The
Borrower will cause each Subsidiary Loan Party to comply with each obligation thereof under the Cash Management System. The Borrower will cause each
Subsidiary Loan Party to comply with each of its obligations under the Cash
Management System, and shall cause each Subsidiary Loan Party to use its best efforts to cause any applicable third party to effectuate the Cash Management
System.

          (b) Each party hereto authorizes the Administrative Agent and the
Senior Collateral Agents to (i) permit the creation by the Grantors of accounts that receive payments in respect of the Securitization Assets and/or Factoring
Assets (but not other payments) and (ii) release the security interest of the
Senior Collateral Agent for the ratable benefit of the Senior Secured Parties in the Lockbox Account, the Governmental Lockbox Account and/or any accounts created pursuant to clause (i) of this paragraph from the Cash Management System and transfer control of the Lockbox Account, the Governmental Lockbox Account
and/or any accounts created pursuant to clause (i) of this paragraph to (A) any
Person in connection with a Factoring Transaction permitted by this

                                                                              72

Agreement for so long as a Factoring Transaction is ongoing or (B) any Person for the benefit of holders of Third Party Interests in respect of a
Securitization permitted by this Agreement for as long as any Third Party
Interests are outstanding.

          SECTION 5.17. Termination of Factoring Transactions. If an Event of
Default has occurred and the Senior Collateral Agents have elected to exercise any remedies under the Collateral Documents as a result thereof, the Borrower shall, and shall cause each of its Subsidiaries to, terminate all existing
Factoring Transactions and cease to engage in any further Factoring
Transactions; provided, however, that neither the Borrower nor any such
Subsidiary shall be required to repurchase any Factoring Assets previously sold, transferred or otherwise conveyed pursuant to any such Factoring Transaction.

                                   ARTICLE VI

                               Negative Covenants

          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired, terminated or been cash collateralized and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

          SECTION 6.01. Indebtedness; Certain Equity Securities. (a) The
Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, any Attributable Debt in respect of any
Sale and Leaseback Transaction or any Third Party Interests except:

          (i) Indebtedness under the Senior Loan Documents;

          (ii) unsecured Indebtedness of the Borrower, including the 11.25%
     Senior Notes , the 4.75% Convertible Notes and the 9.25% Notes, that is not
     Guaranteed by any Subsidiary, that does not mature or require scheduled payments of principal prior to December 31, 2009, and that has covenants and events of default which are determined in good faith by the senior management of the Borrower to be on market terms, and Refinancing
     Indebtedness issued in respect of such Indebtedness, provided that such
     Indebtedness is permitted to be incurred under Section 6.13 and any
     Reductions required under Section 2.11 as a result of the issuance of such
     Indebtedness are effected as required thereby;

          (iii) Indebtedness of the Borrower and the Subsidiaries in respect of intercompany Investments permitted under Section 6.04; provided that such
     Indebtedness is subordinated to the Senior Obligations pursuant to terms substantially the same as those forth on Annex 2 hereto;

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          (iv) Indebtedness (other than Second Priority Debt, the 11.25% Senior
     Notes, the 9.25% Notes and the 4.75% Convertible Notes) outstanding on the
     Restatement Effective Date under the Effective Date Indentures; provided that no Subsidiary Loan Party will have any liability with respect thereto except under and pursuant to the Second Priority Collateral Documents;

          (v) Second Priority Debt in an aggregate principal amount, together with the aggregate principal amount of Indebtedness incurred pursuant to clause (vi) of this Section 6.01(a), not in excess of $1,800,000,000 at any time outstanding;

          (vi) unsecured Indebtedness of the Borrower; provided that the amount of Indebtedness incurred pursuant to this clause (vi) is (A) not in excess of $200,000,000 at any time outstanding, and (B) together with the aggregate principal amount of Indebtedness incurred pursuant to clause (v)
     of this Section 6.01(a), not in excess of $1,800,000,000 at any time outstanding;

          (vii) Indebtedness secured by Liens on real property or Attributable
     Debt incurred in connection with Sale and Leaseback Transactions involving real property; provided that any such Indebtedness, or any such lease entered into in connection with the Sale and Leaseback Transaction giving rise to such Attributable Debt, shall have a maturity date or termination date, as the case may be, after December 31, 2009; and provided further that the aggregate principal amount of Indebtedness and Attributable Debt incurred pursuant to this clause (vii) shall not exceed $400,000,000 at any time outstanding;

          (viii) Refinancing Indebtedness issued in respect of Indebtedness or
     Attributable Debt permitted under clauses (iv) and (xiii);

          (ix) endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

          (x) Indebtedness for borrowed money and Capital Lease Obligations existing on the Restatement Effective Date (other than Second Priority Debt and Indebtedness referred to in clauses (ii) and (iv) above) and set forth on Schedule 6.01(a)(x), but not any extensions, renewals, refinancings or replacements of such Indebtedness;

          (xi) Capital Lease Obligations with respect to leases existing on the
     Restatement Effective Date that were accounted for as operating leases on the Restatement Effective Date and thereafter reclassified as Capital Lease
     Obligations;

          (xii) Indebtedness (including Capital Lease Obligations) and
     Attributable Debt in respect of Sale and Leaseback Transactions in respect of equipment financing or leasing in the ordinary course of business of the
     Borrower and the Subsidiaries consistent with past practices;

                                                                              74

          (xiii) purchase money Indebtedness (including Capital Lease
     Obligations) and Attributable Debt in respect of Sale and Leaseback
     Transactions in each case incurred to finance the acquisition, development, construction or opening of any Store after the Restatement Effective Date;
     provided that such Indebtedness or Attributable Debt (A) is incurred not later than 24 months following the completion of the acquisition, development, construction or opening of such Store, (B) any Lien securing such Indebtedness or Attributable Debt is limited to the Store financed with the proceeds thereof, and (C) is incurred in a connection with a transaction that is substantially consistent with the business plan of the
     Borrower provided to the Lenders prior to the Restatement Effective Date;

          (xiv) (A) Third Party Interests issued by Securitization Vehicles in
     Securitizations permitted by Section 6.05, and Indebtedness represented by such Third Party Interests and (B) Indebtedness of the Borrower or its
     Subsidiaries that may be deemed to exist solely by virtue of a Factoring
     Transaction permitted by this Agreement; provided that the aggregate amount of all Securitizations plus the aggregate amount of Indebtedness permitted by clause (B) shall not exceed $650,000,000 at any time outstanding; and

          (xv) Indebtedness of Subsidiaries other than Securitization Vehicles that may be deemed to exist solely by virtue of Standard Securitization
     Undertakings entered into by such Subsidiaries as sellers of Securitization
     Assets in Securitizations permitted by paragraph (xiv) above.

          (b) The Borrower will not, nor will it permit any Subsidiary to, issue any Preferred Stock or other preferred Equity Interests, other than Qualified
Preferred Stock of the Borrower, Third Party Interests issued by Securitization
Vehicles, the Series D Preferred Stock and other preferred Equity Interests issued and outstanding on the Restatement Effective Date and set forth on
Schedule 6.01(b).

          SECTION 6.02. Liens. (a) The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (i) Liens created under the Senior Loan Documents;

          (ii) Permitted Encumbrances;

          (iii) any Lien created or permitted by the Second Priority Collateral
     Agreements with respect to the Second Priority Debt Obligations in favor of the Second Priority Debt Parties; provided that (A) such Lien is created simultaneously with or after an equivalent Lien under the Senior Collateral
     Documents on the applicable Collateral, (B) such Lien is subject to the
     Collateral Trust and Intercreditor Agreement, (C) any Lien on the proceeds of such Collateral is permitted by the Collateral Trust and Intercreditor
     Agreement and

                                                                              75

     (D) such Second Priority Debt Obligations are permitted to be incurred under Section 6.01(a);

          (iv) any Lien securing Indebtedness of a Subsidiary owing to a
     Subsidiary Loan Party;

          (v) any Lien securing Attributable Debt and other payment obligations under leases incurred in connection with a Sale and Leaseback Transaction permitted pursuant to Section 6.01(a), (xii) or (xiii) and Section 6.06;
     provided that such Liens attach only to the equipment, real property or other assets subject to such Sale and Leaseback Transaction;

          (vi) any Lien on real property securing Indebtedness permitted and incurred under Section 6.01(a)(vii);

          (vii) any Lien securing Capital Lease Obligations permitted and incurred under Section 6.01(a)(xi), provided that such Lien is limited to the equipment or other property subject to leases existing on the
     Restatement Effective Date that were subsequently reclassified as Capital
     Lease Obligations;

          (viii) any Lien on equipment securing Indebtedness incurred to finance such equipment pursuant to Section 6.01(a)(xii);

          (ix) Liens securing Indebtedness permitted and incurred under Section
     6.01(a)(xiii), provided that such Liens apply only to the property or other assets acquired, developed or constructed, as the case may be, with the proceeds of such Indebtedness;

          (x) Liens existing on the Restatement Effective Date and identified on
     Schedule 6.02(x); provided, that such Liens do not attach to any property other than the property identified on such Schedule and secure only the obligations they secured on the Restatement Effective Date;

          (xi) any Lien on Net Cash Proceeds that (A) is received in connection with Reduction Events allocated to the Second Priority Debt Obligations in accordance with the Collateral Trust and Intercreditor Agreement and (B)
     arises pursuant to Section 10.14 of the 12.5% Note Indenture or equivalent provisions in any other Second Priority Debt Document;

          (xii) Liens securing Refinancing Indebtedness permitted under Section
     6.01(a), to the extent that the Indebtedness being refinanced was originally secured in accordance with this Section 6.02; provided that such
     Lien does not apply to any additional property or assets of the Borrower or any Subsidiary (other than (i) property or assets acquired after the issuance or incurrence of such Refinancing Indebtedness that would have been subject to the Lien securing refinanced Indebtedness if such
     Indebtedness had not been refinanced, (ii) additions to the property or assets subject to the Lien and (iii) the proceeds of the property or assets subject to the Lien);

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          (xiii) Liens on property or assets acquired pursuant to Section
     6.04(vi), (ix), (xii) or (xiii); provided that (A) such Liens apply only to the property or other assets subject to such Liens at the time of such acquisition and (B) such Liens existed at the time of such acquisition and were not created in contemplation thereof;

          (xiv) put and call agreements with respect to Equity Interests acquired or created in connection with Joint Ventures permitted pursuant to
     Section 6.04(ix) or (xiii); provided that neither the Borrower nor any
     Subsidiary shall be permitted to enter into any such agreement that requires or, upon the occurrence of any event or condition, contingent or otherwise, may require the Borrower or any Subsidiary Loan Party to repurchase Equity Interests, Indebtedness or otherwise expend any amounts on or prior to the Maturity Date (other than as permitted under Section
     6.04(ix) or (xiii));

          (xv) (A) Liens on Securitization Assets transferred or purported to be transferred to Securitization Vehicles securing Third Party Interests issued in Securitizations permitted by Sections 6.01 and 6.05, (B) Liens on account receivables not purchased by a Securitization Vehicle, which Liens
     (i) are granted in connection with Securitizations permitted by Sections
     6.01 and 6.05, (ii) are granted pursuant to Standard Securitization
     Undertakings, (iii) are perfected prior to an Event of Default and (iv)
     secure Third Party Interests issued in Securitizations permitted by
     Sections 6.01 and 6.05 and (C) Liens on Factoring Assets transferred or purported to be transferred in Factoring Transactions permitted by this
     Agreement; and

          (xvi) Liens (other than Liens securing Indebtedness) that are not otherwise permitted under any other provision of this Section 6.02(a);
     provided, that the fair market value of the property and assets with respect to which such Liens are granted shall not at any time exceed
     $25,000,000.

          (b) Notwithstanding anything in clause (a) of this Section 6.02, the
Borrower may not grant or otherwise permit to exist Liens on any cash or cash equivalents that secure the Senior Obligations or are otherwise held by the
Lenders or the Administrative Agent pursuant to Section 2.05(k) or 9.15.

          SECTION 6.03. Fundamental Changes. Without limiting the restrictions on Business Acquisitions set forth in Section 6.04, the Borrower will not, and will not permit any Subsidiary Loan Party to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i)
any Person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, provided, that if such other Person is a Subsidiary
Loan Party, it shall have no assets that constitute Senior Collateral, (ii) any
Person may merge into a Subsidiary Loan Party in a transaction in which such
Subsidiary Loan Party is the surviving corporation and (iii) any Subsidiary Loan
Party may liquidate or dissolve if such liquidation or dissolution is not materially

                                                                              77

disadvantageous to the Lenders; provided that (A) any such merger involving a
Person that is not a wholly-owned Subsidiary immediately prior to such merger shall not be permitted to engage in such merger unless also permitted by Section
6.04 and (B) the Borrower and the applicable Subsidiary Loan Party shall comply with the provisions of Section 5.11 with respect to any Subsidiary acquired pursuant to this Section 6.03.

          SECTION 6.04. Investments, Loans, Advances, Guarantees and
Acquisitions. The Borrower will not, and will not permit any of the Subsidiaries to, make any Investment in, or Guarantee any obligations of, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

          (i) Permitted Investments;

          (ii) Investments of the Borrower and the Subsidiary Loan Parties
     existing on the Effective Date and set forth on Schedule 6.04;

          (iii) Guarantees consisting of Indebtedness permitted by Section 6.01;

          (iv) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

          (v) Investments by the Borrower or any Subsidiary Loan Party in
     Subsidiary Loan Parties; provided that the Borrower and such Subsidiary
     Loan Party shall comply with the applicable provisions of Section 5.11 with respect to any newly formed Subsidiary;

          (vi) Investments consisting of non-cash consideration received in connection with any Asset Sale permitted by Section 6.05;

          (vii) Investments by the Subsidiaries in the Borrower; provided that the proceeds of such Investments are used for a purpose set forth in
     Section 5.10(b);

          (viii) usual and customary loans and advances to employees, officers and directors of the Borrower and the Subsidiaries;

          (ix) Investments by the Borrower or any of the Subsidiaries in Joint
     Ventures in an amount not to exceed $10,000,000 in the aggregate in any fiscal year of the Borrower;

          (x) Investments in charitable foundations organized under Section
     501(c) of the Code in an amount not to exceed $5,000,000 in the aggregate in any calendar year;

          (xi) any Investment consisting of a Hedging Agreement permitted by
     Section 6.07;

                                                                              78

          (xii) Business Acquisitions, provided that the aggregate consideration paid or payable by the Borrower or any Subsidiary (including any
     Indebtedness assumed or acquired in connection with such Business
     Acquisition on or after the Restatement Effective Date) for such Business
     Acquisitions does not exceed $150,000,000 in any fiscal year or
     $400,000,000 on a cumulative aggregate basis since the Restatement
     Effective Date;

          (xiii) Investments by Subsidiary Loan Parties that are not otherwise permitted under any other provision of this Section 6.04; provided that (A)
     the aggregate net book value of all Investments permitted by this clause
     (xiii) may not at any time exceed the greater of (1) $200,000,000 and (2)
     10% of Consolidated Net Worth and (B) the Borrower and the applicable
     Subsidiary Loan Party shall comply with the provisions of Section 5.11 with respect to any Subsidiary acquired pursuant to this clause (xiii);

          (xiv) Investments consisting of Sellers' Retained Interests in
     Securitizations permitted by Section 6.01 and 6.05; and

          (xv) (a) Investments by the Borrower or a Subsidiary in connection with a Securitization permitted pursuant to this Agreement and (b) any
     Investment or other Guarantee that may be deemed made by the Borrower due to the fact that a Parent Undertaking has been entered into in respect of a
     Securitization permitted pursuant to the Agreement.

          SECTION 6.05. Asset Sales. The Borrower will not, and will not permit any of the Subsidiary Loan Parties to, conduct any Asset Sale, including any sale of any Equity Interest owned by it and any sale of Securitization Assets in connection with a Securitization, nor will the Borrower permit any of the
Subsidiary Loan Parties to issue any additional Equity Interest in such
Subsidiary, except:

          (i) Permitted Dispositions;

          (ii) any Asset Sale (other than a Sale and Leaseback Transaction, the issuance of Equity Interests, sales or contributions of Securitization
     Assets in a Securitization or sales of Factoring Assets in Factoring
     Transactions) for fair value not in the ordinary course of business;

          (iii) any sale, transfer or disposition to a third party of Stores, leases and prescription files closed at substantially the same time as, and entered into as part of a single related transaction with, the purchase or other acquisition from such third party of Stores, leases and prescription files of a substantially equivalent value;

          (iv) any issuance of Equity Interests of any Subsidiary Loan Party by such Subsidiary Loan Party to the Borrower or any other Subsidiary Loan
     Party;

          (v) any Sale and Leaseback Transaction permitted pursuant to Section
     6.01(a)(vii), (xii) or (xiii) and Section 6.06;

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          (vi) sales or contributions of Securitization Assets to Securitization
     Vehicles in connection with Securitizations, provided that (a) each such
     Securitization is effected on market terms as determined in good faith by the senior management of the Borrower, (b) the aggregate amount of all such
     Securitizations plus the aggregate amount of Indebtedness permitted by
     Section 6.01(a)(xiv)(B) does not exceed $650,000,000 at any time outstanding, (c) the aggregate amount of the Sellers' Retained Interests in such Securitizations does not exceed an amount at any time outstanding that is customary for similar transactions and (d) the proceeds to each such
     Securitization Vehicle from the issuance of Third Party Interests are applied substantially simultaneously with receipt thereof to the purchase from Subsidiary Loan Parties of Securitization Assets; provided that, in the case of clause (d), the Securitization Vehicle may use a portion of such proceeds to pay a customary collection agent fee in connection with such Securitization to the extent such fee is permitted pursuant to Section
     6.09(e); and

          (vii) unless otherwise restricted by Section 5.17, sales of Factoring
     Assets in connection with Factoring Transactions; provided that (i) a
     Factoring Notice with respect to such Factoring Transaction has been delivered by the Borrower to the Administrative Agent and (ii) each such
     Factoring Transaction is effected on market terms as determined in good faith by the senior management of the Borrower.

provided that, with respect to sales, transfers or dispositions under clause
(ii) or (v), and with respect to any net consideration received from any transaction described in clause (iii), (1) at least 75% of the consideration therefor shall consist of cash and (2) the Net Cash Proceeds of such sale, transfer or disposition or consideration are applied as provided in Section
2.11(c).

          SECTION 6.06. Sale and Leaseback Transactions. The Borrower will not, and will not permit any of the Subsidiaries to, enter into any Sale and
Leaseback Transaction, except for Sale and Leaseback Transactions permitted by and effected pursuant to Section 6.01(a)(vii), (xii) or (xiii) which do not result in Liens other than Liens permitted pursuant to Section 6.02(a).

          SECTION 6.07. Hedging Agreements. The Borrower will not, and will not permit any of the Subsidiaries to, incur or at any time be liable with respect to any monetary liability under any Hedging Agreements, unless such Hedging
Agreements (i) are entered into for bona fide hedging purposes of the Borrower or any Subsidiary Loan Party (as determined in good faith by the senior management of the Borrower), (ii) correspond in terms of notional amount, duration, currencies and interest rates, as applicable, to Indebtedness of the
Borrower or any Subsidiary Loan Party permitted to be incurred under Section
6.01(a) or to business transactions of the Borrower and the Subsidiary Loan
Parties on customary terms entered into in the ordinary course of business and
(iii) do not exceed an amount equal to the aggregate principal amount of the
Senior Obligations and the Second Priority Debt Obligations.

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          SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness.
(a) The Borrower will not, nor will it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) the
Borrower may declare and pay dividends with respect to its common stock or
Qualified Preferred Stock payable solely in additional shares of its common stock or Qualified Preferred Stock, (ii) Subsidiaries (other than those directly owned, in whole or part, by the Borrower) may declare and pay dividends ratably with respect to their common stock, (iii) the Borrower may pay cash dividends in an amount not to exceed $60,000,000 in any fiscal year of the Borrower with respect to the Series D Preferred Stock or any other Qualified Preferred Stock;
provided that (x) immediately prior and after giving effect to any such payment, no Default or Event of Default shall have occurred and be continuing and (y)
only so long as a Financial Covenant Effectiveness Period is then occurring, the
Consolidated Fixed Charge Coverage Ratio for the period of four consecutive fiscal quarters most recently ended on or prior to the date of such payment, calculated on a pro forma basis as if such payment were made on the last day of such period (and excluding any such payments previously made pursuant to this clause during such four quarter period but attributed for purposes of this calculation to the last day of a prior period which day does not occur in such four quarter period) is not less than the ratio applicable to such period of four fiscal quarters under Section 6.14, (iv) the Borrower and the Subsidiaries may make Restricted Payments consisting of the repurchase or other acquisition of shares of, or options to purchase shares of, capital stock of the Borrower or any of its Subsidiaries from employees, former employees, directors or former directors of the Borrower or any Subsidiary (or their permitted transferees), in each case pursuant to stock option plans, stock plans, employment agreements or other employee benefit plans approved by the board of directors of the Borrower;
provided that no Default has occurred and is continuing; and provided further that the aggregate amount of such Restricted Payments made after the Restatement
Effective Date shall not exceed $10,000,000, (v) the Subsidiaries may declare and pay cash dividends to the Borrower; provided that the Borrower shall, within a reasonable time following receipt of any such payment, use all of the proceeds thereof for a purpose set forth in Section 5.10(b) (including the payment of dividends required or permitted pursuant to this Section 6.08(a)), (vi) the
Borrower and the Subsidiaries may declare and pay cash dividends with respect to the Equity Interests set forth on Schedule 6.08(a) to the extent, and only to the extent, required pursuant to the terms of such Equity Interests or any other agreement in effect on the Effective Date and (vii) so long as no Default or
Event of Default has occurred and is continuing or would result therefrom, the
Borrower may redeem or repurchase (1) shares of Series D Preferred Stock or the
4.75% Convertible Notes (A) solely with Net Cash Proceeds received by the
Borrower from issuances of its common stock after the Second Amendment Effective
Date, provided that any such repurchase or redemption is effected within 150 days after the receipt of such proceeds or (B) with other funds available to the
Borrower if, immediately after giving effect to any such redemption or repurchase, the Borrower shall have Revolver Availability of more than
$300,000,000 or (2) shares of Class A Cumulative Preferred Stock of Rite Aid
Lease Management Company with cash and/or a debt-for-equity exchange in an aggregate amount not to exceed $25,000,000 if

                                                                              81

immediately after giving effect to any such redemption or repurchase, the
Borrower shall have Revolver Availability of more than $300,000,000.

          (b) The Borrower will not, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Indebtedness, except:

          (i) payments or prepayments of Indebtedness created under the Senior
     Loan Documents;

          (ii) payments of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness permitted pursuant to
     Section 6.01(a);

          (iii) (A) prepayments of Indebtedness permitted pursuant to Section
     6.01(a)(v) or (vi) with the proceeds of Indebtedness permitted pursuant to
     Section 6.01(a)(v) or (vi) and (B) prepayments of Indebtedness permitted pursuant to Section 6.01(a)(vii) with the proceeds of Indebtedness permitted pursuant to Section 6.01(a)(vii);

          (iv) payments of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such
     Indebtedness;

          (v) provided no Default has occurred and is continuing or would result therefrom, Optional Debt Repurchases of Inside Indebtedness and, to the
     extent permitted by paragraph (c) of this section, Optional Debt
     Repurchases of Outside Indebtedness;

          (vi) repurchases, exchanges or redemptions of Indebtedness for consideration consisting solely of common stock of the Borrower or
     Qualified Preferred Stock;

          (vii) prepayments of Capital Lease Obligations in connection with the sale, closing or relocation of Stores;

          (viii) prepayments of Indebtedness in connection with the incurrence of Refinancing Indebtedness permitted pursuant to Section 6.01(a)(ii) or
     (viii); and

          (ix) prepayments of Indebtedness permitted pursuant to Section
     6.01(a)(iii), if permitted by the subordination provisions applicable to such Indebtedness.

          (c) The Borrower and the Subsidiaries will not effect Optional Debt
Repurchases of Outside Indebtedness unless immediately prior and after giving effect to

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any such Optional Debt Repurchases, (x) no Default or Event of Default shall have occurred and be continuing and (y) the Borrower shall have Revolver
Availability of more than $300,000,000.

          SECTION 6.09. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

          (a) payment of compensation to directors, officers, and employees of the Borrower and the Subsidiaries in the ordinary course of business;

          (b) payments in respect of transactions required to be made pursuant to agreements or arrangements in effect on the Restatement Effective Date and set forth on Schedule 6.09;

          (c) transactions involving the acquisition of inventory in the ordinary course of business; provided that (i) the terms of such transaction are
(A) set forth in writing, (B) in the best interests of the Borrower or such
Subsidiary, as the case may be, and (C) no less favorable to the Borrower or such Subsidiary, as the case may be, than those that could be obtained in a comparable arm's length transaction with a Person that is not an Affiliate of the Borrower or a Subsidiary and, (ii) if such transaction involves aggregate payments or value in excess of $50,000,000, the board of directors of the
Borrower (including a majority of the disinterested members of the board of directors) approves such transaction and, in its good faith judgment, believes that such transaction complies with clauses (i)(B) and (C) of this paragraph;

          (d) (i) transactions between or among the Borrower and/or one or more
Subsidiary Loan Parties and (ii) sales of Securitization Assets to
Securitization Vehicles in Securitizations permitted by Sections 6.01 and 6.05;
and

          (e) any other Affiliate transaction not otherwise permitted pursuant to this Section 6.09; provided that (i) the terms of such transaction are (A)
set forth in writing, (B) in the best interests of the Borrower or such
Subsidiary, as the case may be, and (C) no less favorable to the Borrower or such Subsidiary, as the case may be, than those that could be obtained in a comparable arm's length transaction with a Person that is not an Affiliate of the Borrower or a Subsidiary, (ii) if such transaction involves aggregate payments or value in excess of $25,000,000 in any consecutive 12-month period, the board of directors of the Borrower (including a majority of the disinterested members of the board of directors) approves such transaction and, in its good faith judgment, believes that such transaction complies with clauses
(i)(B) and (C) of this paragraph and (iii) if such transaction involves aggregate payments or value in excess of $50,000,000 in any consecutive 12-month period, the Borrower obtains a written opinion from an independent investment banking firm or appraiser of national prominence, as appropriate, to the effect that such transaction is fair to the Borrower or such Subsidiary, as the case may be, from a financial point of view.

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          SECTION 6.10. Restrictive Agreements. (a) The Borrower will not, and will not permit any Subsidiary to, enter into any agreement which imposes a limitation on the incurrence by the Borrower and the Subsidiaries of Liens that
(i) would restrict any Subsidiary from granting Liens on any of its assets
(including assets in addition to the then-existing Senior Collateral to secure the Senior Obligations and the Second Priority Obligations) or, (ii) is more restrictive than the limitation on Liens set forth in this Agreement except, in each case, (A)(w) the Senior Loan Documents, (x) agreements with respect to
Indebtedness secured by Liens permitted by Section 6.02(a) restricting the ability to transfer or grant Liens on the assets securing such Indebtedness, (y)
agreements with respect to Second Priority Debt (1) containing provisions described in clauses (i) and/or (ii) above that are not materially more restrictive, taken as a whole, than those of the 9.5% Note Indenture as in effect on the Restatement Effective Date or (2) requiring that such Indebtedness be secured by assets in respect of which Liens are granted to secure other
Indebtedness (provided that in the case of any such assets subject to a Senior
Lien, such Indebtedness will be required to be secured only with a Second
Priority Lien); provided, however, that the Second Priority Debt Documents relating to any such Indebtedness may not contain terms requiring any Liens be granted with respect to Senior Collateral consisting of cash or Permitted
Investments pledged pursuant to Section 2.05(j) of this Agreement or Section 5 of the Senior Subsidiary Guarantee Agreement or otherwise required to be provided upon the occurrence of a default under any bank credit facility to secure obligations in respect of letters of credit issued thereunder and (z)
agreements with respect to unsecured Indebtedness governed by indentures or by credit agreements or note purchase agreements with institutional investors permitted by this Agreement containing terms that are not materially more restrictive, taken as a whole, than those of the 9.25% Note Indenture as in effect on the Restatement Effective Date, (B) customary restrictions contained in purchase and sale agreements limiting the transfer of the subject assets pending closing, (C) customary non-assignment provisions in leases and other contracts entered into in the ordinary course of business, (D) pursuant to applicable law, (E) agreements in effect as of the Effective Date and not entered into in contemplation of the transactions effected in connection with the closing of the Original Agreement, (F) the Indentures, in each case when originally entered into, (G) any restriction existing under agreements relating to assets acquired by the Borrower or a Subsidiary in a transaction permitted hereby; provided that such agreements existed at the time of such acquisition, were not put into place in anticipation of such acquisition and are not applicable to any assets other than assets so acquired, (H) any restriction existing under any agreement of a Person acquired as a Subsidiary pursuant to
Section 6.03, Section 6.04(a)(xii), 6.04(a)(xiii); provided that any such agreement existed at the time of such acquisition, was not put into place in anticipation of such acquisition and was not applicable to any Person or assets other than the Person or assets so acquired and (I) customary restrictions and conditions contained in agreements relating to Securitizations permitted hereunder, provided that such restrictions and conditions apply only to
Securitization Vehicles and to the Securitization Assets that are subject to such Securitizations.

          (b) The Borrower will not, and will not permit any Subsidiary to, enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (i) make Restricted Payments in respect of any Equity

                                                                              84

Interests of such Subsidiary held by, or pay any Indebtedness owed to, the
Borrower or any other Subsidiary, (ii) make any Investment in the Borrower or any other Subsidiary, or (iii) transfer any of its assets to the Borrower or any other Subsidiary, except for (A) any restriction existing under (1) the Senior
Loan Documents or existing on the Restatement Effective Date under the
Indentures, (2) the indenture or agreement governing any Refinancing
Indebtedness in respect of Indebtedness set forth in clause (1) above or (3)
agreements with respect to Indebtedness permitted by this Agreement containing provisions described in clauses (i), (ii) and (iii) above that are not materially more restrictive, taken as a whole, than those of the 9.5% Note
Indenture or, alternatively, the 9.25% Note Indenture, in each case as in effect on the Restatement Effective Date, (B) customary non-assignment provisions in leases and other contracts entered into in the ordinary course of business, (C)
as required by applicable law, (D) customary restrictions contained in purchase and sale agreements limiting the transfer of the subject assets pending closing,
(E) any restriction existing under agreements relating to assets acquired by the
Borrower or a Subsidiary in a transaction permitted hereby; provided that such agreements existed at the time of such acquisition, were not put into place in anticipation of such acquisition and are not applicable to any assets other than assets so acquired, (F) any restriction existing under any agreement of a Person acquired as a Subsidiary pursuant to Section 6.03, Section 6.04(a)(xii) or
Section 6.04(a)(xiii); provided any such agreement existed at the time of such acquisition, was not put into place in anticipation of such acquisition and was not applicable to any Person or assets other than the Person or assets so acquired, (G) agreements with respect to Indebtedness secured by Liens permitted by Section 6.02 that restrict the ability to transfer the assets securing such
Indebtedness and (H) customary restrictions and conditions contained in agreements relating to Securitizations permitted hereunder, provided that such restrictions and conditions apply only to Securitization Vehicles and to the
Securitization Assets that are subject to such Securitizations.

          SECTION 6.11. Amendment of Material Documents. (a) The Borrower will not, nor will it permit any Subsidiary to, amend, modify or waive any Second
Priority Security Document or any of its rights thereunder without the consent of the Collateral Agents, other than modifications to such agreements in connection with (i) the joinder of additional Subsidiary Loan Parties effected by the execution of supplements to such agreements and (ii) the inclusion of additional Second Priority Debt permitted pursuant to Section 6.01(a)(v)
constituting Secured Obligations (as defined in the Second Priority Security
Agreement) under such agreements.

          (b) The Borrower will not, and will not permit any Subsidiary party to the Intercompany Inventory Purchase Agreement to, amend, terminate, or otherwise modify the Intercompany Inventory Purchase Agreement in any manner materially adverse to the Lenders or their interests under the Senior Loan Documents without the prior written approval of the Collateral Agents; provided, however, that the foregoing shall not limit the Borrower's responsibilities pursuant to
Section 3.2 of the Intercompany Inventory Purchase Agreement.

          SECTION 6.12. [Intentionally Omitted]

                                                                              85

          SECTION 6.13. Leverage Ratio. The Borrower will not permit the
Leverage Ratio as of any date during a Financial Covenant Effectiveness Period to exceed the ratio set forth opposite the period below that includes such date:

                      Period                                          Ratio
                      ------                                          -----
May 30, 2004 through August 28, 2004                              6.35 to 1.00

August 29, 2004 through November 27, 2004                         6.20 to 1.00

November 28, 2004 through February 26, 2005                       6.05 to 1.00

February 27, 2005 through May 28, 2005                            5.60 to 1.00

May 29, 2005 through August 27, 2005                              5.50 to 1.00

August 28, 2005 through November 26, 2005                         5.30 to 1.00

November 27, 2005 through March 4, 2006                           5.10 to 1.00

March 5, 2006 through June 3, 2006                                4.95 to 1.00

June 4, 2006 through September 2, 2006                            4.85 to 1.00

September 3, 2006 through December 2, 2006                        4.50 to 1.00

December 3, 2006 through March 3, 2007                            4.20 to 1.00

March 4, 2007 through September 1, 2007                           4.00 to 1.00

September 2, 2007 through December 1, 2007                        3.80 to 1.00

December 2, 2007 through March 1, 2008                            3.80 to 1.00

March 2, 2008 through May 31, 2008                                3.60 to 1.00

June 1, 2008 through August 30, 2008                              3.60 to 1.00

August 31, 2008 through November 29, 2008                         3.40 to 1.00

November 30, 2008 through February 28, 2009                       3.40 to 1.00

March 1, 2009 through May 30, 2009                                3.20 to 1.00

May 31, 2009 through August 29, 2009                              3.20 to 1.00

          SECTION 6.14. Consolidated Fixed Charge Coverage Ratio. The Borrower
will not permit the Consolidated Fixed Charge Coverage Ratio for the period of four consecutive fiscal quarters most recently ended on or prior to any day during a Financial Covenant Effectiveness Period to be less than the ratio set forth below opposite the period that includes the last day of such four quarter period:

         Four Fiscal Quarter Period Ending                            Ratio
         ---------------------------------                            -----
May 30, 2004 through August 28, 2004                             1.05 to 1.00

August 29, 2004 through November 27, 2004                        1.05 to 1.00

                                                                              86

November 28, 2004 through February 26, 2005                      1.05 to 1.00

February 27, 2005 through May 28, 2005                           1.05 to 1.00

May 29, 2005 through August 27, 2005                             1.05 to 1.00

August 28, 2005 through November 26, 2005                        1.05 to 1.00

November 27, 2005 through March 4, 2006                          1.10 to 1.00

March 5, 2006 through June 3, 2006                               1.10 to 1.00

June 4, 2006 through September 2, 2006                           1.10 to 1.00

September 3, 2006 through December 2, 2006                       1.10 to 1.00

December 3, 2006 through March 3, 2007                           1.15 to 1.00

March 4, 2007 through September 1, 2007                          1.15 to 1.00

September 2, 2007 through December 1, 2007                       1.15 to 1.00

December 2, 2007 through March 1, 2008                           1.15 to 1.00

March 2, 2008 through May 31, 2008                               1.20 to 1.00

June 1, 2008 through August 30, 2008                             1.20 to 1.00

August 31, 2008 through November 29, 2008                        1.20 to 1.00

November 30, 2008 through February 28, 2009                      1.20 to 1.00

March 1, 2009 through May 30, 2009                               1.25 to 1.00

May 31, 2009 through August 29, 2009                             1.25 to 1.00

          SECTION 6.15. [Intentionally Omitted]

          SECTION 6.16. Restrictions on Asset Holdings by the Borrower. The
Borrower will not at any time:

          (i) make or hold any Investments other than investments in the Equity
     Interests of the Subsidiaries (including any distributions or other assets received in respect thereto) intercompany advances to Subsidiaries and
     Investments permitted by clause (iii) below;

          (ii) acquire or hold any Stores, other capital assets, inventory or accounts receivable, other than any real estate which the Borrower holds only as lessor and which is leased and operated by another Person; or

          (iii) acquire or hold cash, cash equivalents, Permitted Investments or balances in bank accounts, other than such amounts as are reasonably anticipated (at the time so acquired or held) to be utilized within five
     Business Days to pay costs, expenses and other obligations of the Borrower referred to in Section 5.10(b).

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          SECTION 6.17. Corporate Separateness. The Borrower will, and will cause each Subsidiary to, take all necessary steps to maintain its identity as a separate legal entity from other Persons and to make it manifest to third parties that it is an entity with assets and liabilities distinct from those of each of other Person.

                                   ARTICLE VII

                                Events of Default

          If any of the following events ("Events of Default") shall occur:

          (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this
Article) payable under this Agreement or any other Senior Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

          (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with any Senior Loan
Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Senior Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

          (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.10, 5.11, 5.15 or 5.16 or in Article VI;

          (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Senior Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied (i) in the case of covenants contained in Section 5.08, for
5 days, (ii) in the case of covenants contained in Sections 5.01 and 5.02(b),
(c) and (f), for 10 days and (iii) in the case of any other covenant, for a period of 20 days after notice thereof has been delivered by the Administrative
Agent to the Borrower (which notice shall be given promptly at the request of any Lender);

          (f) the Borrower or any Subsidiary shall fail to make any payment
(whether of principal or interest and regardless of amount) in respect of any
Material Indebtedness, including any obligation to reimburse letter of credit obligations or to post cash collateral with respect thereto, when and as the same shall become due and payable or within any applicable grace period;

                                                                              88

          (g) any event or condition occurs that results in any Material
Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its Indebtedness, or of a
substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (j) the Borrower or any Subsidiary shall become unable to, or admits in writing its inability or fails to, generally pay its debts as they become due;

          (k) one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 shall be rendered against the Borrower, any
Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

          (l) (i) the Borrower or any ERISA Affiliate shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 which it shall have become liable to pay under Section 302 or Title IV of ERISA; or notice of intent to terminate a Plan shall be filed under Title IV of ERISA by the Borrower or any ERISA Affiliate, any plan administrator or any combination of the foregoing;
or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be

                                                                              89

appointed to administer, any Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause the Borrower and/or one or more
ERISA Affiliates to incur a current payment obligation in excess of $50,000,000;
or (ii) any other ERISA Event shall have occurred that, in the opinion of the
Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower, the ERISA Affiliates and the Subsidiaries in an aggregate amount exceeding
$50,000,000;

          (m) (i) any Lien purported to be created under any Senior Collateral
Document shall cease to be a valid and perfected Lien on any material portion of the Senior Collateral, with the priority required by the Senior Loan Documents, except as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Senior Loan Documents, or the Borrower or any Subsidiary shall so assert in writing, or (ii) any Senior Loan Document shall become invalid, or the Borrower or any Subsidiary shall so assert in writing;

          (n) a Change in Control shall occur; or

          (o) any Subsidiary Loan Party shall amend or revoke any instruction in the Government Lockbox Account Agreement to any Government Lockbox Account Bank
in respect of a Government Lockbox Account unless (i) the Administrative Agent shall have given its prior written consent or (ii) the Government Lockbox
Account is then under the control of any other Person pursuant to Section 5.16;

then, and in every such event (other than an event with respect to the Borrower or any Subsidiary Loan Party described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the
Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the
Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower or any Subsidiary Loan Party described in clause (h) or
(i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                                                              90

                                  ARTICLE VIII

                                   The Agents

          Each of the Lenders and each Issuing Bank hereby irrevocably appoints
(i) the Administrative Agent as its agent and authorizes the Administrative
Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Senior Loan Documents, together with such actions and powers as are reasonably incidental thereto and
(ii) each Collateral Agent as its agent and authorizes the Collateral Agents to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agents by the terms of the Senior Loan Documents, together with such actions and powers as are reasonably incidental thereto.

          The financial institutions serving as the Agents hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such financial institutions and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or any Affiliate of any of the foregoing as if they were not Agents hereunder.

          No Agent shall have any duties or obligations except those expressly set forth in the Senior Loan Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no
Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Senior Loan Documents that such Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in
Section 2.20 or 9.02) and (c) except as expressly set forth in the Senior Loan
Documents, no Agent shall have any duty to disclose, and no Agent shall be liable for the failure to disclose, any information relating to the Borrower or any of the Subsidiaries that is communicated to or obtained by the financial institution serving as such Agent or any of its Affiliates in any capacity. No
Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section
2.20 or 9.02) or in the absence of its own gross negligence or wilful misconduct
(as determined by a court of competent jurisdiction by final and non-appealable judgment). No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, as applicable, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Senior Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Senior Loan Document,
(iv) the validity, enforceability, effectiveness or genuineness of any Senior
Loan Document or any other agreement, instrument or document or (v) the satisfaction of

                                                                              91

any condition set forth in Article IV or elsewhere in any Senior Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

          Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Any Agent may consult with legal counsel (who may be counsel for the
Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          Each Agent may perform any and all of its duties and exercise any and all of its rights and powers by or through any one or more sub-agents appointed by such Agent. Any Agent and any such sub-agent may perform any and all of its duties and exercise any and all of its rights and powers through their Related
Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of any Agent and any such sub-agent, and shall apply to their activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.

          Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, any Agent may resign at any time by notifying the
Lenders, the Issuing Banks and the Borrower. Upon any such resignation, the
Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the
Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Agent (which shall be a financial institution with an office in New York, New York, or an
Affiliate of any such financial institution). Upon the acceptance of its appointment as an Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related
Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

          Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own

                                                                              92

decisions in taking or not taking action under or based upon this Agreement, any other Senior Loan Document or related agreement or any document furnished hereunder or thereunder.

          Each party hereto authorizes the Administrative Agent to enter into customary intercreditor agreements in connection with Securitizations and
Factoring Transactions permitted under this Agreement.

                                   ARTICLE IX

                                  Miscellaneous

          SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) Rite Aid Corporation, 30 Hunter Lane Camp Hill, PA 17011,
Attention of General Counsel (Telecopy No. 717-760-7867; email address:
rsari@riteaid.com);

          (b) if to the Administrative Agent, to Citicorp North America, Inc.,
388 Greenwich Street, New York, NY 10013, Attention of Sebastien Delasnerie
(Telecopy No. 212-816-2613; email address: sebastien.delasnerie@citigroup.com;
email address: sebastien.delasnerie@citigroup.com, with a copy to
oploanswebadmin@citigroup.com);

          (c) if to the Syndication Agent, to JPMorgan Chase Bank, 270 Park
Avenue, New York, NY 10017, Attention of Teri Streusand (Telecopy No. 212-
270-6637; email address: teri.streusand@jpmorgan.com);

          (d) if to the Issuing Banks, to (i) Citicorp North America, Inc., 388
Greenwich Street, New York, NY 10013, Attention of Sebastien Delasnerie
(Telecopy No. 212- 816-2613; email address: sebastien.delasnerie@citigroup.com)
and (ii) JPMorgan Chase Bank, 270 Park Avenue, New York, NY 10017, Attention of
Teri Streusand (Telecopy No. 212-270-6637; email address:
teri.streusand@jpmorgan.com);

          (e) if to the Swingline Lender, to it at Citicorp North America, Inc.,
388 Greenwich Street, New York, NY 10013, Attention of Sebastien Delasnerie
(Telecopy No: 212-816-2613; email address:sebastien.delasnerie@citigroup.com);
and

          (f) if to any other Lender, to it at its address (or telecopy number)
set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other

                                                                              93

communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 9.02. Waivers; Amendments. (a) No failure or delay by any
Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Senior Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Banks and the
Lenders hereunder and under the other Senior Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Senior Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a
Loan or issuance of a Letter of Credit shall not be construed as a waiver of any
Default, regardless of whether any Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

          (b) Neither this Agreement nor any other Senior Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Senior Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders;
provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the maturity of any Loan, or any scheduled date of payment of the principal amount of any Term Loan under Section 2.10, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby,
(iv) amend Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each
Lender, (v) amend the proviso of the definition of "Borrowing Base Amount" or the definition of "Account Receivable Advance Rate", "Pharmaceutical Inventory
Advance Rate", "Other Inventory Advance Rate" or "Script Lists Advance Rate"
without the written consent of each of the Lenders, (vi) subordinate the priority of the Lien granted to the Senior Collateral Agents pursuant to the
Senior Loan Documents without the written consent of each Lender, (vii) change any of the provisions of this Section or the percentage set forth in the definition of "Required Lenders" or any other provision of any Senior Loan
Document specifying the number or percentage of Lenders (or Lenders of any
Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of

                                                                              94

each Lender (or each Lender of such Class, as the case may be), (viii) release the Borrower or any Subsidiary Loan Party from its Guarantee under the Senior
Subsidiary Guarantee Agreement (except as expressly provided in the Senior
Subsidiary Guarantee Agreement), or limit its liability in respect of such
Guarantee, without the written consent of each Lender, (ix) release all or substantially all of the Senior Collateral from the Liens under the Senior
Collateral Documents, without the written consent of each Lender, (x) change any provision of any Senior Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any
Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding
Loans and unused Commitments of each affected Class, (xi) amend Section 2.21 to increase the permitted Incremental Facilities to in excess of $700,000,000, without the written consent of Lenders having Revolving Exposures, outstanding
Term Loans and unused Commitments representing more than 66-2/3% of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at such time or (xii) waive any condition to effectiveness set forth in Section
4.01, without the written consent of each Lender; and provided further, that (A)
no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent, the Issuing Banks or the Swingline Lender without the prior written consent of such Agent, the Issuing Banks or the Swingline Lender, as the
case may be, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the
Revolving Lenders (but not the Term Loan Lenders) or the Term Loan Lenders (but
not the Revolving Lenders) may be effected by an agreement or agreements in writing entered into by the Borrower and requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this
Section if such Class of Lenders were the only Class of Lenders hereunder at the time; and provided further, that no such agreement shall change the allocation of amounts applied to the permanent reduction of Revolving Commitments and the prepayment of outstanding Term Loans in connection with any such reduction and prepayment required by Section 2.11(b), (c) or (d) without the written consent of Revolving Lenders having more than 50% of the total LC Exposure and unused
Revolving Commitments at such time and Term Loan Lenders holding more than 50%
of the outstanding Term Loans at such time. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrower, the Required Lenders and the Administrative Agent (and, if
their rights or obligations are affected thereby, the Issuing Banks and the
Swingline Lender) if (i) by the terms of such agreement the Commitment of each
Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

          (c) Notwithstanding the foregoing, (i) Senior Collateral shall be released from the Lien under the Senior Collateral Documents from time to time as necessary to effect any sale of Senior Collateral permitted by the Senior
Loan Documents, and the Administrative Agent shall execute and deliver all release documents reasonably requested to evidence such release; provided that arrangements satisfactory to the

                                                                              95

Administrative Agent shall have been made for application of the cash proceeds thereof in accordance with Section 2.11 and for the pledge of any non-cash proceeds thereof pursuant to the Senior Collateral Documents, (ii) the accounts created pursuant to clause (i) of Section 5.16(b), the Lockbox Account and/or the Governmental Lockbox Account may be released by the Administrative Agent and transferred in accordance with Section 5.16 and (iii) if a Subsidiary Loan Party ceases to be a Subsidiary of the Borrower in accordance with this Agreement, or ceases to own any property that constitutes Senior Collateral, at the request of and at the expense of the Borrower, such Subsidiary Loan Party shall be released from the Senior Subsidiary Guarantee Agreement, the Senior Subsidiary Security
Agreement and each other Senior Loan Document to which it is a party.

          SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower
shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agents, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Senior
Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing
Bank in connection with the issuance, amendment, renewal or extension of any
Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by any Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of counsel for any Agent, any
Issuing Bank or any Lender, in connection with the enforcement or protection of its rights under or in connection with the Senior Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of
Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or
Letters of Credit.

          (b) The Borrower shall indemnify each Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such
Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Senior Loan
Document, the performance by the parties to the Senior Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous
Materials on or from any property currently or formerly owned or operated by the
Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of the Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such

                                                                              96

indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

          (c) To the extent that the Borrower fails to pay any amount required to be paid by it to any Agent, any Issuing Bank or any Lender under paragraph
(a) or (b) of this Section, each Lender severally agrees to pay to such Agent, such Issuing Bank or such Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, such Issuing Bank or such Lender in its capacity as such. For purposes hereof, a
Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at the time.

          (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Senior Loan Document or any other agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

          (e) All amounts due under this Section shall be payable not later than
10 Business Days after written demand therefor.

          SECTION 9.04. Successors and Assigns. (a) The provisions of this
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any
Affiliate of any Issuing Bank that issues any Letter of Credit), except that the
Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Banks and the Lenders)
any legal or equitable right, remedy or claim under or by reason of this
Agreement.

          (b) (i) Subject to the conditions set forth in paragraph (b)(ii)
below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its
Commitments and the Loans at the time owing to it); with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

          (A) the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an
     Approved

                                                                              97

     Fund or, if an Event of Default under clause (a), (b), (h), or (i) of
     Article VII has occurred and is continuing, any other assignee; and

          (B) the Administrative Agent; provided that no consent of the
     Administrative Agent shall be required for an assignment to an assignee that is a Lender, an Affiliate of a Lender or an Approved Fund.

          (ii) Assignments shall be subject to the following additional conditions:

          (A) except in the case of an assignment to a Lender, an Affiliate of a
     Lender or an Approved Fund, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than (1) with respect to
     Revolving Commitments and Revolving Loans, $5,000,000 and (2) with respect to Term Loan Commitments and Term Loans, $1,000,000, or, in each case, if smaller, the entire remaining amount of the assigning Lender's Commitment or Loans, unless each of the Borrower and the Administrative Agent shall otherwise consent; provided that (i) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (ii)
     in the event of concurrent assignments to two or more assignees that are
     Affiliates of one another, or to two or more Approved Funds managed by the same investment advisor or by affiliated investment advisors, all such concurrent assignments shall be aggregated in determining compliance with this subsection;

          (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;

          (C) the parties to each assignment shall execute and deliver to the
     Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500; provided that, in the event of concurrent assignments to two or more assignees that are Affiliates of one another, or by or to two or more Approved Funds managed by the same investment advisor or by affiliated investment advisors, only one such fee shall be payable; and

          (D) the assignee, if it shall not be a Lender, shall deliver to the
     Administrative Agent an Administrative Questionnaire.

          (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and
Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this

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Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this
Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

          (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and
Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the
Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Agents, the Issuing Banks and the Lenders may
treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the
Borrower, any other Agent, any Issuing Bank and any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed
Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and
Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (vi) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(A) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment and the outstanding balances of its Loans, in each case without giving effect to assignments thereof that have not become effective, are as set forth in such Assignment and Acceptance; (B) except as set forth in clause (A)
above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Senior Loan Document or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any of the foregoing, or the financial condition of the Loan Parties or the performance or observance by the Loan Parties of any of their obligations under this Agreement or under any other Senior Loan Document or any other instrument or document furnished pursuant hereto or thereto; (C) each of the assignee and the assignor represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (D) such assignee confirms that it has received a copy of this Agreement, together with copies of any

                                                                              99

amendments or consents entered into prior to the date of such Assignment and
Acceptance and copies of the most recent financial statements delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such
Assignment and Acceptance; (E) such assignee will independently and without reliance upon the Agents, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (F) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this
Agreement and the other Senior Loan Documents as are delegated to them by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (G) such assignee agrees that it will perform in accordance with their terms all the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

          (c) (i) Any Lender may, without the consent of or notice to the
Borrower, the Agents, the Issuing Banks or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement
(including all or a portion of its Commitment and the Loans owing to it);
provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Agents, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b)(i), (ii) or (iii) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15,
2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of
Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

          (ii) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the
Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such
Participant agrees, for the benefit of the Borrower, to comply with Section
2.17(e) as though it were a Lender.

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          (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          (e) In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of the Borrower or the
Administrative Agent, assign or pledge all or any portion of its rights under the Senior Loan Documents, including the Loans and Notes or any other instrument evidencing its rights as a Lender under the Senior Loan Documents, to any holder of, trustee for, or any other representative of holders of obligations owed or securities issued by such fund, as security for such obligations or securities;
provided that any foreclosure or similar action by such trustee or representative shall be subject to the provisions of this Section 9.04 concerning assignments.

          SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Senior Loan Documents and in the
certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Senior Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Senior Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any
Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

          SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement
may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other
Senior Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other

                                                                             101

parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the
Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff)
which such Lender may have.

          SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of
Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

          (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States
District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any
Senior Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such
Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
Nothing in this Agreement or any other Senior Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may
otherwise have to bring any action or proceeding relating to this Agreement or any other Senior Loan Document against the Borrower or its properties in the courts of any jurisdiction.

          (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or

                                      102

relating to this Agreement or any other Senior Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this
Agreement or any other Senior Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES,
TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A
TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR
RELATING TO THIS AGREEMENT, ANY OTHER SENIOR LOAN DOCUMENT OR THE TRANSACTIONS
CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH
PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY
OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD
NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B)
ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER
INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND
CERTIFICATIONS IN THIS SECTION.

          SECTION 9.11. Headings. Article and Section headings and the Table of
Contents used herein are for convenience of reference only, are not part of this
Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 9.12. Confidentiality. Each of the Administrative Agent, the
Issuing Banks and the Lenders agrees to maintain the confidentiality of the
Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, trustees, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Senior Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower, (h) to any pledgee referred to in Section 9.04(d) or any direct or indirect contractual counterparty in any Hedging Agreement (or to any such contractual counterparty's professional advisor), so long as such pledgee or contractual counterparty

                                      103

(or such professional advisor) agrees to be bound by the provisions of this
Section 9.12, or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a
nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a
nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such
Information as such Person would accord to its own confidential information.
Notwithstanding anything in this Agreement or in any other Senior Loan Document to the contrary, the Borrower and each Lender (and each employee, representative or other agent of the Borrower) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the
Transactions and all materials of any kind (including opinions or other tax analyses) that are provided to the Borrower relating to such U.S. tax treatment and U.S. tax structure.

          SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the
Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased
(but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

          SECTION 9.14. Collateral Trust and Intercreditor Agreement. Each
Lender, each Issuing Bank and each Agent hereby authorizes the Agent to enter into the Collateral Trust Agreement and each other Senior Collateral Document on its behalf, and agrees that the Administrative Agent and the Collateral Agents may enforce the rights and remedies of the Lenders under each Senior Loan
Document to the extent provided in the Senior Collateral Documents and the
Collateral Trust and Intercreditor Agreement.

          SECTION 9.15. Cash Sweep. (a) On any day on which (i) an Event of
Default exists or (ii) the lesser of (x) the average Revolving Commitments
(after deducting the average total Revolving Exposure) over any 30-day period and (y) the average Borrowing Base Amount (after deducting the average total
Revolving Exposure and the average outstanding Term Loans) over any 30-day period, in each case, together with all amounts then on deposit in the Cash
Sweep Cash Collateral Account, is less than

                                                                             104

$75,000,000, then the Collateral Agents, upon its determination or upon request by the Required Lenders, shall be immediately be entitled to deliver Cash Sweep
Notices.

          (b) During a Cash Sweep Period, if (i) there is no Event of Default and (ii) the lesser of (x) the average Revolving Commitments (after deducting the average total Revolving Exposure) over any 30-day period and (y) the average
Borrowing Base Amount (after deducting the average total Revolving Exposure and the average outstanding Term Loans) over any 30-day period, in each case, together with all amounts then on deposit in the Cash Sweep Cash Account, is greater than $100,000,000, then the Collateral Agents shall automatically rescind any Cash Sweep Notice and shall be prohibited from delivering any other
Cash Sweep Notice (unless and until the occurrence of the events set forth in paragraph (a) of this Section).

          (c) The Collateral Agents reserves the right to send a Cash Sweep
Notice on each occasion of the occurrence of the events set forth in Section
9.15(a).

          SECTION 9.16. Electronic Communications. (a) Notwithstanding anything in any Senior Loan Document to the contrary, the Borrower hereby agrees that it will use its reasonable best efforts to provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Senior Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or Interest Period relating thereto), (ii) relates to the payment of any principal or other amount due under any Senior Loan Document prior to the scheduled date therefor, (iii) provides notice of any Default or
Event of Default under any Senior Loan Document or (iv) is required to be delivered to satisfy any condition set forth in Section 4.01 and/or 4.02 (all such non-excluded communications being referred to herein collectively as the
"Communications"), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to
oploanswebadmin@citigroup.com, with a copy to
sebastien.delasnerie@citigroup.com. In addition, the Borrower agrees to continue to provide the Communications to the Administrative Agent in the manner specified in the Senior Loan Documents, but only to the extent requested by the
Administrative Agent.

          (b) The Borrower further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on
Intralinks, Fixed Income Direct or a substantially similar electronic transmission system (each such system, a "Platform"). The Borrower acknowledges that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution.

          (c) EACH PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE". THE AGENT
PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE
COMMUNICATIONS, OR THE ADEQUACY OF ANY PLATFORM, AND

                                                                             105

EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO
WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT
LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE,
NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE
DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR
ANY PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS
AFFILIATES OR ANY OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR
REPRESENTATIVES (COLLECTIVELY, THE "AGENT PARTIES") HAVE ANY LIABILITY TO THE
BORROWER, ANY OTHER LOAN PARTY, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR
DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL,
INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT,
CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER'S OR THE ADMINISTRATIVE
AGENT'S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE
EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE
JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM
SUCH AGENT PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

          (d) The Administrative Agent agrees that the receipt of the
Communications by it at its e-mail address set forth in Section 9.01 shall constitute effective delivery of the Communications to the Administrative Agent for purposes of this Section. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to a
Platform shall constitute effective delivery of the Communications to such
Lender for purposes of this Section. Each Lender agrees (i) to notify the
Administrative Agent in writing (including by electronic communication) from time to time of such Lender's e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.

          (e) Nothing in this Section 9.16 shall prejudice the right of the
Administrative Agent or any Lender to give any notice or other communication pursuant to any Senior Loan Document in any other manner specified in such
Senior Loan Document.

                                                                             106

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        RITE AID CORPORATION,

                                        by
                                           -------------------------------------
                                           Name:
                                           Title:

                                        CITICORP NORTH AMERICA, INC.,
                                        individually and as Administrative Agent
                                        and Collateral Processing Co-Agent,

                                        by
                                           -------------------------------------
                                           Name:
                                           Title:

                                        JPMORGAN CHASE BANK, individually
                                        and as Syndication Agent and Collateral
                                        Processing Co-Agent,

                                        by
                                           -------------------------------------
                                           Name:
                                           Title:

                                        FLEET RETAIL GROUP, INC.,
                                        individually and as Collateral Agent and
                                        Co-Documentation Agent,

                                        by
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                             107

                                        CIT GROUP/BUSINESS CREDIT, INC.,
                                        individually and as Co-Documentation
                                        Agent,

                                        by
                                           -------------------------------------
                                           Name:
                                           Title:

                                        GENERAL ELECTRIC CAPITAL
                                        CORPORATION, individually and as
                                        Co-Documentation Agent,

                                        by
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                             108

                                        SIGNATURE PAGE TO THE RITE AID
                                        AMENDED AND RESTATED CREDIT
                                        AGREEMENT DATED AS OF
                                        SEPTEMBER 22, 2004

                                        Name of Institution:
                                                            --------------------

                                        by
                                        ----------------------------------------
                                        Name:
                                        Title:

                                                                         ANNEX 1

                                DEFINITIONS ANNEX

     This is the Definitions Annex referred to in the Senior Loan Documents and the Second Priority Debt Documents. Each capitalized term used herein shall have the meaning assigned to it below or, if not defined herein, the meaning assigned to it in the applicable Senior Loan Document or Second Priority Debt Document.
The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     References to any agreement are to such agreement as amended, modified or supplemented from time to time in accordance with the terms thereof and of each
Senior Loan Document and Second Priority Debt Document containing restrictions or imposing conditions on the amendment, modification or supplementing of such agreement.

     "Affiliate" means, when used with respect to a specified Person, another
Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     "Asset Sale" means any sale, lease, assignment, transfer or other disposition (including pursuant to a Sale and Leaseback Transaction) of any property or asset (whether now owned or hereafter acquired, whether in one transaction or a series of transactions and whether by way of merger or otherwise) of the Borrower or any Subsidiary (including of any Equity Interest in a Subsidiary).

     "Attributable Debt" means, as to any particular Capital Lease or Sale and
Leaseback Transaction under which the Borrower or any Subsidiary is at the time liable, as of any date as of which the amount thereof is to be determined (i) in the case of a transaction involving a Capital Lease, the amount as of such date of Capital Lease Obligations with respect thereto and (ii) in the case of a Sale and Leaseback Transaction not involving a Capital Lease, the then present value of the minimum rental obligations under such Sale and Leaseback Transaction during the remaining term thereof (after giving effect to any extensions at the option of the lessor) computed by discounting the rental payments at the actual interest factor included in such payments or, if such interest factor cannot be readily determined, at the rate per annum that would be applicable to a Capital
Lease of the Borrower having similar payment terms. The amount of any rental payment required to be made under any such Sale and Leaseback Transaction not involving a Capital Lease may exclude amounts required to be paid by the lessee on account of maintenance and repairs, insurance, taxes, assessments, utilities, operating and labor costs and similar charges, whether or not characterized as rent. Any determination of any rate implicit in the terms of a Capital Lease or a lease in a Sale and Leaseback Transaction not involving a Capital Lease made in accordance with generally accepted financial practices by the Borrower shall be binding and conclusive absent manifest error.

                                                                               2

         "Bankruptcy Proceeding" means any proceeding under Title 11 of the U.S.
Code or any other Federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

     "Basket Asset Sale" means any sale, transfer or disposition (including a
Sale and Leaseback Transaction not involving any Mortgaged Property) of office locations, Stores or other personal or real property (including any improvements thereon), whether or not constituting Mortgaged Property, or leasehold interest therein for fair value in the ordinary course of business consistent with past practice and not inconsistent with the business plan delivered to the Senior
Lenders prior to the Restatement Effective Date; provided, however, that (i) the aggregate consideration received therefor (including the fair market value of any non-cash consideration) shall not exceed $75,000,000 in any fiscal year of
Rite Aid (calculated without regard to Sale and Leaseback Transactions permitted by Section 6.01(vii), (xii) and (xiii) of the Senior Credit Agreement) and (ii)
except with respect to any net consideration received from any sale, transfer or disposition to a third Person of Stores, leases and prescription files closed at substantially the same time as, and entered into as part of a single related transaction with, the purchase or other acquisition from such third Person of
Stores, leases and prescription files of a substantially equivalent value, at least 75% of such consideration shall consist of cash.

     "Borrower" means Rite Aid.

     "Business Day" means any day other than a Saturday, Sunday or day on which commercial banks in New York City or Chicago, Illinois are authorized or required by law to close; provided, however, that when used in connection with a
Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     "Capital Lease" means any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which, in accordance with GAAP, should be capitalized on the lessee's balance sheet.

     "Casualty/Condemnation" means any event that gives rise to
Casualty/Condemnation Proceeds.

     "Casualty/Condemnation Proceeds" means

          (a) any insurance proceeds under any insurance policies or otherwise with respect to any casualty or other insured damage to any properties or assets of the Borrower or the Subsidiaries; and

          (b) any proceeds received by the Borrower or any Subsidiary in connection with any action or proceeding for the taking of any properties or assets of the Borrower or the Subsidiaries, or any part thereof or interest therein, for

                                                                               3

     public or quasi-public use under the power of eminent domain, by reason of any similar public improvement or condemnation proceeding;

minus, in each case (i) any fees, commissions and expenses (including the costs of adjustment and condemnation proceedings) and other costs paid or incurred by the Borrower or any Subsidiary in connection therewith, (ii) the amount of income taxes reasonably estimated to be payable as a result of any gain recognized in connection with the receipt of such payment or proceeds and (iii)
the amount of any Indebtedness (or Attributable Debt), other than the Senior
Obligations, together with premium or penalty, if any, and interest thereon (or comparable obligations in respect of Attributable Debt), that is secured by a
Lien on (or if Attributable Debt, the lease of) the properties or assets in question and that has priority over both the Senior Lien and the Second Priority
Lien, that is required to be repaid as a result of the receipt by the Borrower or a Subsidiary of such payments or proceeds; provided, however, that no such proceeds shall constitute Casualty/Condemnation Proceeds to the extent that such proceeds are (A) reinvested in other like fixed or capital assets within 270 days of the Casualty/Condemnation that gave rise to such proceeds or (B)
committed to be reinvested in other like fixed or capital assets within 270 days of such Casualty/Condemnation, with diligent pursuit of such reinvestment, and reinvested in such assets within 365 days of such Casualty/Condemnation.

     "Citibank" means Citibank, N.A.

     "Collateral" means the Senior Collateral and the Second Priority
Collateral.

     "Collateral Documents" means the Senior Collateral Documents and the Second
Priority Collateral Documents.

     "Collateral Trust and Intercreditor Agreement" means the Amended and
Restated Collateral Trust and Intercreditor Agreement, dated as of June 27,
2001, as amended and restated as of May 28, 2003, among Rite Aid, the Subsidiary
Guarantors, the Second Priority Collateral Trustee, the Senior Collateral Agents
and each other Representative.

     "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

     "Debt Facility" means the Senior Credit Agreement and any Second Priority
Debt Facility, or any combination thereof (as the context requires).

     "Default Rate" means a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) equal to the sum of (a) the rate of interest publicly announced by Citibank in New
York, New York, from time to time as its "base rate" plus (b) 2.00%.

                                                                               4

     "Domestic Subsidiary" means any Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of
Columbia.

     "Effective Date" means June 27, 2001.

     "Effective Date Indentures" mean, collectively, (a) the Indenture dated as of December 21, 1998, between Rite Aid and Harris Trust and Savings Bank, as trustee, (b) the Indenture dated as of August 1, 1993, between Rite Aid and
Morgan Guaranty Trust Company of New York, as trustee, (c) the Indenture dated as September 10, 1997, between Rite Aid and Harris Trust and Savings Bank, as trustee and (d) the Indenture dated as of September 22, 1998, between Rite Aid and Harris Trust and Savings Bank, as trustee.

     "8.125% Note Indenture" means the Indenture dated as of April 22, 2003 among Rite Aid, the Subsidiary Guarantors and BNY Midwest Trust Company, as
trustee, relating to the 8.125% Notes.

     "8.125% Notes" means the 8.125% Senior Secured Notes of the Borrower due
2010 issued pursuant to the 8.125% Note Indenture and any Registered Equivalent
Notes issued in exchange therefor.

     "11.25% Senior Notes" means the 11.25% Senior Notes of the Borrower due
2008 issued pursuant to the Unsecured Note Indenture and any Registered
Equivalent Notes issued in exchange therefor.

     "4.75% Convertible Notes" means the 4.75% Convertible Notes of the Borrower due 2006 issued pursuant to the 4.75% Note Indenture and any Registered
Equivalent Notes issued on exchange thereof.

     "4.75% Note Indenture" means the Indenture dated as of November 19, 2001 between Rite Aid and BNY Midwest Trust Company, as trustee, relating to the
4.75% Convertible Notes.

     "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person
(the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such
Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such
Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty

                                                                               5

issued to support such Indebtedness or obligation; provided, that the term
Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

     "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g)
all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such
Indebtedness provide that such Person is not liable therefor.

     "Indentures" mean, collectively, the Effective Date Indentures and the
Restatement Date Indentures.

     "Instructing Group" means, until the Senior Obligation Payment Date, the
Required Lenders and, thereafter, the Second Priority Instructing Group.

     "Intercompany Inventory Purchase Agreement" means the Intercompany
Inventory Purchase Agreement dated as of June 12, 2000 (as amended), among the
Borrower, Rite Aid Hdqtrs. Corp., the Distribution Subsidiaries named therein and the Operating Subsidiaries named therein.

     "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, Capital Lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing)
relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                                                                               6

     "Majority Senior Parties" means the Required Lenders (as defined in the
Senior Credit Agreement), or with respect to any waiver, amendment or request,
Senior Lenders having such amount of unused Revolving Commitments, Revolving
Credit Exposure, unused Term Loan Commitments and outstanding Term Loans as may be required under the Senior Credit Agreement to approve the same.

     "Moody's" means Moody's Investors Service, Inc., or any successor to its business of rating debt securities.

     "Net Cash Proceeds" means:

          (a) with respect to any Asset Sale, an amount equal to the cash proceeds received by the Borrower or any of the Subsidiaries from or in respect of such Asset Sale (including, when received, any cash proceeds received in respect of any noncash proceeds of any Asset Sale), less the sum of

               (i) reasonable costs and expenses paid or incurred in connection with such transaction, including, without limitation, any underwriting brokerage or other customary selling commissions and reasonable legal, advisory and other fees and expenses (including title and recording expenses, associated therewith), payments of unassumed liabilities relating to the assets sold and any severance and termination costs;

               (ii) the amount of any Indebtedness (or Attributable Debt), together with premium or penalty, if any, and accrued interest thereon
          (or comparable obligations in respect of Attributable Debt) secured by a Lien on (or if Attributable Debt, the lease of) any asset disposed of in such Asset Sale and discharged from the proceeds thereof, but only to the extent such Lien has priority over the Senior Lien and the
          Second Priority Lien;

               (iii) any taxes actually paid or to be payable by such Person (as estimated by a senior financial or accounting officer of the Borrower, giving effect to the overall tax position of the Borrower) in respect of such Asset Sale; and

               (iv) the portion of such cash proceeds which the Borrower
          determines in good faith and reasonably should be reserved for post-closing adjustments, including, without limitation,
          indemnification payments and purchase price adjustments, provided, that on the date that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by the Borrower or any of the Subsidiary Loan Parties shall constitute Net Cash Proceeds on such date;

                                                                               7

          (b) with respect to any Capital Markets Transaction, an amount equal to the cash proceeds received by the Borrower or any of the Subsidiaries from or in respect of such Capital Markets Transaction, less any reasonable transaction costs, including investment banking and underwriting fees, discounts and commissions and any other expenses (including legal fees and expenses) reasonably incurred by such Person in respect of such Capital
     Markets Transaction;

          (c) with respect to any Securitization, an amount equal to the cash proceeds received by the Borrower or any of the Subsidiary from or in respect of such Securitization, less any reasonable transaction costs, including investment banking and underwriting fees, discounts and commissions and any other expenses (including legal fees and expenses)
     reasonably incurred by such Person in respect of such Securitization; and

          (d) with respect to a Casualty/Condemnation, the amount of
     Casualty/Condemnation Proceeds.

     "9.5% Note Indenture" means the Indenture dated as of February 12, 2003 among Rite Aid, the Subsidiary Guarantors and BNY Midwest Trust Company, as
trustee, relating to the 9.5% Notes.

     "9.5% Notes" means the 9.5% Senior Secured Notes of Rite Aid due 2011 issued pursuant to the 9.5% Note Indenture and any Registered Equivalent Notes
issued in exchange therefor.

     "9.25% Note Indenture" means the Indenture dated as of May 20, 2003 between
Rite Aid and BNY Midwest Trust Company, as trustee, relating to the 9.25% Notes.

     "9.25% Notes" means the 9.25% Senior Unsecured Notes of Rite Aid due 2013 issued pursuant to the 9.25% Note Indenture and any Registered Equivalent Notes
issued in exchange therefor.

     "Obligors" means Rite Aid, the Subsidiary Guarantors, the Subsidiary Loan
Parties and any other Person who is liable for any of the Secured Obligations.

     "Permitted Disposition" means any of the following, other than sales of
Securitization Assets in a Securitization:

          (i) dispositions of inventory at retail, cash, cash equivalents and other cash management investments and obsolete, unused, uneconomic or unnecessary equipment or inventory, in each case in the ordinary course of business;

          (ii) a disposition to a Subsidiary Loan Party, provided that if the property subject to such disposition constitutes Collateral immediately before giving effect to such disposition, such property continues to constitute Collateral subject to the Senior Lien and the Second Priority
     Lien;

                                                                               8

          (iii) a sale or discount, in each case without recourse and in the ordinary course of business, of overdue Accounts (as defined in the Senior
     Credit Agreement) arising in the ordinary course of business, but only to the extent such Accounts are no longer Eligible Accounts Receivable (as defined in the Senior Credit Agreement) and such sale or discount is in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale);

          (iv) Basket Asset Sales; and

          (v) sales of Accounts Receivable (as defined in the Senior Subsidiary
     Security Agreement) relating to worker's compensation claims to collection agencies pursuant to the Borrower's customary cash management procedures.

     "Permitted Investments" means any investment by any Person in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-1 by S&P and P-1 by Moody's, (iii) time deposits with, including certificates of deposit issued by, any office located in the United
States of any bank or trust company which is organized or licensed under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000, (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii)
above, provided in each case that such investment matures within one year from the date of acquisition thereof by such Person or (v) money market mutual funds at least 80% the assets of which are held in investments referred to in clauses
(i) through (iv) above (except that the maturities of certain investments held by any such money market funds may exceed one year so long as the dollar-weighted average life of the investments of such money market mutual fund is less than one year).

     "Reduction" means, when applied to any Debt Facility, (i) the permanent repayment of outstanding loans (or obligations in respect of Attributable Debt)
under such Debt Facility, (ii) the permanent reduction of outstanding lending commitments under such Debt Facility or (iii) the permanent cash collateralization of outstanding letters of credit under such facility (together with the termination of any lending commitments utilized by such letters of credit).

     "Refinance" means, with respect to any issuance of Indebtedness, to replace, renew, extend, refinance, repay, refund, repurchase, redeem, defease or retire, or to issue Indebtedness in exchange or as a replacement therefor.

     "Refinanced" and "Refinancing" shall have correlative meanings.

     "Registered Equivalent Notes" means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the
Securities Act of 1933,

                                       9

substantially identical notes issued in a dollar for dollar exchange therefor pursuant to an exchange offer registered with the SEC.

     "Representatives" means each of the Senior Collateral Agents and the Second
Priority Representatives.

     "Restatement Effective Date" means the date on which the Senior Credit
Agreement becomes effective pursuant to its terms.

     "Restatement Date Indentures" mean, collectively, (a) the Unsecured Note
Indenture, (b) the 12.5% Note Indenture, (c) the 9.5% Note Indenture, (d) the
8.125% Note Indenture, (e) the 9.25% Note Indenture and (f) the 4.75% Note
Indenture.

     "Rite Aid" means Rite Aid Corporation, a Delaware corporation, and its successors.

     "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc., or any successor to its business of rating debt securities.

     "Sale and Leaseback Transaction" means any arrangement whereby the Borrower or a Subsidiary shall sell or transfer any office building (including its headquarters), distribution center, manufacturing plant, warehouse, Store, equipment or other property, real or personal, now or hereafter owned by the
Borrower or a Subsidiary with the intention that the Borrower or any Subsidiary rent or lease the property sold or transferred (or other property of the buyer or transferee substantially similar thereto).

     "SEC" means the United States Securities and Exchange Commission and any
successor agency thereto.

     "Second Priority Collateral" means all the "Second Priority Collateral" as defined in any Second Priority Collateral Document.

     "Second Priority Collateral Documents" means the Second Priority Subsidiary
Security Agreement, the Second Priority Subsidiary Guarantee Agreement, the
Second Priority Indemnity, Subrogation and Contribution Agreement, the
Collateral Trust and Intercreditor Agreement and each of the security agreements and other instruments and documents executed and delivered by any Subsidiary
Guarantor pursuant to any of the foregoing for purposes of providing collateral security or credit support for any Second Priority Debt Obligation or obligation under the Second Priority Subsidiary Guarantee Agreement.

     "Second Priority Collateral Trustee" means Wilmington Trust Company, in its capacity as collateral trustee under the Collateral Trust and Intercreditor
Agreement and the Second Priority Collateral Documents, and its successors.

                                                                              10

     "Second Priority Debt" means any Indebtedness (including the 12.5% Notes,
9.5% Notes and 8.125% Notes) incurred by Rite Aid and Guaranteed by the
Subsidiary Guarantors on or after the Effective Date pursuant to the Second
Priority Subsidiary Guarantee Agreement (i) which is secured by the Second
Priority Collateral on a pari passu basis with the other Second Priority Debt
Obligations and (ii) if issued on or after the Restatement Effective Date, matures after December 31, 2009; provided, however, that (A) such Indebtedness is permitted to be incurred, secured and Guaranteed on such basis by each Senior
Loan Document and each Second Priority Debt Document and (B) the Representative
for the holders of such Second Priority Debt shall have become party to the
Collateral Trust and Intercreditor Agreement pursuant to, and by satisfying the conditions set forth in, Section 10.12 thereof. Second Priority Debt shall include any Registered Equivalent Notes issued in exchange thereof.

     "Second Priority Debt Documents" means, with respect to any series, issue or class of Second Priority Debt, the promissory notes, indentures and other operative agreements or instruments evidencing or governing such Debt, including the Second Priority Collateral Documents.

     "Second Priority Debt Facility" means the indenture or other governing agreement or instrument with respect to any Second Priority Debt.

     "Second Priority Debt Obligations" means with respect to any series, issue or class of Second Priority Debt, (i) all principal of, and interest (including without limitation, any interest which accrues after the commencement of any
Bankruptcy Proceeding, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to such Second Priority Debt, (ii) all other amounts payable to the related Second Priority Debt Parties under the related Second Priority Debt Documents and (iii) any renewals or extensions of the foregoing.

     "Second Priority Debt Parties" means with respect to any series, issue or class of Second Priority Debt, the holders of such Debt, any trustee or agent therefor under any related Second Priority Debt Documents and the beneficiaries of each indemnification obligation undertaken by Rite Aid or any Second Priority
Obligor under any related Second Priority Debt Documents, but shall not include the Loan Parties or any Controlled Affiliates thereof (unless such Loan Party or
Controlled Affiliate is a holder of such Debt, a trustee or agent therefore or beneficiary of such an indemnification obligation named as such in a Second
Priority Debt Document).

     "Second Priority Indemnity, Subrogation and Contribution Agreement" means the Amended and Restated Second Priority Indemnity, Subrogation and Contribution
Agreement, dated as of June 27, 2001, as amended and restated as of May 28, 2003 among Rite Aid, the Subsidiary Guarantors and the Second Priority Collateral
Trustee.

     "Second Priority Instructing Group" means Second Priority Representatives with respect to Second Priority Debt Facilities under which at least a majority of the then aggregate amount of Second Priority Debt Obligations are outstanding.

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     "Second Priority Lien" means the Liens on the Second Priority Collateral in favor of the Second Priority Parties under the Second Priority Collateral
Documents.

     "Second Priority Representative" means, in respect of a Second Priority
Debt Facility, the trustee, administrative agent, security agent or similar agent under each Second Priority Facility, as the case may be, and each of their successors in such capacities.

     "Second Priority Subsidiary Guarantee Agreement" means the Amended and
Restated Second Priority Subsidiary Guarantee Agreement, dated as of June 27,
2001, as amended and restated as of May 28, 2003, made by the Subsidiary
Guarantors (including any additional Subsidiary Guarantor becoming party thereto after the Restatement Effective Date) in favor of the Second Priority Collateral
Trustee for the benefit of the Second Priority Debt Parties.

     "Second Priority Subsidiary Security Agreement" means the Amended and
Restated Second Priority Subsidiary Security Agreement, dated as of June 27,
2001, as amended and restated as of May 28, 2003, made by the Subsidiary
Guarantors (including any additional Subsidiary Guarantor becoming party thereto after the Restatement Effective Date) in favor of the Second Priority Collateral
Trustee for the benefit of the Second Priority Debt Parties.

     "Secured Obligations" means the Senior Obligations and the Second Priority
Debt Obligations.

     "Secured Parties" means the Senior Secured Parties and the Second Priority
Debt Parties.

     "Senior Collateral" means all the "Collateral" as defined in any Senior
Collateral Document.

     "Senior Collateral Agents" means Citicorp North America, Inc. and JPMorgan
Chase Bank, each in its capacity as a senior collateral processing co-agent under the Senior Collateral Documents, and their successors.

     "Senior Collateral Disposition" means (i) any sale, transfer or other disposition of Senior Collateral (including any property or assets that would constitute Senior Collateral but for the release of the Senior Lien with respect thereto in connection with such sale, transfer or other disposition), other than a Permitted Disposition or (ii) a Casualty/Condemnation with respect to Senior
Collateral.

     "Senior Collateral Documents" means the Senior Subsidiary Security
Agreement, the Senior Subsidiary Guarantee Agreement, the Senior Indemnity,
Subrogation and Contribution Agreement, the Collateral Trust and Intercreditor
Agreement and each of the security agreements and other instruments and documents executed and delivered by any Subsidiary Guarantor pursuant to any of the foregoing or pursuant to the Senior

                                                                              12

Credit Agreement or for purposes of providing collateral security or credit support for any Senior Obligation or obligation under the Senior Subsidiary
Guarantee Agreement.

     "Senior Credit Agreement" means the Amended and Restated Senior Credit
Agreement, dated as of June 27, 2001, as amended and restated as of May 28,
2003, among Rite Aid, the Senior Lenders and Citicorp North America, Inc., as
administrative agent and as Senior Collateral Agents for the Senior Lenders.

     "Senior Indemnity, Subrogation and Contribution Agreement" means the
Amended and Restated Senior Indemnity, Subrogation and Contribution Agreement,
dated as of June 27, 2001, as amended and restated as of May 28, 2003, among
Rite Aid, the Subsidiary Guarantors (including Subsidiary Guarantors becoming party thereto after the Restatement Effective Date) and the Senior Collateral
Agents.

     "Senior Hedging Agreement" means any Hedging Agreement entered into with
Rite Aid or any Subsidiary, if the applicable counterparty was a Senior Lender or an Affiliate thereof (i) on the Effective Date, in the case of any Hedging
Agreement entered into prior to the Restatement Effective Date, or (ii) at the time the Hedging Agreement was entered into, in the case of any Hedging
Agreement entered into on or after the Restatement Effective Date.

     "Senior Lender" means a "Lender" as defined in the Senior Credit Agreement.

     "Senior Lien" means the Liens on the Senior Collateral in favor of the
Senior Secured Parties under the Senior Collateral Documents.

     "Senior Loan Documents" means the Senior Credit Agreement, the Notes referred to in the Senior Credit Agreement, each Senior Hedging Agreement and the Senior Collateral Documents.

     "Senior Obligation Payment Date" means the date on which (i) the Senior
Obligations have been paid in full, (ii) all lending commitments under the
Senior Credit Agreement have been terminated and (iii) there are no outstanding letters of credit issued under the Senior Credit Agreement other than such as have been fully cash collateralized under documents and arrangements satisfactory to the issuer of such letters of credit.

     "Senior Obligations" means (i) the principal of each loan made under the
Senior Credit Agreement, (ii) all reimbursement and cash collateralization obligations in respect of letters of credit issued under the Senior Credit
Agreement, (iii) all monetary obligations of the Borrower or any Subsidiary under each Senior Hedging Agreement entered into (x) prior to the Restatement
Effective Date with any counterparty that was a Senior Lender (or an Affiliate thereof) on the Restatement Effective Date or (y) on or after the Effective Date with any counterparty that was a Senior Lender (or an Affiliate thereof) at the time such Senior Hedging Agreement was entered into, (iv) all interest on the loans, letter of credit reimbursement, fees and other obligations under the
Senior Credit Agreement or such Senior Hedging Agreements (including, without limitation any

                                                                              13

interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower or any Subsidiary Loan Party, whether or not allowed or allowable as a claim in such proceeding), (v) all other amounts payable by the Borrower or any
Subsidiary under the Senior Loan Documents and (vi) all increases, renewals, extensions and Refinancings of the foregoing.

     "Senior Secured Parties" means each party to the Senior Credit Agreement other than any Senior Loan Party, each counterparty to a Senior Hedging
Agreement, the beneficiaries of each indemnification obligation undertaken by
Rite Aid or any other Loan Party under any Senior Loan Document, and the successors and permitted assigns of each of the foregoing.

     "Senior Subsidiary Guarantee Agreement" means the Amended and Restated
Senior Subsidiary Guarantee Agreement, made by the Subsidiary Guarantors
(including Subsidiary Guarantors that become parties thereto after the
Restatement Effective Date) in favor of the Senior Collateral Agents for the benefit of the Senior Secured Parties, as such agreement may be amended, supplemented or otherwise modified from time to time.

     "Senior Subsidiary Security Agreement" means the Amended and Restated
Senior Subsidiary Security Agreement, made by the Subsidiary Guarantors
(including Subsidiary Guarantors that become parties thereto after the
Restatement Effective Date) in favor of the Senior Collateral Agents for the benefit of the Senior Secured Parties, as such agreement may be amended, supplemented or otherwise modified from time to time.

     "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

     "Subsidiary Guarantor" means each Subsidiary that is party to any Second
Priority Collateral Document.

     "Subsidiary Loan Party" means each Subsidiary that is party to any Senior
Collateral Document.

     "Triggering Event" shall have the meaning assigned to such term in the
Collateral Trust and Intercreditor Agreement.

     "12.5% Note Exchange Agreement" means the Note Exchange Agreement entered into as of June 27, 2001, by and among Rite Aid and the entities listed on
Schedule I to the agreement relating to the issuance of the Exchange Notes in exchange for $152,025,000 principal amount of Rite Aid's 10.5% Senior Secured
Notes due 2002.

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     "12.5% Note Indenture" means the Indenture dated as of June 27, 2001, among
Rite Aid, the Subsidiary Guarantors and U.S. Bank and Trust, as trustee, relating to the 12.5% Notes.

     "12.5% Note Registration Rights Agreement" means the Exchange and
Registration Rights Agreement, dated as of June 27, 2001, among Rite Aid, each of the Subsidiary Guarantors and the Holders from time to time as provided therein.

     "12.5% Notes" means the 12.5% Senior Secured Notes due 2006 of Rite Aid issued on the Effective Date pursuant to the 12.5% Note Indenture.

     "Uniform Commercial Code" or "UCC" means, unless otherwise specified, the
Uniform Commercial Code as from time to time in effect in the State of New York.

     "Unsecured Note Indenture" means the Indenture dated as of June 27, 2001, between Rite Aid and BNY Midwest Trust Company, as trustee, relating to the
11.25% Senior Notes.